Exhibit 10.5

COTY INC.

LEASE

for 4th & 5th Floors

of

ONE PARK AVENUE

October 29, 1999

Documents and Information Required			Responsible Party	Executed by

I.	Lease		SEPS	Landlord/Tenant

II.	Schedules to Lease

	Schedule A:	Premises	SEPS	N/A

	Schedule B:	Rules & Regulations	SEPS	N/A

	Schedule C:	Contractor List	ESG	N/A

	Schedule D:	Landlord’s Work	SEPS	N/A

	Schedule E:	HVAC Specifications	SEPS	N/A

	Schedule F:	Cleaning Specifications	SEPS	N/A

	Schedule G-1:	ARE One Park Avenue,	SEPS	Landlord/Tenant/Lender
LLC SNDAs for Fee and
Leasehold Mortgages and
Ground Lease

	Schedule G-2:	CDC SNDA	SEPS	N/A

	Schedule H:	Construction Procedures	SEPS	N/A

	Schedule I:	Plaque Specifications	ESG	N/A

III.	Additional Documents

	J. Confidentiality Agreement		Tenant	Landlord/Tenant

	K. ACP-5		SEPS	N/A

	L. Letter re: Security Agreement		SEPS	Landlord/Tenant

LEASE
One Park Avenue
4th and 5th Floors

Coty Inc. and One Park Avenue Tenant LLC

Tenant:	COTY INC. (“Tenant”)
1325 Avenue of the Americas – 34th Floor
New York, New York 10019
	Attention:	Markus Hopmann
	Telephone:	212-479-4300

Tenant’s Counsel:	DAVIS POLK & WARDWELL (“DPW”)
450 Lexington Avenue
New York, New York 10017
	Attention:	Thomas Patrick Dore, Jr. Esq.
Christine K. Nichols, Esq.
	Telephone:	PD: 212-450-4136
CN: 212-450-6109
	Facsimile:	212-450-5738

Landlord:	ONE PARK AVENUE TENANT LLC (“Landlord”)
335 Madison Avenue
New York, New York 10285
	Attention:	Mark Teitelbaum
Michael Gargano
	Telephone:	MT: 212-850-7558
MG: 212-850-7536
	Facsimile:	212-681-6096

Landlord’s Counsel:	SQUARDRON ELLENOFF PLESENT & SHEINFELD (“SEPS”)
551 Fifth Avenue
New York, New York 10176
	Attention:	Alan Katz, Esq.
Laura Suesser, Esq.
	Telephone:	AK: 212-476-8355
LS: 212-476-8202
	Facsimile:	212-697-6686

Broker:	INSIGNIA/ESG (“ESG”)
200 Park Avenue
New York, New York 10166
	Attention:	Craig Reicher
Richard Bernstein
	Telephone:	CR: 212-984-8281
RB: 212-984-8215
	Facsimile:	212-984-8040

AGREEMENT OF LEASE

between

ONE PARK AVENUE TENANT LLC

Landlord

and

COTY INC.

Tenant

FOURTH AND FIFTH FLOORS
One Park Avenue
New York, New York

Squadron, Ellenoff, Plesent & Sheinfeld, LLP
551 Fifth Avenue
New York, New York 10176

TABLE OF CONTENTS

Page

Article 1
Demise, Premises, Term, Rent	- 2 -

Article 2
Use and Occupancy	- 4 -

Article 3
Alterations	- 7 -

Article 4
Repairs-Floor Load	-14 -

Article 5
Window Cleaning	- 16 -

Article 6
Requirements of Law	-16 -

Article 7
Subordination	- 17 -

Article 8
Rules and Regulations	- 20 -

Article 9
Insurance; Property Loss or Damage; Reimbursement	- 21 -

Article 10
Destruction-Fire or Other Cause	- 23 -

Article 11
Eminent Domain	- 26 -

Article 12
Assignment, Subletting, Mortgage, Etc.	- 28 -

Article 13
Electricity	- 40 -

Article 14
Access to Premises	- 43 -

Article 15
Certificate of Occupancy	- 45 -

I - 1

Article 16
Conditions of Limitation	- 46 -

Article 17
Remedies and Damages	- 51 -

Article 18
Fees and Expenses	- 54 -

Article 19
No Representations by Landlord; Delivery of Premises	- 54 -

Article 20
End of Term	- 55 -

Article 21
Quiet Enjoyment	- 56 -

Article 22
Possession	- 56 -

Article 23
No Waiver	- 56 -

Article 24
Affirmative Waivers	- 57 -

Article 25
Inability to Perform	- 57 -

Article 26
Bills and Notices	- 58 -

Article 27
Escalation	- 59 -

Article 28
Services	- 67 -

Article 29
Partnership Tenant	- 71 -

Article 30
Vault Space	- 72 -

Article 31
Security Deposit	- 72 -

Article 32
Captions	- 75 -

Article 33
Parties Bound	- 75 -

Article 34
Broker	- 75 -

Article 35
Indemnity	- 75 -

Article 36
Adjacent Excavation-shoring	- 77 -

Article 37
Miscellaneous	- 77 -

Article 38
Rent Control	- 81 -

Article 39
Landlord’s Right to Perform Tenant’s Obligations	- 82 -

Article 40
Building Directory	- 82 -

Article 41
Landlord’s Contribution	- 82 -

Article 43
Right of First Offer	- 90 -

Article 44
Option Space	- 92 -

Appendix to Lease
Definitions	-i-

Schedule A

Premises	A – 1

Schedule B

Rules and Regulations	B – 1

Schedule C

Contractor List	C – 1

Schedule D

Landlord’s Work	D - 1

Schedule E

HVAC Specifications	E – 1

Schedule F

Cleaning Specifications	F – 1

Schedule G-1

Subordination, Non-Disturbance and Attornment Agreement	G – 1

Schedule G-2

Subordination, Non-disturbance and Attornment Agreement	G – 2

Schedule H

Construction Procedures	H – 1

Schedule I

Plaque Specifications	I - 1

          AGREEMENT OF LEASE, made as of the 29th day of October, 1999, between Landlord and Tenant.

W I T N E S S T H :

          The parties hereto, for themselves, their legal representatives, successors and permitted assigns, hereby covenant and agree as follows:

          Except as otherwise provided, capitalized terms herein shall have the meaning set forth in the Appendix to Lease attached hereto and made a part hereof.

ARTICLE 1
DEMISE, PREMISES, TERM, RENT

          Section 1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises, upon and subject to the terms, covenants, provisions and conditions of this Lease, for the Term to commence on the Commencement Date and to end on the Expiration Date.

          Section 1.2 The Premises shall be leased at an annual rent (the “Fixed Rent”) equal to:

          (A) for the period commencing on the Commencement Date (but subject to the terms and conditions of Section 1.3(B)) and ending on the day prior to the second (2nd) anniversary of the Rent Commencement Date, Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000) per annum, payable in twelve equal monthly installments of Two Hundred Ninety One Thousand Six Hundred Sixty-Six and 66/00 Dollars ($291,666.66).

          (B) for the period commencing on the second (2nd) anniversary of the Rent Commencement Date and ending on the day prior to the fifth (5th) anniversary of the Rent Commencement Date, Three Million Six Hundred Thousand and 00/100 Dollars ($3,600,000) per annum, payable in twelve equal monthly installments of Three Hundred Thousand and 00/100 Dollars ($300,000.00).

          (C) for the period commencing on the fifth (5th) anniversary of the Rent Commencement Date and ending on the day prior to the seventh (7th) anniversary of the Rent Commencement Date, Three Million Eight Hundred Thousand and 00/100 Dollars ($3,800,000) per annum, payable in twelve equal monthly installments of Three Hundred Sixteen Thousand Six Hundred Sixty-Six and 66/100 Dollars ($316,666.66).

          (D) for the period commencing on the seventh (7th) anniversary of the Rent Commencement Date and ending on the day prior to the tenth (10th) anniversary of the Rent Commencement Date, Three Million Nine Hundred Thousand and 00/100 Dollars ($3,900,000) per annum, payable in twelve equal monthly installments of Three Hundred Twenty-Five Thousand and 00/100 Dollars ($325,000.00).

          (E) for the period commencing on the tenth (10th) anniversary of the Rent Commencement Date and ending on the Fixed Expiration Date, Four Million and 00/100 Dollars ($4,000,000) per annum, payable in twelve equal monthly installments of Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($333,333.33).

          Section 1.3 (A) Tenant shall pay the aforesaid Fixed Rent in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance as aforesaid, on the first (1st) day of each calendar month during the Term commencing on the Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate. Tenant covenants and agrees to pay all Fixed Rent, Escalation Rent and Additional Rent in accordance with the terms of this Lease. Tenant shall pay all such Fixed Rent, Escalation Rent and Additional Rent promptly when due, without notice or demand therefor and without any set-off, offset, credit, abatement or deduction of any kind whatsoever. Fixed Rent and Escalation Rent shall be payable when due either by (x) wire transfer of funds to an account designated from time to time by Landlord or (y) a check drawn on a bank which is a member of the New York Clearing House Association or a successor thereto delivered to Landlord’s office as aforesaid.

          (B) Notwithstanding the foregoing provisions of this Lease, provided no Event of Default shall have occurred and be continuing under this Lease, the Fixed Rent due and payable pursuant to Section 1.2 hereof shall be abated for the eight month period (the “Abatement Period”) beginning on the Commencement Date and ending on the day immediately before the date which is eight months after the Commencement Date, but there shall be no other abatements of Rental during the Term except as in this Lease specifically provided. The date immediately following the expiration of the Abatement Period is herein called the “Rent Commencement Date.”

          Section 1.4 No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent, Escalation Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

          Section 1.5 If any of the Fixed Rent, Escalation Rent or Additional Rent due and payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a Governmental Authority, Tenant shall enter into such agreement (s) and take such other steps (without additional material expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible

(but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent, Escalation Rent and/or Additional Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent, Escalation Rent and/or Additional Rent which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the Fixed Rent, Escalation Rent and/or Additional Rent paid by Tenant, or received by Landlord with respect to the Premises, during the period such legal rent restriction was in effect.

          Section 1.6 Escalation Rent and all other Additional Rent of every kind shall be paid at the times and in the manner set forth in this Lease and shall be deemed to be rent, and Tenant’s failure to pay same shall be considered a failure to pay rent hereunder, and Landlord shall be entitled to all rights and remedies provided herein or by law or in equity in connection therewith. Any Rent or damages payable under this Lease and not paid when due shall bear interest at the Applicable Rate from the due date until paid, and the interest shall be deemed Additional Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Except as otherwise specified in this Lease, all Additional Rent shall be due and payable by Tenant within thirty (30) days after Landlord has rendered its bill therefor.

ARTICLE 2
USE AND OCCUPANCY

          Section 2.1 (A) Tenant shall use and occupy the Premises for executive, administrative and general offices and for other ancillary legal office uses related to Tenant’s business activities which do not violate the certificate of occupancy for the Building or any Requirement of Law and are consistent with other office buildings of similar type and character, and for no other purpose, and which ancillary uses shall include (1) showrooms for product demonstrations; (2) one or more Dwyer Units for the exclusive use of Tenant; (3) the sale, by vending machines, exclusively to Tenant and its guests (but not to other persons) of soft drinks, food, candy and cigarettes; (4) facilities for photographic, multilith and multigraph reproductions and offset, laser or other types of printing in connection with the business of Tenant and Tenant’s marketing efforts, including the production of reproduced and printed material for or on behalf of Tenant and its customers, provided such activities do not cause any excessive noise or noxious smells in the Premises or the Building or otherwise cause a nuisance to or interfere with the occupancy of other tenants or occupants in the Building; (5) data processing and word processing in connection with the business of Tenant, including data and word processing for or on behalf of Tenant and any of its customers as set forth herein; (6) video display and/or screening and/or media rooms exclusively for the use of Tenant and its customers, provided that this clause (6) shall not be deemed to permit an auditorium or other assembly space which would require the issuance of a public assembly or other permit (unless Tenant pays any and all costs in connection with obtaining such permit); (7)

conference rooms; (8) classrooms for training and/or presentations exclusively for the use of Tenant and its customers; (9) executive placement services and travel agency activities, in each case provided exclusively for Tenant and its customers; (10) a medical and/or nurse’s office, in each case provided exclusively for Tenant; and (11) lavatories, sink rooms and shower services, in each case provided exclusively for the use of Tenant and its customers. In addition to the requirements for ancillary uses set forth above, with respect to each Dwyer Unit, Tenant shall (i) cause all food preparation areas to be properly ventilated so that no odor shall emanate from the Premises to any other portion of the Building, (ii) bag all wet garbage and place the same in containers that prevent the escape of odor, (iii) have adequate drainage and exhaust systems which shall extend and vent to the exterior of the Building pursuant to plans and specifications acceptable to Landlord, (iv) keep and maintain each Dwyer Unit in a clean and sanitary condition, free of vermin and refuse, and contract directly with the cleaning company servicing the Building for the removal of all refuse and garbage occasioned thereby and (v) at Landlord’s option, have one or more water meters installed, at Tenant’s expense, to measure Tenant’s use of water in the Dwyer Unit. The foregoing shall not be construed to permit Tenant to use any Dwyer Unit for purposes of operating a restaurant or otherwise dispensing food to the general public. All of the provisions of this Lease shall be applicable to the installation, maintenance and operation of the Dwyer Units.

          (B) As a further clarification of the provisions of Section 2.1 (A), Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used (1) except as specifically provided in Section 2.1 (A)(4), for the business of photographic, multilith or multigraph reproductions or offset printing; (2) for a banking, trust company, depository, guarantee or safe deposit business (other than a cashier’s window provided exclusively for Tenant’s employees); (3) as a savings bank, a savings and loan association, or as a loan company; (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission; (5) as a stockbroker’s or dealer’s office or for the underwriting or sale of securities; (6) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing; (7) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for the consumption by Tenant’s officers, employees and business guests; (8) as an employment agency, executive search firm or similar enterprise, labor union, travel agency, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises for the conduct of Tenant’s business); (9) as a barber shop or beauty salon; (10) as a physician’s office or dentist’s office or any other medical use; (11) as a drug rehabilitation clinic; (12) as an off-track betting or other betting establishment; (13) any charitable, religious, union or other not-for-profit organization or any tax exempt entity within the meaning of Section 168(h)(2) of the Internal Revenue Code of 1986, as amended; (14) the conduct of obscene, pornographic or similar or dissimilar disreputable activities or for any unlawful use or for any dangerous or noxious trade or business; or (15) for any purpose which would require a “special permit” as such term is defined in the Zoning Regulation of the City of New York, as the same may be amended from time to time.

          Section 2.2 Tenant shall, at its sole cost and expense, obtain and maintain all necessary licenses and permits from Governmental Authorities for the operation of its business in the Premises and shall at all times fully comply with their terms and provisions, but nothing contained herein shall make the issuance of any such permit or license a precondition to the effectiveness of this Lease. Additionally, should Alterations or Tenant’s use of the Premises require any modification or amendment of any certificate of occupancy for the Building (including such modification of the certificate of occupancy for the Building as may be necessary for Tenant to occupy the Premises), Tenant shall, at its expense, take all actions necessary in order to enable Landlord to procure any such modification or amendment and shall reimburse Landlord (as Additional Rent) for all costs and expenses Landlord incurs in connection with said modifications or amendments. The foregoing provisions are not intended to be deemed Landlord’s consent to any Alterations or to a use of the Premises not otherwise permitted hereunder nor to require Landlord to consent to any work requiring such modifications or amendments of any certificate of occupancy, or to effect such modifications or amendments of any certificate of occupancy.

          Section 2.3 Tenant and its agents, employees, invitees and contractors shall not use, handle, manufacture, store or dispose of any Hazardous Materials on, under or about the Premises (except cleaning fluids of a type customarily used by tenants occupying space comparable to the Premises and used by Tenant for purposes of cleaning and maintaining the Premises (“Permitted Materials”), which Permitted Materials shall be used, handled, stored and disposed of in accordance with all Requirements of Law and otherwise in a safe manner). If Landlord believes that the Premises have become contaminated with any Hazardous Materials, Landlord, in addition to its other rights under this Lease, may, upon reasonable notice, enter upon the Premises and obtain samples from the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises have become so contaminated and Tenant shall reimburse Landlord for the cost of such inspection, sampling and analysis. Tenant shall also reimburse Landlord for the costs of such inspection, sampling and analysis conducted in other portions of the Building if Hazardous Materials are present therein due to Tenant’s or its agents’, employees’, invitees’ or contractors’ acts or negligent or wrongful omissions. If Landlord reasonably determines that the Premises or the Building are so contaminated, then, upon Landlord’s request, Tenant shall, at its sole cost and expense, immediately remove such Hazardous Materials in compliance with all Requirements of Law and to the reasonable satisfaction of Landlord. Notwithstanding the foregoing provisions of this Section 2.3, Tenant shall have the right to use and store perfume, fragrances and other cosmetic samples on the Premises in connection with Tenant’s business, provided, that (i) such products shall not be Hazardous Materials as defined under this Lease, other than being more flammable than ordinary office products, (ii) Tenant shall use and store such products in properly ventilated areas so that no odor shall emanate from the Premises to any other portion of the Building and (iii) Tenant shall dispose of all refuse with respect to such products in containers that prevent the escape of odor.

          Section 2.4 Notwithstanding anything in this Lease to the contrary, Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or any

Requirement of Law or for any unlawful purposes or in any unlawful manner or in violation of any certificate of occupancy for the Building or the Premises, and Tenant shall not permit the Premises or any part thereof to be used in any manner or anything to be done, brought into or kept therein which, (i) in Landlord’s sole determination, shall impair or interfere with (x) the exterior appearance of the Building or the Premises, or (y) any of the Building Systems, the Basic Construction of the Building or the proper and economic cleaning or other servicing of the Building or the Premises or (z) the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building, or (ii) in Landlord’s reasonable determination, impair or interfere with the character or reputation of the Building as a first class office Building. Tenant shall not use or permit the use of the Premises in any way which in the reasonable determination of Landlord would create a nuisance, public or private, or which might cause injury to the Building or the Premises or any Building Systems or to any person or property, or which would discharge fumes, vapors or odors outside the Premises.

ARTICLE 3
ALTERATIONS

          Section 3.1 (A) Tenant shall not make any Alterations of any kind without Landlord’s prior consent. Landlord agrees not to unreasonably withhold or delay its consent to any proposed nonstructural Alterations, provided and on condition that such Alterations, in Landlord’s reasonable determination (i) do not affect any part of the Building, (including, but not limited to, the Building Systems, Basic Construction of the Building and the exterior of the Building) other than the Premises, (ii) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, (iii) do not reduce the value or utility of the Building, (iv) do not affect any certificate of occupancy for the Building or the Premises, (v) do not impair or adversely affect the character or reputation of the Building and (vi) are in conformance with commercially accepted standards applicable to other buildings of similar type and character in the Borough of Manhattan. Tenant may make Decorative Alterations and Minor HVAC Alterations in and to the Premises without the consent of Landlord provided that Tenant delivers notice thereof to Landlord at least five (5) days prior to the commencement thereof, including plans and specifications, if any, or reasonably detailed proposals of Tenant’s contractor which shall contain substantially complete information and, if available, dimensions, with respect to such Decorative Alterations and Minor HVAC Alterations, and if Tenant shall otherwise conform to the requirements of this Article 3, including without limitation the insurance requirements under Section 3.1 (B).

          (B) (1) Prior to making any Alterations, including without limitation the Initial Alterations, Tenant shall (i) at least thirty (30) days prior to making any of same, submit to Landlord detailed plans and specifications (including without limitation layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, which, in the case of nonstructural Alterations meeting the criteria set forth in Section 3.1 (A), shall not be unreasonably withheld or delayed, (ii) at Tenant’s expense, obtain all permits, approvals and certificates required by any Governmental Authority and furnish copies thereof to Landlord promptly after obtaining same, and (iii) furnish to Landlord duplicate original policies or certificates thereof of worker’s compensation (covering all persons to be employed by Tenant and Tenant’s contractors in connection with such Alterations), employer’s liability coverage including bodily injury caused by disease with limits of not less than $250,000 per employee (or such greater amount as shall be designated by Landlord), commercial public liability insurance (including property damage coverage and broad form contractual coverage and personal injury) with a combined single limit per occurrence of not less than $5,000,000 (which amount shall be increased in the same manner as the $5,000,000 amount is increased pursuant to Section 9.2), and Builder’s Risk Insurance on an “all risk” basis for full replacement value, in such form, with such companies and for such periods as Landlord may approve, in its reasonable discretion, naming Landlord and its agents, the other Indemnitees, any Lessor and any Mortgagee, as additional insureds; such policies to be primary in coverage to the full extent thereof without contribution from any insurance which may be carried by Landlord or its agents or any of the other Indemnitees. All such policies (and certificates) shall indicate that they may not be canceled without at least thirty (30) days prior written notice of cancellation to Landlord, Agent, any Lessor and any Mortgagee. Promptly following completion of such Alterations, Tenant, at Tenant’s sole expense, shall obtain certificates of final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof. All Alterations shall be made and performed in a good and workmanlike manner strictly in accordance with the plans and specifications therefor as approved by Landlord, all Requirements of Law and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be new and of first quality and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. In addition, no Alterations (with the exception of the Initial Alterations) at a cost for labor and materials (as reasonably estimated by Landlord’s architect, engineer or contractor) in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) either individually or in the aggregate with any other Alterations constructed in any twelve (12) month period, but specifically excluding costs for labor and materials regarding Decorative Alterations, shall be undertaken prior to Tenant’s delivering to Landlord (i) a performance and payment bond (issued by a surety company and in form satisfactory to Landlord in its reasonable discretion), in an amount equal to One Hundred Twenty Five Percent (125%) of such estimated cost, or (ii) such other security as shall be satisfactory to Landlord in its reasonable discretion. Notwithstanding the foregoing, Landlord shall not require a payment and performance bond or other security with respect to any Alterations to be performed by Tenant with respect to any Extension Space, Option Space, or Offering Space, provided, that, at the time of the commencement of such Alterations, Tenant shall have met the Financial Requirements.

          (2) Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information, and, to the extent any Alterations require a modification of any certificate of occupancy for the Building, to condition its approval of any such Alterations on (i) Landlord having the right to cause all or any portion of the applications to be filed with the New York City Building Department or any other Governmental Authority having jurisdiction with respect to such Alterations, at Tenant’s sole cost and expense, by persons having experience in such filings designated by Landlord, with Tenant’s approval, not to be unreasonably withheld or delayed and (ii) Landlord having the right to perform, at Tenant’s sole cost and expense, all work required to be performed outside of the Premises in order to comply with the requirements of the New York City Building Department and any other Governmental Authority having jurisdiction to obtain such modified certificate of occupancy. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to adequacy, correctness or efficiency thereof or otherwise.

          (C) Notwithstanding anything to the contrary contained in this Lease, with respect to the Initial Alterations, Landlord, within ten (10) Business Days following Landlord’s receipt of the plans and specifications therefor as required under Section 3.1 (B)(1), shall approve, disapprove or otherwise act with respect to such plans and specifications as provided under Section 3.1 (B)(2). If Landlord rejects the plans and specifications for the Initial Alterations, in whole or in part, Landlord shall specify in reasonable detail the changes that will be required in such plans and specifications for the Initial Alterations in order to obtain Landlord’s approval. Landlord shall approve, disapprove or otherwise act with respect to any resubmissions of such plans and specifications for the Initial Alterations within five (5) Business Days after receipt by Landlord. If Landlord shall fail to approve, disapprove or otherwise respond as contemplated under Section 3.1 (B)(2) with respect to Tenant’s plans and specifications within the ten (10) Business Day time period set forth above, or within the five (5) Business Day time period for resubmissions set forth above, Landlord shall be deemed to have approved such plans and specifications or resubmissions, as applicable, provided Landlord fails to approve, disapprove or otherwise respond as contemplated under Section 3.1 (B)(2) within two (2) Business Days after receipt of an additional written notice from Tenant to Landlord that requests approval of such plans and specifications and specifically refers to the provisions of this Section 3.1 (C) and states that such consent will be deemed given upon Landlord’s failure to respond within such two (2) Business Day period.

          (D) Tenant shall be permitted to perform Alterations during the hours of 8:00 A.M. to 6:00 P.M. on Business Days, and during such other hours as Landlord shall approve, and provided that in all events such work shall not, in Landlord’s reasonable discretion, materially interfere with or interrupt the operation and maintenance of the Building or materially interfere with or interrupt the use and occupancy of the Building by other tenants of the Building. All Alterations in and to the Premises which may be made by Tenant and which are of a permanent nature and cannot be removed without damage to the Premises or the Building shall become and be the property of Landlord upon the Expiration Date and shall be surrendered to Landlord with the Premises as a part thereof. All Tenant’s Property installed by Tenant or its equipment lessors, subtenants, concessionaires or licensees shall remain the property of Tenant and such lessors, subtenants, concessionaires and licensees, as the case may be, and, upon the Expiration Date or at any time during the Term, but subject to the rights of equipment lessors and lienors under Section 3.7, may be removed from the Premises by Tenant at Tenant’s option (with the exception of raised flooring and supplemental air-conditioning-related ductwork distribution and condenser water piping which, at Landlord’s election, shall remain upon the Premises and become the property of Landlord upon the expiration or sooner termination of the Term), except that all of Tenant’s Property which constitutes movable personal property shall in all events be so removed. Tenant shall repair and restore in a good and workmanlike manner any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, Landlord, upon notice given at least thirty (30) days prior to the Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the expiration of the Term, may require Tenant to remove any Alterations or Tenant’s Property, and to repair and restore in a good and workmanlike manner any damage to the Premises or the Building caused by such removal to the condition the Premises would have been in immediately prior to such removal had they been designed and constructed initially without having to accommodate or include such portion of Tenant’s Property or Tenant’s Alterations being so removed. In such event, Tenant shall prior to the Expiration Date, at Tenant’s expense, remove all such Alterations or Tenant’s Property from the Premises and make all such repairs as required by Landlord. Notwithstanding the foregoing, at the time of the request for Landlord’s consent to the Initial Alterations or any other Alterations, Tenant may make written request to Landlord that any or all of such Alterations for which consent is sought not be required to be removed prior to the Expiration Date, which written request shall specifically refer to the provisions of this Section 3.1(D), and Landlord shall advise Tenant at the time that such consent is given whether any such Alterations must be removed prior to the Commencement Date in connection with its approval of the plans and specifications therefor. If Landlord shall fail to so indicate in writing at or prior to the time of its approval or deemed approval of the plans and specifications therefor, Landlord shall be deemed to have approved such request and Tenant shall not be required to remove such Alterations, provided Landlord fails to approve or disapprove such request within two Business Days after receipt of an additional written notice from Tenant to Landlord that requests approval of such request, specifically refers to this Section 3.1(D) and states that such consent will be deemed given upon Landlord’s failure to respond within such two (2) Business Day period.

          (E) (1) All Alterations shall be performed by contractors, subcontractors or mechanics approved by Landlord. Tenant has submitted a list (the “Contractor List”) to Landlord (containing at least three (3) contractors, subcontractors, or mechanics), the current version of which is attached hereto as Schedule C. If Tenant engages any contractor set forth on the Contractor List, Tenant shall not be required to obtain Landlord’s consent for such contractor unless, prior to entering into a contract with such contractor or the commencement of work by such contractor, Landlord shall notify Tenant that such contractor has been removed from such list. Such Alterations shall also be performed under the supervision of an architect and, if applicable, engineer, approved by Landlord, and at Tenant’s sole cost and expense. Without limiting Landlord’s approval right as aforesaid, any such architect and engineer shall have at least ten (10) years experience in providing such services to commercial buildings located in the Borough of Manhattan. Tenant may prior or simultaneously with the execution of this Lease with respect to Initial Alterations, and as part of its submission of plans and specifications as provided in Section 3.1 (B)(1) with respect to future Alterations, propose additional contractors, subcontractors and mechanics to be added to the Contractor List, subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed.

                    (2) Notwithstanding the provisions of Section 3.1(B)(1), with respect to any Alterations affecting the Class E System, Tenant shall be required to engage Landlord’s Class E Contractor.

                    (3) Tenant covenants and agrees to pay any contractor it engages the cost of the work being performed by such contractor in stages as the work progresses subject only to customary retentions and amounts being disputed in good faith. In the event of any such dispute, Tenant shall furnish Landlord with all information relating thereto as Landlord may reasonably request.

          (F) Tenant shall not, at any time prior to or during the Term, directly or indirectly, employ, or permit the employment of, any contractor, mechanic or laborer in the Premises (whether or not Landlord’s approval is required or granted with respect to such person), whether in connection with any Alterations or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the Building. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

          (G) During the progress of any Alterations, Landlord reserves the right to inspect all work being performed in connection therewith, and Tenant agrees that Landlord and its representatives shall be permitted access and an opportunity to inspect such work at all reasonable times and upon reasonable notice, but this provision shall in no event be deemed to impose an obligation on Landlord to so inspect such work.

          (H) Subject to the requirements of this Article 3 (other than the approval requirement under Section 3.1(A) and Section 3.1(B)), Landlord hereby approves Tenant’s construction of an internal stairway between the fourth (4th) and fifth (5th) floors of the Premises as part of the Initial Alterations in any of the proposed locations designated on the floor plan set forth in Schedule A.

          Section 3.2 Tenant shall reimburse Landlord, as Additional Rent for the reasonable out-of-pocket costs incurred by Landlord in connection with such Alterations including, without limitation, the costs incurred by Landlord in reviewing the plans and specifications and inspecting the work. In addition, Tenant shall pay any reasonable fee charged by any Lessor or Mortgagee in reviewing the plans and specifications of such Alterations or inspecting the progress of completion of the same.

          Section 3.3 (A) Promptly following the Commencement Date, but without relieving Tenant of the other obligations in this Lease with which it must comply with respect to the Initial Alterations, Tenant shall commence and with all due diligence perform and complete the Initial Alterations. The Initial Alterations shall be performed at Tenant’s sole cost and expense.

          (B) Within thirty (30) days after completion of any Alterations, Tenant shall deliver to Landlord general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Alterations and the materials furnished in connection therewith, and a certificate from Tenant’s independent architect certifying that (i) the Alterations have been completed substantially in accordance with the final plans and specifications therefor, as approved by Landlord and (ii) all contractors, subcontractors and materialmen have been paid for the Alterations and materials furnished through such date.

          Section 3.4 All persons employed and materials used in connection with Alterations shall be delivered to the Premises, and all debris and refuse which is generated in connection with such Alterations shall be removed from the Premises, through such elevator(s) as may be designated by Landlord from time to time (the “Tenant Work Elevator”).

          Section 3.5 In connection with Alterations and any repairs of any kind or nature, Tenant shall, at its sole cost and expense, strictly comply with all Requirements of Law and all Construction Procedures. Landlord shall have the right at all reasonable times, to monitor the subject work for compliance with such Requirements of Law and Construction Procedures. If Landlord determines that any of such Requirements of Law or Construction Procedures are not being strictly complied with, Landlord may immediately require by notice to Tenant the cessation of all work being performed in or around the Premises until such time as Landlord is satisfied in its reasonable discretion that such Requirements of Law or Construction Procedures will be observed. Landlord’s monitoring of any work in or around the Premises shall not be deemed to be an assumption of any obligation with respect to such work nor a certification by Landlord of compliance with any applicable Requirements of Law or Construction Procedures.

          Section 3.6 Any mechanic’s lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within twenty (20) days after Tenant shall have received notice thereof, at Tenant’s sole expense, by payment or filing the bond required by law. In addition, Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Department of Buildings of the City of New York or any other Governmental Authority. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic’s and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, and against all costs, expenses and liabilities including without limitation attorney’s fees and disbursements, incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. If Tenant shall fail to cause such lien to be discharged of record or bonded within the period aforesaid, and if as a result of the filing of such lien, Landlord shall have received a notice of default from any Lessor or Mortgagee, Landlord may, but shall not be obligated to, discharge the same of record in any manner permitted by law. Any amount so paid by Landlord, including all costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord in connection therewith, together with interest thereon at the Applicable Rate, from the date Landlord made such payment or incurred such cost, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

          Section 3.7 Tenant will promptly upon the completion of an Alteration deliver to Landlord “as-built” drawings of any Alterations (with the exception of any Decorative Alterations and Minor HVAC Alterations) Tenant has performed or caused to be performed in the Premises.

          Section 3.8 In connection with the removal of any Tenant’s Property, Tenant shall give Landlord five (5) Business Days’ prior notice of any severance of connections to any of the Building Systems which may reasonably be expected to adversely affect the operation thereof. At or before the Expiration Date, Tenant, at it expense, shall remove from the Premises all of Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain at Tenant’s request, which properly shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property. Any other items of Tenant’s Property which shall remain in the Premises after the Expiration Date may, at the sole option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, at Tenant’s sole expense, without accountability, in such manner as Landlord shall determine. Notwithstanding the foregoing, Tenant shall have the right to remove (in which event it shall have the obligation to restore the Premises to its prior condition, reasonable wear and tear and damage by casualty excepted) or abandon at the end of the Term, in Tenant’s discretion, all supplemental HVAC equipment paid for by Tenant.

          Section 3.9 Landlord shall provide to Tenant telephone closets or shaft space in the core of the Building at the location described in the Telecommunications Pathways Specifications for One Park Avenue prepared by Atkinson, Koven, Feinberg Engineers, LLP, dated August 19, 1999, for the installation of two (2) empty conduits with a diameter of four (4”) inches each for communication risers from the street service entrance, as well as interconnection between the floors on which the Premises are located. All risers, wiring and other installations in such telephone closets or shaft space shall be subject to Landlord’s consent as provided in this Article 3. Without limitation of the generality of the foregoing, no such installations shall interfere with or otherwise impair the functioning of any other risers, facilities or installations of Landlord or of any other tenant.

ARTICLE 4
REPAIRS-FLOOR LOAD

          Section 4.1 Tenant, at Tenant’s sole expense, shall maintain and take good care of the Independent Systems, the Premises and the fixtures, equipment and appurtenances in the Premises and make all repairs and replacements thereto as and when needed to preserve them in good working order and condition, except for (a) reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 10 and 11 and (b) structural repairs to the Basic Construction of the Building (for which Landlord shall be responsible except as hereinafter provided). Tenant shall keep all interior glass, including, without limitation, windows, doors and skylights, clean and in good condition and repair, and Tenant shall, immediately replace any interior glass that may be damaged with glass of substantially the same kind and quality. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, windows, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of, or Alterations made by, Tenant or Tenant’s agents, employees, invitees or licensees, shall be repaired at Tenant’s sole expense by Tenant to the satisfaction of Landlord in its reasonable discretion (if the required repairs are within the Premises and do not affect the Basic Construction of the Building), or by Landlord (if the required repairs are outside the Premises and do not affect the Basic Construction of the Building). Tenant shall also repair all damage to the Building and the Premises caused by the moving of Tenant’s Property. All the aforesaid repairs shall be of the same quality and class as similar buildings in the Borough of Manhattan and shall be made in accordance with the provisions of Article 3. If Tenant fails after thirty (30) days notice (or such shorter period as may be required due to an emergency or as Landlord may be limited to pursuant to any Superior Lease or Mortgage) to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate for the period commencing on the date Landlord actually incurs such expenditures and ending on the date of payment by Tenant, shall be paid to Landlord as Additional Rent after rendition of a bill or statement therefor. Tenant shall give Landlord immediate notice of any defective condition in any Building System located in, servicing or passing through the Premises.

          Section 4.2 Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by applicable Requirements of Law. Tenant shall not move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or bulky or heavy fixtures into or out of the Building without Landlord’s prior written consent in each instance, which consent shall not unreasonably be withheld, and shall pay to Landlord all costs incurred by Landlord in connection therewith. All work in connection therewith shall comply with all applicable Requirements of Law and the Rules and Regulations, and shall be done during such hours as Landlord may designate in its reasonable determination. Business machines and mechanical equipment shall be placed and maintained by Tenant at

Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance to other tenants of the Building. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, ·appurtenances or equipment thereof.

          Section 4.3 Landlord shall use its reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in making any repairs, alterations, additions or improvements (including any of same made pursuant to Section 28.7); provided, however, that Landlord shall have no obligation to employ contractors or labor at so called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. The parties acknowledge and agree that, in connection with any such repair, alteration, addition or improvement to the Real Property, a so-called “sidewalk bridge” may be erected by Landlord from time to time and the erection and maintenance of same shall not constitute a breach of Landlord’s obligations hereunder.

          Section 4.4 Notwithstanding any other provisions of this Lease, if Landlord’s failure to perform any repairs required to be performed by Landlord under this Article 4 or under Section 14(A)(i) or Landlord’s failure to provide any services required to be provided by Landlord under Article 28, renders any material portion of the Premises untenantable for a period of twenty (20) consecutive Business Days after Tenant has given Landlord written notice of such untenantability, and if such untenantability continues after the end of said twenty (20) consecutive Business Day period, and such untenantability does not otherwise result from Unavoidable Delays or the negligence or willful misconduct by Tenant, or its agents, employees, contractors or invitees, then provided that Tenant shall not have continued to use the Premises or such portion thereof for the conduct of its business during said period, the Fixed Rent, Escalation Rent and all other Additional Rent payable hereunder shall be abated (proportionately based upon the portion of the Premises rendered untenantable) for the period commencing on the twenty-first (21st) consecutive Business Day of such untenantability after Landlord’s receipt of such notice of untenantability and shall continue only until the Premises or such portion thereof shall become tenantable again regardless of any delay by Tenant in resuming the operation of its business. For purposes of this Section 4.4, the term “material portion” shall mean 10,000 or more rentable square feet of the Premises.

ARTICLE 5
WINDOW CLEANING

          Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law, or any other Requirements of Law.

ARTICLE 6
REQUIREMENTS OF LAW

          Section 6.1 Tenant, at Tenant’s sole cost and expense, shall comply with any and all Requirements of Law applicable to the Premises and the use and occupancy of the Premises by Tenant, including, without limitation, the making of Alterations therein; provided, however, Tenant shall not be obligated to comply with any Requirements of Law which are applicable to the Basic Construction of the Building unless the application of such Requirements of Law arises from (w) a condition which has been created by or at the request of Tenant, (x) Tenant’s particular manner of use and occupancy of the Premises, (y) a breach of Tenant’s obligations under this Lease or (z) the Initial Alterations or any other Alterations to the Premises. Landlord shall (i) deliver the Premises substantially in compliance with all Requirements of Law applicable to vacant, unoccupied space, (ii) deliver the bathrooms constructed by Landlord substantially in compliance with all applicable Requirements of Law and (iii) deliver and maintain those common areas of the Building that affect Tenant’s occupancy of the Premises substantially in compliance with all applicable Requirements of Law. Landlord further covenants that, to the extent required by applicable Requirements of Law, Landlord shall remove and/or encapsulate any asbestos at the Premises. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard Insurance Services Office all-risk insurance policy; and Tenant shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date. If by reason of Tenant’s failure to comply with the provisions of this Article 6, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as Additional Rent, within five (5) Business Days after demand therefor by notice to Tenant, for that part of all fire insurance premiums payable by Landlord which shall have been charged because of such failure by Tenant. In the event that the premiums payable by Landlord under any of the insurance policies covering the Real Property shall increase as a result of Tenant’s use of the Premises, Tenant shall pay to Landlord, as Additional Rent, after demand therefor by notice to Tenant, the amount of any such increase payable by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

ARTICLE 7
SUBORDINATION

          Section 7.1 (A) This Lease shall be subject and subordinate to each and every Superior Lease and each and every Mortgage provided, that (i) Landlord shall cause the current holder of the mortgage encumbering Landlord’s interest in the Building, the current holder of the mortgage encumbering the Lessor’s fee interest and the Lessor under the Superior Lease to execute and deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement in the form set forth in Schedule G-1 attached hereto, (ii) to the extent within six (6) months after the Commencement Date, Landlord enters into a mortgage with CDC Mortgage Capital, Inc. or its affiliate encumbering Landlord’s interest in the Building and/or Lessor enters into a mortgage with CDC Mortgage Capital, Inc. or its affiliate encumbering Lessor’s fee interest, Landlord shall cause such Mortgagee to execute and deliver to Tenant a Subordination and Non-Disturbance and Attornment Agreement substantially in the form set forth in Schedule G-2 attached hereto and (iii) with respect to each future Superior Lease or Mortgage, such subordination shall be contingent upon Landlord obtaining and delivering to Tenant a subordination, non-disturbance and attornment agreement from the Lessor under each Superior Lease and the Mortgagee under each Mortgage on the then standard form of such Lessor or Mortgagee (provided, however, that such form must contain only then industry standard provisions), including without limitation the liability “carve-outs” set forth in Section 7.1(B). This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. Tenant, however, shall, at Tenant’s sole cost and expense, execute and deliver within ten (10) Business Days after request therefor any certificate or other instrument in recordable form that Landlord or the holder of any Superior Lease or Mortgage may reasonably request in confirmation of such subordination. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if in connection with the entering into of a Superior Lease, any lending institution or Lessor shall request reasonable modifications of this Lease, Tenant shall enter into such modifications provided that they do not (i) increase the monetary obligations of Tenant under this Lease, except to a de minimis extent, or (ii) affect or diminish the rights or increase the obligations of Tenant under this Lease in any material respect or impair in any material respect the status and rights of Tenant hereunder, absent the subordination hereinabove provided.

          (B) Except to the extent contained in any applicable subordination, non-disturbance and attornment agreement, neither any Mortgagee nor any Lessor, as the case may be, nor anyone claiming by, through or under such Mortgagee or Lessor, as applicable, including, without limitation, a purchaser at a foreclosure sale, shall be:

                    (1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord);

                    (2) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord);

                    (3) bound by any payment of Rental which Tenant might have paid for more than the one month to any prior landlord (including, without limitation, the than defaulting landlord);

                    (4) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Mortgagee or Lessor succeeded to any prior landlord’s interest;

                    (5) bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs, restoration and maintenance to the Premises and/or the Building pursuant to the provisions of Article 4, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to this Lease, but only to the extent that such repairs can be reasonably made from the proceeds of any insurance (net of collection, enforcement and other costs) actually made available to such Mortgagee or Lessor and (iii) repairs to the Premises and/or the Building as a result of a partial condemnation pursuant to Article 11, but only to the extent that such repairs can be reasonably made from the proceeds of any award (net of collection, enforcement and other costs) actually made available to such Mortgagee or Lessor;

                    (6) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval to the extent such approval is required pursuant to the terms of the applicable Mortgage or Superior Lease;

                    (7) required to account for any security deposit other than any security deposit actually delivered to such Mortgagee or Lessor; or

          (C) Tenant hereby irrevocably waives any and all rights it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property. In confirmation of such waiver, Tenant shall execute and deliver within ten (10) Business Days after request therefor by notice from Landlord any certificate or instrument in recordable form or otherwise that Landlord may request.

          Section 7.2 If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the terms and conditions of this Lease, subject to the provisions of Section 7.1, for the remainder of the Term. Notwithstanding the foregoing, this Lease shall not terminate by reason of the termination of any Superior Lease without the prior written consent of each of the fee owner of the Real Property, the Mortgagee holding a first mortgage on the fee estate in the Real Property, and the Mortgagee holding a first mortgage on Landlord’s interest in the Real Property. The provisions of this Section 7.2 shall be binding upon and inure to the benefit of any such owner, Lessor or Mortgagee, and Tenant, and shall apply notwithstanding that, as a matter of law, this Lease may terminate as between Landlord and Tenant upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant shall, however, from time to time, within ten (10) Business Days after demand of any such owner, Lessor or Mortgagee, at Tenant’s sole expense, execute instruments in confirmation of the foregoing provisions of this Section 7.2, reasonably satisfactory to Landlord and any such owner, Lessor or Mortgagee, acknowledging such attornment.

          Section 7.3 From time to time, within ten (10) Business Days following request therefor by notice from Landlord, any Mortgagee or any Lessor, Tenant shall, at Tenant’s sole expense, deliver to Landlord, such Mortgagee or such Lessor a statement executed by Tenant, in form reasonably satisfactory to Landlord, such Mortgagee or such Lessor, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, Escalation Rent, and all Additional Rent have been paid, (iii) stating that, to Tenant’s actual knowledge there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of this Lease (or, if any of the foregoing do exist, setting forth the specific nature of the same), (iv) stating whether Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (v) stating that Landlord’s Work is complete (or, if not complete, setting forth in reasonable detail those portions of Landlord’s Work which are not complete) and (vi) as to any other matters related to this Lease reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 7.3 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignee of any Mortgagee, or by any Lessor or an assignee of any Lessor.

          Section 7.4 As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished in writing to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be; shall have notified Tenant within thirty (30) days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission, which period shall be extended if such Lessor or Mortgagee must gain possession of the Building or the Real Property, as the case may be, in order to remedy such act or omission, for the time reasonably required to obtain such possession. Tenant further agrees not to exercise any such right if the Mortgagee or Lessor, as applicable, commences curing such act or omission within a reasonable time after having received notice thereof and thereafter diligently prosecutes such cure to completion.

          Section 7.5 Tenant shall, without charge, at any time and from time to time as Landlord may reasonably require, deliver to Landlord within ten (10) Business Days after written request therefor by Landlord (i) copies of the most current audited financial statements of Tenant certified by an independent certified public accountant (but no more than once in any twelve (12) month period) and (ii) if a request is made to Landlord by any Mortgagee or Lessor, such further quarterly updated detailed unaudited financial information prepared by Tenant in the Tenant’s ordinary course of business, and certified by an officer of Tenant, as prepared in the Tenant’s ordinary course of business, provided that such Mortgagee or Lessor shall enter into a confidentiality agreement with Tenant in a form reasonably satisfactory to both Tenant and such Mortgagee or Lessor.

ARTICLE 8
RULES AND REGULATIONS

          Tenant and Tenant’s contractors, employees, agents, visitors, invitees and licensees shall comply with the Rules and Regulations. Landlord shall have the right from time to time to make reasonable changes in the Rules and Regulations. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors, invitees or licensees. Landlord shall not apply the Rules and Regulations in a discriminatory manner.

ARTICLE 9
INSURANCE; PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

          Section 9.1 (A) Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise except if caused by the gross negligence or willful misconduct of Landlord or its agents or employees. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property, or interruption of Tenant’s business, resulting from fire or other casualty, nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Nothing herein shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 31 in order to recoup for payments made to compensate for losses of third parties. Notwithstanding anything to the contrary contained herein, in no event and under no circumstances shall Landlord be liable to Tenant for so-called “consequential damages.”

          (B) If at any time any windows of the Premises are temporarily closed or darkened by reason of repairs, maintenance, alterations or improvements to the Building, or any of such windows are permanently closed, darkened, bricked-up or otherwise blocked due to any Requirements of Law, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant acknowledges that the foregoing provisions, without being limited to Requirements of Law, shall apply, without limitation, to the erection and maintenance of any hoist elevator or elevators which may be erected on the side(s) of the Building from time to time in connection with any renovation of the Building or the construction of one or more tenant installations, which hoist elevator(s) Landlord may maintain in place until such time as such renovation or tenant installations are completed.

          (C) Tenant shall immediately notify Landlord of any fire or accident in the Premises.

          Section 9.2 Tenant shall obtain and keep in full force and effect during the Term at its sole cost and expense:

          (A) a policy of commercial general public liability and property damage insurance with a broad form contractual liability endorsement and coverage for personal injury under which Tenant is named as the insured, and the Indemnitees, any Lessors and any Mortgagees are named as additional insureds, such policies to be primary in coverage to the full extent thereof without contribution from any insurance which may be carried by the Indemnitees, or such Lessors or Mortgagees. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than $5,000,000, which amount shall be increased or decreased from time to time to those amounts and coverages of insurance which in Landlord’s reasonable judgment are then being customarily required by prudent landlords of similar office buildings in the Borough of Manhattan. If the aggregate limit applying to the Premises is reduced by the payment of a claim or establishment of a reserve equal to or greater than 50% of the annual aggregate, Tenant shall immediately arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, in Landlord’s reasonable judgment, Tenant maintains sufficient excess liability insurance to satisfy the liability requirements of this Lease without the reinstatement of the aggregate limit.

          (B) a fire and other casualty policy insuring the full replacement value of all of the Alterations and all of Tenant’s Property located in the Premises against loss or damage by fire, theft and such other risks or hazards as are insurable under present and future forms of “all-risk” insurance policies with a deductible not in excess of $100,000.

          (C) business interruption insurance which shall cover, among other things, the Rental which shall be due and payable hereunder from Tenant in the event of a fire, casualty or other interruption of Tenant’s business.

          (D) Steam boiler, air conditioning or machinery insurance if there is a boiler or pressure object, supplemental air conditioning or other HVAC units or similar equipment, installed in each case by Tenant, in the Premises;

          (E) When Alterations are in progress, the insurance specified in Article 3 hereof; and

          (F) Such other amounts as Landlord, or any Mortgagee or Lessor, may reasonably require from time to time and as required to be carried by tenants in similar buildings in the borough of Manhattan.

          All of such policies shall name Landlord and the other Indemnitees and any Mortgagees and Lessors as additional insureds and shall contain provisions that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the policies shall be non-cancelable with respect to Landlord, Agent and such Lessors and Mortgagees, as applicable, unless thirty (30) days prior written notice of cancellation shall have been given to such parties by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation acceptable to Landlord) as having a general policyholder rating of “A” or better and a financial size category of at least “ix”.

          Section 9.3 Tenant shall cooperate with Landlord and Landlord’s insurance companies in the adjustment of any claims for any damage to the Building.

          Section 9.4 On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 9.5, required to be carried by Tenant pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least thirty (30) days prior to the expiration of such policy.

          Section 9.5 Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Premises, the Building and personal property, fixtures and equipment located therein, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire and other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. If the payment of an additional premium is required for the inclusion, or consent to, a waiver of subrogation, each party will advise the other, in writing, of the amount of any such additional premiums and the other party may pay such additional premium. If such other party shall not elect to pay such additional premium, then the first party shall not be required to obtain such waiver of subrogation or consent to waiver. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Alterations (ii) Tenant’s Property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.

          Section 9.6 Landlord shall obtain and keep in full force and effect during the Term at its sole cost and expense fire and other casualty insurance covering the full replacement value of the Building (including the Basic Construction of the Building). Upon written request by Tenant (but no more than once every two (2) calendar years), Landlord shall provide to Tenant a copy of appropriate certificates evidencing the foregoing.

ARTICLE 10
DESTRUCTION-FIRE OR OTHER CAUSE

          Section 10.1 If the portion of the Building in which the Premises are located shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter specifically set forth. Provided this Lease shall not then or thereafter be terminated in accordance with the provisions of this Article 10, upon Tenant giving notice thereof to Landlord, the damage to the Basic Construction of the Building shall diligently be repaired by Landlord to a condition substantially comparable (subject to changes Landlord shall deem reasonable and desirable) to the condition existing prior to such damage (“Landlord’s Restoration Work”). Until the Landlord’s Restoration Work shall be substantially completed (of which substantial completion Landlord shall promptly notify Tenant), the Fixed Rent and Escalation Rent shall be reduced in the proportion which the floor area of the part of the Premises which is not usable by Tenant by reason of such damage to the Basic Construction of the Building, as determined by Landlord in its reasonable discretion, bears to the total floor area of the Premises; provided, however, that should Tenant or anyone claiming through or under Tenant reoccupy a portion of the Premises (for purposes of performing Tenant’s Restoration Work or otherwise) as to which the abatement is in effect during the period Landlord’s Restoration Work is being performed, Fixed Rent and Escalation Rent shall be appropriately increased to reflect Tenant’s occupancy of such floor area. Tenant shall repair any damage to, or replace and restore all Alterations and Tenant’s Property to substantially the condition existing prior to the damage (“Tenant’s Restoration Work”) as soon as possible after the damage or destruction. Such work by Tenant shall be deemed an Alteration for the purposes of Article 3. The proceeds of insurance policies providing coverage for Tenant’s Restoration Work shall be paid to Landlord, and if this Lease shall not be terminated pursuant to Section 10.2, Landlord shall make such proceeds available for restoration as set forth above in accordance with an escrow arrangement reasonably satisfactory to Landlord and Tenant.

          Section 10.2 (A) Anything contained in Section 10.1 to the contrary notwithstanding, if (i)(x) the Premises shall be totally or substantially (i.e. for this purpose more than seventy-five (75%) percent of insurable value) damaged or destroyed (as reasonably estimated in such case by a reputable contractor registered architect or licensed engineer designated by Landlord) or (y) if the Building shall be so damaged by fire or other casualty that, in Landlord’s sole opinion, substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), and (ii) Landlord cancels the leases of other tenants in the Building which demise, in the aggregate, at least fifty (50%) percent of the entire rentable square footage of the space in the Building (excluding the retail portion) that shall be leased at the time of the casualty, then Landlord, at Landlord’s option, may, not later than ninety (90) days following the damage, give Tenant a notice terminating this Lease. If Landlord elects to terminate this Lease, the Term shall expire upon the date specified in Landlord’s termination notice but not earlier than the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in this Section 10.2, Tenant’s liability for Fixed Rent and Escalation Rent shall cease for amounts not then due and owing and any prepaid portion of Fixed Rent and Escalation Rent for any period after the date the Lease was so terminated shall be refunded by Landlord to Tenant.

          (B) If more than seventy-five percent (75%) of the Premises are damaged or are rendered untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, then if Landlord elects to restore the Premises, Landlord shall, within ninety (90) days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect estimates the restoration of the Premises (excluding any Alterations) shall be substantially completed. If such date, as set forth in the Restoration Notice, is more than twelve (12) months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Landlord not later than thirty (30) days following Tenant’s receipt of the Restoration Notice. If Tenant delivers a termination notice to Landlord, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the last two sentences of Section 10.2(A).(C) Subject to Section 10.1, if more than fifty (50%) percent of the Premises (including the Basic Construction of the Building servicing the Premises and all Alterations) shall be untenantable due to damage caused by fire or other casualty and based on the estimated date for the substantial completion of the restoration of the Premises (excluding any Alterations) as set forth in the Restoration Notice, the unexpired Term after such estimated date shall be less than twelve (12) months, then no later than thirty (30) days after the receipt of the Restoration Notice by Tenant, either party may, upon sixty (60) days’ written notice to the other, terminate this Lease as if such date were the Fixed Expiration Date of this Lease, and if this Lease is so terminated, Landlord shall have no obligation to repair or restore any portion of the Premises.

          (C) Subject to Section 10.1, if more than fifty (50%) percent of the Premises (including the Basic Construction of the Building servicing the Premises and all Alterations) shall be untenantable due to damage caused by fire or other casualty and based on the estimated date for the substantial completion of the restoration of the Premises (excluding any Alterations) as set forth in the Restoration Notice, the unexpired Term after such estimated date shall be less than twelve (12) months, then no later than thirty (30) days after the receipt of the Restoration Notice by Tenant, either party may, upon sixty (60) days’ written notice to the other, terminate this Lease as if such date were the Fixed Expiration Date of this Lease, and if this Lease is so terminated, Landlord shall have no obligation to repair or restore any portion of the Premises.

          Section 10.3 Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article. Further, nothing contained in this Article shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

          Section 10.4 Landlord has no obligation to carry insurance of any kind on any Alterations or Tenant’s Property and shall not be obligated to repair any damage to or replace same, and Tenant agrees to look solely to its insurance for recovery of any damage to or loss of Tenant’s Property or Alterations except for any such damage or loss arising out of Landlord’s gross negligence or willful misconduct which was uninsurable. If Tenant shall fail to maintain any such insurance, Landlord shall have the right (but not the obligation) to obtain such insurance and the cost thereof shall be Additional Rent under this Lease and payable by Tenant to Landlord on demand.

          Section 10.5 If this Lease shall be terminated pursuant to the provisions of this Article 10, Tenant shall pay to Landlord, from the insurance proceeds received under Tenant’s insurance policies with respect to the Alterations or, if Tenant fails to maintain the insurance required to have been maintained hereunder with respect to the Alterations, the insurance proceeds to which Landlord would have been entitled with respect to the Alterations if Tenant had carried the insurance required hereunder, an amount equal to the replacement value thereof (but not less than $3,600,000.00). Tenant will cooperate with Landlord by removing from the Premises all Tenant’s Property.

          Section 10.6 This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

ARTICLE 11
EMINENT DOMAIN

          Section 11.1 If the whole or substantially all of the Real Property or the Building shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking, and the Fixed Rent and Escalation Rent shall be prorated and adjusted as of such date.

          Section 11.2 (A) If any part of Real Property or Building shall be so taken, this Lease shall be unaffected by such taking, except that if the portion of Real Property or Building taken exceeds fifteen (15%) percent of the rentable area thereof or if thirty percent (30%) or more of the rentable area of the Premises shall be so taken and Landlord cancels leases of other tenants in the Building which demise, in the aggregate, at least fifty (50%) percent of the entire rentable square footage of the space in the Building (excluding the retail portion) that shall be leased at the time of the casualty,

Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within ninety (90) days after the date of the taking. This Lease shall terminate on the date fixed in the notice but not less than thirty (30) days after the date that such notice from Landlord to Tenant shall be given, and the Fixed Rent and Escalation Rent shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Premises, the area of the Premises taken will be deleted from the Premises and Fixed Rent and Escalation Rent shall be reduced in the proportion that the area of the Premises taken bears to the total area of the Premises immediately prior to such taking.

          (B) If the part of the Building or the Real Property so acquired or condemned contains fifteen (15%) percent or more of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within sixty (60) days following the date upon which Tenant received notice of such acquisition or condemnation. If Tenant so notifies Landlord, this Lease shall terminate and the Term shall end and expire upon the date set forth in the notice, which date shall not be more than thirty (30) days following the giving of such notice.

          Section 11.3 Except as expressly provided in this Section 11.3, Landlord shall be entitled to receive the entire award or payment in connection with any taking without reduction therefrom for any estate vested in Tenant by this Lease or any value attributable to the unexpired portion of the term of this Lease, and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment and waives any right; to the value of the unexpired portion of the term of this Lease. Nothing contained in this Section 11.3 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceeding for the then value of Tenant’s Property which have been taken, and moving expenses incurred as a result thereof, provided such claim does not reduce the amount of the award payable to Landlord.

          Section 11.4 If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public-or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, during the Term for the taking of Tenant’s Property, for the repair of those items required to be repaired by Tenant pursuant to Section 11.5 hereof and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises, excluding the cost of restoration of items to be restored by Tenant pursuant to Section 11.5 hereof. Except as hereinafter set forth, this Lease shall be and remain unaffected by any such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent, Escalation Rent and Additional Rent when due. All monies payable to Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Rent, Escalation Rent and Additional Rent have been paid shall be held and applied by Landlord as a trust fund for payment of the Fixed Rent, Escalation Rent and Additional Rent becoming due hereunder.

          Section 11.5 In the event of a taking which does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises which does not result in a termination of this Lease, (a) Landlord shall repair the remaining parts of the Building (other than those parts of the Premises which are deemed Alterations and Tenant’s Property) to a condition substantially comparable to their former condition to the extent that Landlord deems the same to be feasible (subject to changes which Landlord shall deem reasonable and desirable) so as to constitute a complete and rentable Building and (b) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Premises which are deemed Alterations and Tenant’s Property, to substantially their former condition to the extent that the same may be feasible.

ARTICLE 12
ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

          Section 12.1 (A) Except as expressly permitted by Sections 12.4 and Section 12.6, Tenant, without the prior consent of Landlord in each instance, which consent may be withheld in Landlord’s sole discretion, shall not (i) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise) or offer or advertise to do so, (ii) mortgage or encumber its interest in this Lease, in whole or in part, (iii) sublet, or permit the subletting of, the Premises or any part thereof or offer or advertise to do so, or (iv) permit the Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant (provided, however, that Tenant may, upon prior written notice to Landlord, use portions of the Premises for short term temporary desk space arrangements, for no consideration of any kind whatsoever).

          (B) If this Lease be assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all moneys or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all moneys or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

          Section 12.2 If Tenant’s interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord, provided, however, that Landlord may collect an amount equal to the then Fixed Rent, Escalation Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 12, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. No such assignment, subletting, occupancy or use, whether with or without Landlord’s prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Tenant shall pay to Landlord Landlord’s reasonable costs (including, without limitation, the cost of any investigation to determine the acceptability of a proposed assignee or subtenant) and reasonable attorneys’ fees and disbursements incurred by Landlord in connection with any proposed assignment of Tenant’s interest in this Lease or any proposed subletting of the Premises or any part thereof. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument satisfactory to Landlord in its sole discretion confirming such assumption. Neither any assignment of Tenant’s interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection or application of Rental by Landlord from any person other than Tenant as provided in this Section 12.2 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant’s part to be observed and performed. Subsequent to any assignment, Tenant’s liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance except that no such modification or amendment insofar as it increases the obligations of the then “Tenant” hereunder shall be binding on such prior Tenant; it being agreed that in all events Tenant’s liability hereunder shall be joint and several, primary and direct with that of any assignee of Tenant or such assignee’s successors and permitted assigns. Tenant shall remain fully responsible and liable for the acts and omissions of any subtenant, assignee or anyone claiming by or through any subtenant or assignee which shall be in violation of any of the obligations under this Lease.

          Section 12.3 If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant of such offer, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the proposed adequate assurance of future performance by such person under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease.

          Section 12.4 (A) Either a transfer (including the issuance of treasury stock or the creation and issuance of new stock) of fifty (50%) percent or more of the shares of Tenant (if Tenant is a corporation or trust) or a transfer or issuance of fifty (50%) or more of the total interest in Tenant (if Tenant is a partnership, limited liability company or other entity) at any one time or over a period of time through a series of transfers, directly or indirectly (including, without limitation, and by way of example only, the transfer of fifty (50%) or more of the outstanding capital stock of a company which company owns 100% of a second tier company, which in turn owns fifty (50%) or more of the capital stock of the corporate Tenant hereunder) shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation, the requirement that Tenant obtain Landlord’s prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section 12.4 shall not include the sale of shares by persons other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, if such sale is effected through the “over-the-counter market” or through any recognized stock exchange (including, without limitation, in connection with a public offering).

Notwithstanding the foregoing, Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord:

(i)	(a)

to assign Tenant’s interest in this Lease or to sublet all or any part of the Premises to a corporation or other entity which shall (and only for so long as such entity continues to) control, be under the control of, or be under common control with the initial Tenant hereunder (the term “control” and “controlling” as used herein shall be deemed to mean ownership or control of more than thirty (30%) percent of the outstanding voting stock of a corporation, or an equivalent majority and control interest in an entity if such entity is not a corporation and, for the purposes of this Section 12.4(A)(i)(a), the power to direct or cause the direction of management and policy of such entity) (any such entity being a “Related Entity”); and

(b)

to transfer (including the issuance of treasury stock or the creation and issuance of new stock) less than fifty (50%) percent of the shares of Tenant (if Tenant is a corporation or trust) or to transfer or issue less than fifty (50%) percent of the total interest in Tenant (if Tenant is a partnership, limited liability company or other entity); provided, however, that the transactions under these subparagraphs (i)(a) and (b) may only be made on the condition that, with respect to an assignment or sublease to a Related Entity, the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease and is made for a valid, bona fide and legitimate business purpose and is not made to circumvent the provisions of Section 12.1 or this Section 12.4(A); and

(ii)	(a)

to assign Tenant’s interest in this Lease (by operation of law or otherwise) or sublet all or any part of the Premises to any corporation which is a successor to Tenant either by merger or consolidation; and

(b)

to assign Tenant’s interest in this Lease (by operation of law or otherwise) or sublet all or any part of the Premises to any purchaser of all or substantially all of the assets or substantially all of the voting stock and equity interests in Tenant provided that the value of the leasehold created thereby does not constitute more than twenty (20%) percent of the total sales price for such assets (such value of the leasehold to be deemed to be the value allocated to such leasehold under the applicable sales contract); and

(c)

to transfer (including the issuance of treasury stock or the creation or issuance of new stock) fifty (50%) percent or more of the shares of Tenant (if Tenant is a corporation or trust) or to transfer or issue fifty (50%) or more of the total interest in Tenant (if Tenant is a partnership, limited liability company or other entity); provided, however, that the transactions under these subparagraphs (ii)(a), (b) and (c)may only be made upon the condition that (x) the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease and is made for a valid, bona fide and legitimate business purpose and not to circumvent the provisions of Section 12.1 or this Section 12.4(A) and (y) any such assignee or sublessee, with respect to subparagraphs (ii)(a) and (b) above, and Tenant, with respect to this subparagraph (ii)(c), shall have met the Financial Requirements.

          Tenant shall, within ten (10) Business Days after execution thereof, deliver to Landlord (a) in the case of an assignment, a duplicate original instrument of assignment and assumption in form and substance reasonably satisfactory to Landlord in all respects, duly executed by Tenant and such assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed or (b) in the case of a sublease, a duplicate original sublease in form and substance reasonably satisfactory to Landlord in all respects, duly executed by Tenant and the subtenant.

          (B) Intentionally Omitted.

          (C) A so-called “take-over” agreement (i.e., an agreement where another entity agrees to become responsible for all or a portion of Tenant’s obligations under this Lease without actually entering into an assignment or sublease) shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation, the requirement that Tenant obtain Landlord’s prior consent thereto in each instance.

          (D) Any modification, amendment, or extension of a sublease previously consented to by Landlord shall be deemed a new sublease subject to all of the terms and conditions of this Article 12, except to the extent such modification, amendment or extension was contemplated or required by the original sublease.

          (E) With respect to any assignment of this Lease (or any sublease of all of the Premises) pursuant to Section 12.4(A), to the extent any condition that the assignee or sublessee be under the control of the initial Tenant hereunder is no longer satisfied, such assignment or sublease shall automatically and without further action by any party be deemed a new assignment or sublease, as applicable, subject to all of the terms and conditions of this Article 12.

          Section 12.5 If, at any time after Tenant shall have assigned Tenant’s interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Section 16.1 (E), or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 16 based upon any of the Events of Default set forth in such Section 16.1(E), Tenant, upon notice from Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (i) pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination and (ii) as “tenant” enter into a new lease with Landlord for the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (x) Tenant’s rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, (y) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (z) such new lease shall require Tenant to pay all Escalation Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days after Landlord’s request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

          Section 12.6 (A) Notwithstanding the provisions of Section 12.1, Landlord shall not unreasonably withhold or delay its consent to any assignment or subletting of the whole (or part, subject to the limitations hereinafter set forth) of the Premises provided that:

                              (i) Tenant shall have delivered to Landlord a Transfer Statement pursuant to Section 12.6(B) and Landlord shall not have elected to exercise any of its options pursuant to Section 12.8 within the times permitted therefor (a) to sublet the Premises or any part thereof, (b) to terminate (in whole or in part) this Lease, or (c) to have this Lease assigned to it or its designee;

                              (ii) with respect to a sublease, the Premises shall not, without Landlord’s prior written consent (which consent may be withheld by Landlord in its sole discretion), have been listed or otherwise publicly advertised for subletting at a rental rate less than the prevailing rental rate set by Landlord for space in the Building;

                              (iii) no Event of Default shall have occurred and be continuing;

                              (iv) in Landlord’s reasonable judgment, the proposed assignee or subtenant shall be a reputable entity of good character and otherwise shall have a financial standing (taking into consideration the obligations of the proposed subtenant or assignee under the proposed sublease or assignment), be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with the permitted uses and the standards in such respects of a first-class, office building in the Borough of Manhattan;

                              (v) neither the proposed assignee or subtenant nor any Affiliate of any proposed assignee or subtenant shall be a person or entity with whom Landlord is then negotiating, or has, in the past six (6) months, negotiated with, to lease space in the Building, except to the extent there is no Comparable Space available in the Building for leasing from Landlord;

                              (vi) the proposed assignee or subtenant shall not then be a tenant or other occupant of the Building or a Person which directly or indirectly controls, is controlled by or is under common control (as defined in Section 12.4) with a tenant or other occupant of the Building, except to the extent there is no Comparable Space available in the Building for leasing from Landlord;

                              (vii) in Landlord’s reasonable judgment, the character of the business to be conducted or the proposed use of the Premises by the proposed assignee or subtenant (a) shall not be likely to increase Landlord’s operating expenses for the Building beyond that which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies then being sought for the Building by Landlord; (b) shall not increase the burden on existing cleaning services or elevators over the burden prior to such proposed assignment or subletting; and (c) shall be consistent with the standards of first-class, office buildings in the Borough of Manhattan;

                              (viii) any subletting shall end no later than one (1) day before the Expiration Date (as extended by any renewal option theretofore exercised by Tenant);

                              (ix) any subletting must result in there being no more than four (4) occupants (including Tenant) occupying the Premises and no more than four (4) such occupants per floor;

                              (x) the subletting or assignment must comply with all Requirements of Law and any space subleased, any space previously subleased, and the space, if any, retained by Tenant must be commercially reasonable in size and configuration as separate rental units and suitable for normal renting purposes; and

                              (xi) Tenant shall reimburse Landlord on demand by notice from Landlord for any and all reasonable costs that may be incurred by Landlord in connection with said assignment or sublease referenced in Section 12.2.

          (B) At least thirty (30) days prior to any proposed assignment or subletting, Tenant shall submit a statement to Landlord (a “Transfer Statement”) containing the following information: (i) the name and address of the proposed bona fide third-party assignee or subtenant, (ii) the proposed commencement date of the assignment or sublease, (iii) all of the material terms and conditions of the proposed assignment or subletting including the rent payable, and the use to which it proposes to use the Premises to be assigned or sublet (iv) the nature and character of the business of the proposed assignee or subtenant, (v) the reasonable financial information required for Landlord to make its determination as to the financial standing of such assignee or subtenant (including, without limitation, the most recent financial report of such proposed assignee or subtenant), (vi) Tenant’s calculation of Fixture Costs with reasonably sufficient back-up documentation and any other commercially reasonable information concerning the proposed assignment or subletting that Landlord may request and (vii) a bona fide term sheet (the “Term Sheet”) reflecting the information in (i) through (iv) above, signed by Tenant and the proposed assignee or subtenant. Within the ten (10) Business Day period after Landlord receives the Transfer Statement and the requisite information required under this Section 12.6(B), Landlord shall by notice to Tenant (the “Election Notice”) (1) elect whether to exercise any of its options pursuant to Section 12.8 or (2) to grant or deny its consent to such assignment or subletting subject to and in accordance with Section 12.6(A). If Landlord grants its consent to an assignment or subletting, Tenant shall be permitted to enter into same at any time within one hundred eighty (180) days after the submission of the Transfer Statement, provided such assignment or subletting conforms to the Transfer Statement and otherwise satisfies the requirements of this Section 12.6 and a copy of the fully-executed assignment or sublease agreement is delivered to Landlord prior to its effectiveness and no later than ten (10) days after execution. If an assignment or sublease satisfying the foregoing conditions is not entered into within said one hundred eighty (180) day period, then

Tenant shall be required to again submit a Transfer Statement and comply with this Section 12.6 with respect to any proposed assignment or subletting.

          (C) To the extent Landlord’s consent is required for any assignment or subletting pursuant to this Article 12, the consent of any Mortgagee and Lessor shall also be required, and such consent shall be granted or denied on the same terms and conditions as Landlord’s consent shall be granted or denied hereunder.

          (D) Notwithstanding anything to the contrary contained in this Lease, no assignment of Tenant’s interest in this Lease shall be binding upon Landlord unless the assignee, and, if assignee is a partnership, the individual general partners thereof, shall execute and deliver to Landlord an agreement, in recordable form, whereby such assignee (and such general partners, if applicable) agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers.

          (E) With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

                              (i) Each sublease shall provide that it is subject and subordinate to this Lease and to any matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense, (iii) bound by any previous modification, amendment, cancellation or surrender of such sublease or by any previous prepayment of more than one (1) months’ rent, (iv) bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant or (vi) required to remove any person occupying the Premises or any part thereof.

                              (ii) Each sublease (other than a sublease to a Substantial Subtenant who may assign its right or further sublet subject to and in strict accordance with the terms and conditions of this Lease) shall provide that the subtenant (including without limitation any sub-subtenant of a Substantial Subtenant) may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent.

                              (iii) Each sublease shall provide that (a) the subtenant will not pay any rent or other sums under said sublease for more than one (1) month in advance of the date due for any corresponding rental obligation under this Lease; (b) such subtenant shall deliver to Landlord its drawings and specifications with respect to any construction, alteration, renovation and/or restoration work with respect to the space demised under subtenant’s sublease, and, upon completion thereof, “as-built” drawings for such work.

          (F) With respect to each Major Subletting, Landlord shall, upon written request from Tenant, provide to the Major Subtenant a subordination, non-disturbance and attornment agreement from Landlord on a form reasonably satisfactory to Landlord, Tenant and the Major Subtenant.

          (G) If Landlord shall elect any of the options referred to in clauses (i), (ii) or (iii) of Section 12.8, and provided no Event of Default has occurred and is continuing, Landlord shall pay to Tenant an amount equal to fifty percent (50%) of the amount (the “Excess Net Sums”) equal to (x) rentals and other consideration payable under any proposed sublease referenced in the Term Sheet in excess of the Rentals under this Lease and (y) consideration payable under any proposed assignment referenced in the Term Sheet (each a “Term Sheet Transaction”), after the deduction of Tenant’s Fixture Costs (not to exceed Three ($3.00) Dollars per rentable square foot (rsf) on an annual basis) and Landlord’s Costs as provided under this Section 12.6(G) which shall in each case be paid to Landlord and Tenant respectively. Whether or not a Term Sheet Transaction is actually consummated by Landlord, Excess Net Sums shall be calculated on the basis of the excess rentals and other consideration that would have arisen if the Term Sheet Transaction was executed on the terms set forth in the Term Sheet. If Landlord shall enter into an assignment, sublease or other occupancy agreement with the same or a different assignee or subtenant, for greater actual profits, Tenant shall not be entitled to any amount in excess of its 50% share of the Excess Net Sums of the Term Sheet Transaction as set forth in the Term Sheet. If Landlord shall enter into an assignment, sublease or other occupancy agreement with the same or a different assignee or subtenant for lesser or no actual profits, Tenant shall be entitled to an amount equal to its 50% share of the Excess Net Sums of the Term Sheet Transaction as set forth in the Term Sheet. By way of example, but not intending to be exhaustive, if the Rental under the Lease is $35 per rsf, the Term Sheet provides for a sublease at $50 per rsf, Tenant’s Fixture Costs exceed but are capped at $3 per rsf and Landlord’s Costs equal $2 per rsf, then:

          (1) If Landlord recaptures the applicable space under Section 12.8 and then rents such space at $50 per rsf, the excess of the $50 per rsf sublease rental over the $35 per rsf Rental under the Lease equal to $15 per rsf shall be paid as follows: (a) Tenant shall be reimbursed its Tenant’s Fixture Costs not to exceed $3 per rsf, (b) Landlord shall be reimbursed its Landlord’s Costs of $2 per rsf and (c) the Excess Net Sums of $10 per rsf shall be paid $5 per rsf to Landlord and $5 per rsf to Tenant;

          (2) If Landlord recaptures the applicable space under Section 12.8 and then rents such space at $60 per rsf, the excess of the $60 per rsf sublease rental over the $35 per rsf Rental under the Lease equal to $25 per rsf shall be paid as follows: (a) Tenant shall be reimbursed its Tenant’s Fixture Costs not to exceed $3 per rsf, (b) Landlord shall be reimbursed its Landlord’s Costs of $2 per rsf, (c) the Excess Net Sums

of $10 per rsf shall be paid $5 per rsf to Landlord and $5 per rsf to Tenant and (d) Landlord shall be entitled to the full profit in excess of $50 per rsf equal to $10 per rsf;

          (3) If Landlord recaptures the applicable space under Section 12.8 and then rents such space at $48 per rsf, the excess of the $48 per rsf sublease rental over the $35 per rsf Rental under the Lease equal to $13 per rsf shall be paid as follows: (x) Tenant shall be reimbursed its Tenant’s Fixture Costs not to exceed $3 per rsf, (y) Landlord shall be reimbursed its Landlord’s Costs of $2 per rsf and (z) the balance of $8 per rsf shall be paid $5 per rsf to Tenant and $3 per rsf to Landlord; and

          (4) If Landlord recaptures the applicable space under Section 12.8 and then rents such space at $44 per rsf, the excess of the $44 per rsf sublease rental over the $35 per rsf Rental under the Lease equal to $9 per rsf shall be paid as follows: (u) Tenant shall be reimbursed its Tenant’s Fixture Costs not to exceed $3 per rsf, (v) Landlord shall be reimbursed its Landlord’s Costs of $2 per rsf and (w) the balance of $4 per rsf shall be paid to Tenant and Landlord shall contribute $1 per rsf to Tenant.

Notwithstanding anything herein to the contrary, the sums payable under this Section 12.6(G) shall only be payable to Tenant thirty (30) days after such rentals or consideration, if any, are actually paid to and received by Landlord. In lieu of payment thereof to Tenant, Landlord may at its option credit the amount of such payments as and when due against the Fixed Rent then payable by Tenant hereunder. If any sublease or assignment by Landlord includes other space in the Building, or has a term that extends beyond the Expiration Date, then only the excess rentals and excess consideration properly allocable to the recaptured portion of the Premises for the remainder of the initial Term (and only the Tenant’s Fixture Costs and Landlord’s Costs properly allocable to such recaptured space for the remainder of the initial Term) shall be included in the applicable calculation.

          Section 12.7 (A) For purposes of this Section 12.7,

                    (1) The term “Assignment Profit” shall mean the amount by which (x) all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the fair market value thereof, determined at Tenant’s sole expense on the basis of evidence reasonably satisfactory to Landlord, which net fair market value shall be deducted from the sum paid in connection with such sale in equal monthly installments over the period of time over which such additional sums are to be paid) exceeds (y) (i) the commercially reasonable costs actually incurred by Tenant in effectuating such assignment for legal fees, marketing expenses, advertising expenses, free rent and other monetary inducements, new or additional improvements to prepare the space for occupancy (and any work allowance given in lieu of or in addition to performance of any improvements) and brokerage costs deducted as and when such sums are paid, all based upon bills, receipts or other evidence of such costs reasonably satisfactory to Landlord plus (ii) the balance of the Tenant’s Fixture Costs, to the extent fixtures and leasehold improvements are actually made available to the applicable assignee, but in no event shall such balance of the Tenant’s Fixture Costs exceed Three ($3.00) Dollars per rentable square foot on an annual basis.

                    (2) The term “Sublease Profit” shall mean in any year of the Term the amount by which (x) the sum of (A) any rents, additional rent or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent, Escalations and Additional Rent accruing during such year of the Term in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof and (B) all sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the fair market value thereof, determined at Tenant’s sole expense on the basis of evidence reasonably satisfactory to Landlord, which net fair market value shall be deducted from the sum paid in connection with such sale in equal monthly installments over the period of time over which such additional sums are to be paid, exceeds (y) (i) the commercially reasonable costs actually incurred by Tenant in effecting such sublease for legal fees, marketing expenses, advertising expenses, free rent and other monetary inducements, new or additional improvements to prepare the space for occupancy (and any work allowance given in lieu of or in addition to performance of any improvements) work required to prepare the space for occupancy and brokerage costs all based upon bills, receipts or other evidence of such costs reasonably satisfactory to Landlord in all respects, with any such expenses being deducted from the amounts referred to in clause (x) above in equal monthly installments over the balance of the term of the sublease plus (ii) Tenant’s Fixture Costs allocated to the space subleased, to the extent fixtures and leasehold improvements are actually included under the applicable sublease, deducted from the amounts referred to in clause (x) above in equal monthly installments over the term of the sublease, but in no event shall such Tenant’s Fixture Costs exceed Three ($3.00) Dollars per rentable square foot of the subleased space on an annual basis.

          (B) If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall pay fifty (50%) percent of the Assignment Profit or Sublease Profit, as the case may be, to Landlord. The sums payable under this Section 12.7 shall be paid to Landlord as Additional Rent as and when the assignee or subtenant pays the consideration and/or rent to Tenant that gives rise to Assignment Profit or Sublease Profit, as the case may be. Notwithstanding the foregoing, Tenant shall not be obligated to pay to Landlord any of the Assignment Profit or Sublease Profit, as the case may be, in connection with any assignments or sublettings to Related Entities under Section 12.4(A)(i)(a).

          Section 12.8 Notwithstanding anything herein to the contrary, except for any assignment or subletting which does not require Landlord’s consent pursuant to Section 12.4 hereof, Tenant’s delivery of the Transfer Statement shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, (i) sublease such space from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Premises), (ii) have this Lease assigned to it or terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises for all or substantially all of the balance of the Term, or a sublease of a portion of the Premises which, when aggregated with other subleases then in effect, covers all or substantially all of the Premises for all or substantially all of the balance of the Term) or (iii)terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Premises for all or substantially all of the balance of the Term). A sublease shall be deemed to be for all or substantially all of the balance of the Term hereof, if the expiration date thereof falls during the last year of the Term hereof. Said options may be exercised by Landlord by notice to Tenant at any time within the thirty (30) day period after Landlord receives the Transfer Statement and all such other documentation and information required or requested by Landlord as specified in Section 12.6(8).

          Section 12.9 (A) If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises for all or substantially all of the balance of the Term, then, this Lease shall end and expire on the date (the “Early Termination Date”) that such assignment or sublease was to be effective or commence as the case may be (but no earlier than thirty (30) days) from the date of the Election Notice and the Fixed Rent, Escalation Rent and Additional Rent shall be paid and apportioned as of the Early Termination Date, and Tenant shall deliver vacant possession of the Premises to Landlord in the condition required by this Lease on the Early Termination Date.

          (B) If Landlord exercises its option to have this Lease assigned to Landlord (or Landlord’s designee) in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises for all or substantially all of the balance of the Term, then Tenant shall assign this Lease to Landlord (or Landlord’s designee) by an assignment in form and substance reasonably satisfactory to Landlord, and if Landlord’s designee is the assignee, Landlord shall be deemed hereby to release Tenant from its Rental and other obligations hereunder. Such assignment shall be effective on the date the proposed assignment was to be effective or the date the proposed sublease was to commence, as the case may be (but no earlier than thirty (30) days from the date of the Election Notice. If the proposed assignee or sublessee was to receive any consideration or concessions from Tenant in connection with the proposed assignment or sublease, then Tenant shall pay all such consideration and/or grant all such concessions to Landlord (or Landlord’s designee) at the time and in the manner set forth in the proposed assignment or sublease.

          (C) If Landlord exercises its option to terminate this Lease with respect to the space covered by Tenant’s proposed sublease in any case where Tenant desires to sublet part of the Premises for all or substantially all of the balance of the Term, then (i) this Lease shall end and expire with respect to such part of the Premises on the date set forth in Landlord’s Election Notice, which date shall be the date that the proposed sublease was to commence (but no earlier than thirty (30) days from the date of the Election Notice); (ii) from and after such date, the Fixed Rent and Escalation Rent (including without limitation Tenant’s Tax Share and Tenant’s Operating Share) shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; and (iii) Tenant shall pay to Landlord, upon demand, as Additional Rent hereunder the reasonable costs incurred by Landlord in physically separating such part of the Premises from the balance of the Premises and in complying with Requirements of Law relating to such separation to the extent Tenant agreed to pay such costs pursuant to the Transfer Statement.

          (D) If Landlord exercises its option to sublet the Premises or the portion(s) of the Premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be at the rentals set forth in the proposed sublease and shall be for the same term as that of the proposed subletting, and:

                              (i) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this section;

                              (ii) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this section;

                              (iii) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space.

                              (iv) Such sublease shall provide that any assignee or future subtenant of Landlord or its designee, may, at the election of Landlord or such designee, be permitted to make changes, alterations and improvements in such space or any part thereof provided that (a) with respect to subleases with terms of less than five (5) years, any such changes, alterations and improvements in such space therein made by any subtenant of Landlord or its designee must be removed by such subtenant prior to or upon the expiration or other termination of such sublease and such subtenant must restore the Premises substantially to its prior condition, reasonable wear and tear and damage by casualty excepted, provided that such removal had been contemplated under the Transfer Statement and such expiration or termination occurs prior to two (2) years before the Fixed Expiration Date (or two (2) years before the expiration date of the Extension Term if Tenant has properly exercised the Extension Option as provided under Article 42) and (b) with respect to subleases with terms of five (5) years or more, any such changes, alterations and improvements made by any subtenant of Landlord or its designee need not be removed by such subtenant prior to or upon the expiration or earlier termination of such sublease;

                              (v) Such sublease shall also provide that (a) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (b) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord’s sole discretion, shall deem suitable or appropriate, provided that such purpose is permitted by the certificate of occupancy for the Building and further provided such purpose will not unreasonably interfere with the use of the remaining portion of the Premises if such sublease covers only a portion thereof, (c) Tenant, at Tenant’s expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (d) Landlord, at Tenant’s expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises, and to comply with any Requirements of Law relating to such separation, and (e) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition; and

                              (vi) If Landlord or its designee is the subtenant, either (x) Landlord shall be deemed hereby to release Tenant from such portion of its rental obligations hereunder which are payable by Landlord’s designee pursuant to such sublease or (y) Tenant shall be entitled to offset the rental and other obligations payable under such sublease against its Rental obligations hereunder; and Tenant shall not be liable under this Lease for breaches of the terms and conditions of this Lease covered by the actions, failures to act or omissions of Landlord or its designee under such sublease.

          Section 12.10 If Landlord shall withhold its consent to any proposed sublease, or if Landlord shall exercise any of its options under Section 12.8, (a) Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee, reimbursement for expenses or other compensation by any Person who shall claim to have dealt with Tenant or any proposed assignee or sublessee in connection with a proposed assignment or sublease of the Premises and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements and (b) Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee, reimbursement for expenses or other compensation by any Person who shall claim to have dealt with Landlord in connection with a proposed assignment or sublease of the Premises and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements.

          Section 12.11 The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

ARTICLE 13
ELECTRICITY

          Section 13.1 (A) Landlord shall make available to Tenant within the Premises, up to six (6) watts of electricity per rentable square foot of space in the Premises, demand load, excluding electricity required in connection with the base Building HVAC systems. Tenant shall have the option to obtain an additional two (2) watts of electricity per rentable square foot of space in the Premises, demand load, to be exercised by delivery of written notice to Landlord on or before December 31, 2000, time being of the essence. Landlord shall make such additional electricity available to Tenant, provided, that, subject to the requirements of Article 3 (other than the approval requirement under Section 3.1 (A) and Section 3.1 (B), and at Tenant’s sole cost and expense, Tenant shall perform all work necessary to obtain such additional electricity (a) through connection to an existing riser designated by Landlord in Stairwell A and/or (b) with respect to the fifth floor, by also modifying the existing 480 volt service in the Building’s basement electric room. All electrical energy used by Tenant at or with respect to the Premises (“Tenant’s Electricity”) shall be provided on a submetered basis. The amounts to be paid for Tenant’s Electricity shall be measured on one or more electric submeters measuring both demand and consumption, which submeters shall be installed and maintained by Landlord. Where more than one submeter measures Tenant’s Electricity, the service rendered through each submeter shall be computed and billed separately in accordance with the provisions hereof. Bills for Tenant’s Electricity shall be rendered to Tenant and shall be payable as Additional Rent.

          (B) Subject to the provisions set forth below in this Section 13.1 (B), the amount to be charged to Tenant by Landlord for any billing period for Tenant’s Electricity shall be the sum of One Hundred Five (105%) percent of the amount indicated by applying both the number of Kilowatts of demand for such period and the Kilowatt hours of consumption for such period to Landlord’s Rate Schedule for such period. In addition, Tenant shall pay, and Landlord shall remit to the appropriate Governmental Authorities, all sales taxes, utility taxes and other charges payable on the amounts set forth hereinabove.

          Section 13.2 (A) Subject to Section 13.1(A), Tenant covenants and agrees that at all times its use of electricity will not exceed the capacity of existing feeders to the Premises or the risers or wiring installations therein and Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, will overload such installation or interfere with the use thereof by other tenants in the Building. In the event that, in Landlord’s sole judgment, Tenant’s electrical requirements necessitate installation of an additional riser, risers or other proper necessary equipment or services, including ventilation or air conditioning, the same shall if Landlord deems practicable (taking into consideration the needs of other tenants and of other space in the Building) be provided or installed by Landlord at Tenant’s sole expense, which shall be chargeable and collectible as Additional Rent. Rigid or EMT conduits only will be allowed. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, and wiring requirements of the public utility supplying electricity to the Building. Tenant shall have the right to use any electrical equipment if Landlord’s engineer reasonably determines that such equipment will not exceed the capacity of existing feeders.

          (B) Landlord shall not be liable for any loss, damage or expense or in any other way to Tenant for any failure, interruption or defect of any kind in the supply or character of electric service furnished to the Premises by reason of any Requirements of Law, act or omission of the utility serving the Building (including without limitation the Current Service Provider and any Alternate Service Provider) or for any other reason not attributable to the gross negligence or willful misconduct of Landlord, nor shall there be any allowance to Tenant for a diminution of rental value, nor shall the same constitute an actual or constructive eviction of Tenant, in whole or in part, or relieve Tenant from any of its Lease obligations, and no liability shall arise on the part of Landlord by reason of inconvenience, annoyance or injury to business.

          Section 13.3 If Landlord is compelled to discontinue furnishing electricity to Tenant on a submetered basis by reason of any Requirements of Law, Landlord shall promptly notify Tenant of such Requirements of Law, and this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such Requirements of Law, Landlord shall not be obligated to furnish electricity to Tenant on a submetered basis and Tenant shall arrange to obtain electricity directly from the utility company serving the Building. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity of substantially the same quantity, quality and character, shall be installed by Landlord at Landlord’s expense, provided, however, that Landlord shall be entitled to include such expenses as an Operating Expense under Article 27.

          Section 13.4 Landlord shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises and Tenant shall pay to Landlord or its designated contractor upon demand as Additional Rent the then established reasonable charges therefor of Landlord or its designated contractor, as the case may be.

          Section 13.5 Landlord shall have the right at any time and from time to time during the Term, to the extent permitted by Requirements of Law, to either contract for electricity service with the current utility company providing electricity service to the Building (the “Current Service Provider”) or to contract for service from an alternate company or companies providing electricity service (each an “Alternate Service Provider”). Tenant shall cooperate with Landlord, the Current Service Provider and any Alternate Service Provider at all times, and as reasonably necessary, to allow Landlord, Current Service Provider and any Alternate Service Provider reasonable access to any and all electric lines, feeders, wiring and other machinery within the Premises. Tenant may not utilize the services of any Alternate Service Provider, and no such Alternate Service Provider shall be permitted to provide service to Tenant or to install its lines or other equipment within the Building, without the prior written consent of Landlord, which may be given or withheld in Landlord’s sole discretion.

ARTICLE 14
ACCESS TO PREMISES

          Section 14.1 (A) Tenant shall permit Landlord, its agents and contractors and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises at reasonable times and upon reasonable notice, subject to Section 4.3. The erection of such ducts, pipes and conduits shall not reduce the size of the Premises except to a de minimus extent. Landlord or its agents, licensees, contractors and representatives shall have the right, subject to Section 4.3, to enter the Premises at all reasonable times upon reasonable prior notice (except that no notice shall be required in case of emergency and which notice may be oral in the case of an examination of the Premises), to examine the same, and to make such repairs, alterations, improvements or additions (including, without limitation, reinforcement of columns in the Premises as Landlord may deem necessary or desirable for the support of the floors above the Premises) (i) to the Premises or to any other portion of the Building as Landlord may deem reasonably necessary or desirable, (ii) which Landlord may elect to perform pursuant to Section 4.1 following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with all Requirements of Law. Subject to Section 4.3, Landlord and such other persons authorized by Landlord shall be allowed to take all materials into and upon the Premises that may be reasonably required therefor and to take over discrete portions of the Premises at any one time to the extent necessary to perform such work or to maintain any additional columns erected in the Premises or to ensure the safety of Tenant’s personnel while such work is being performed without the same constituting an eviction or constructive eviction of Tenant in whole or in part. The Fixed Rent (and any other item of Rental) shall in no way abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Tenant shall also grant access at Landlord’s request to other tenants in the Building in connection with Alterations being made by such tenants, provided that each such tenant shall agree in writing to indemnify and hold Tenant harmless from and against any and all claims, loss, cost and damage (including without limitation reasonable attorney’s fees and disbursements) arising from such access and that said access shall be on the same terms as those afforded to Landlord hereunder. Landlord shall not be liable for any acts of other tenants on the Premises in connection with any such access.

          (B) Any work performed or installations made pursuant to this Article 14 shall be made with reasonable diligence and otherwise pursuant to Section 4.3. Landlord shall promptly repair any damage to the Premises or Tenant’s Property caused by such work or installations.

          (C) Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 14 shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely enclosed at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises.

          Section 14.2 Throughout the Term, Landlord may, during normal business hours and upon reasonable prior notice, which notice may be oral, exhibit the Premises to prospective tenants, Mortgagees, Lessors or purchasers of the Building. If Tenant shall not be present when entry into the Premises shall be necessary or permissible hereunder,

Landlord or its agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or its agents shall accord reasonable care to Tenant’s Property), and without in any manner affecting this Lease.

          Section 14.3 Nothing contained in this Article 14 shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

          Section 14.4 Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to make or permit to be made such changes, alterations, additions and improvements outside of the Premises (or inside the Premises pursuant to Section 14.1 hereof) in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable (including, without limitation, changing the arrangement or location of or erecting additional entrances or passageways, doors and doorways, and corridors, columns, elevators, stairs, toilets or other public parts of the Building), provided any such change does not deprive Tenant of reasonable access to the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in, or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities, except Tenant Alterations (other than Building Systems), are not part of the Premises, and Landlord shall have the use thereof, as well as reasonable access thereto through the Premises (subject to the requirement (except in the case of emergency) that Landlord give prior notice thereof to Tenant as set forth in this Article 14), for the purposes of operation, maintenance, alteration, repair and replacement. Notwithstanding the foregoing, Landlord shall use reasonable efforts to minimize interference as provided in Section 4.3.

          Section 14.5 Landlord reserves the right to add new addresses to the Building provided the designation “One Park Avenue” is not removed as an address of the Building, and/or to place signs above the entrances to the Building at any time and from time to time. Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, or to any particular entranceways to public streets, and the use of such doors, passages, concourses, plazas, entranceways and conveniences may without notice to Tenant, be regulated or discontinued at any time by Landlord provided Tenant’s access to Premises is not blocked. Notwithstanding the foregoing, Landlord shall, at all times during the Term and any extension thereof, provide reasonable access to the Building from an entrance on Park Avenue.

          Section 14.6 If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord’s agents may forcibly enter the same without rendering Landlord or such agents liable therefor and without in any manner affecting the obligations and covenants of this Lease. Provided that the portion of the Premises designated by Tenant as a Secured Area does not block access to Building Systems or the Basic Construction of the Building, Landlord shall use reasonable efforts if reasonably practicable to minimize the amount of outside traffic by Landlord and its agents, employees and contractors that enter and pass through any Secured Area and will endeavor to use other areas of the Premises to obtain such access, provided such other areas are, in Landlord’s reasonable judgment, suitable for such access in lieu of the Secured Area for Landlord’s purposes of being in the Premises. Notwithstanding anything in this Lease to the contrary, but subject to Section 4.3, in no event shall the obligations of Landlord under this Section 14.6 in any way be construed to obligate Landlord to pay overtime or premium rates for work, materials or access to the Secured Area or any other area of the Premises, and in no event shall Landlord be deemed to be obligated to spend any greater sums of money to perform any work than it would have had to pay if Landlord, and its agents, employees and contractors, had obtained access to the Secured Area except as specifically provided in this Lease. Furthermore, the provisions of this Section 14.6 shall not be construed to prevent Landlord and its agents, employees and contractors from immediate access to any Secured Area in case of a real or threatened emergency, or for the performance of work in any Secured Area, whether for Tenant or otherwise.

          Section 14.7 Tenant shall be permitted access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week, subject to conditions beyond Landlord’s control and subject to Landlord’s reasonable security and operating procedures for the Building.

ARTICLE 15
CERTIFICATE OF OCCUPANCY

          Section 15.1 Tenant shall not be obligated to obtain any certificate of occupancy or amendment to the existing certificate of occupancy in order to use the Premises as provided in Section 2.1, provided, however, that Tenant shall obtain and maintain any amendment to the certificate of occupancy covering the Premises which is required as a result of any Alterations or Tenant’s particular manner of use of the Premises. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy for the Building and in the event that any Governmental Authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose in violation of such certificate of occupancy, Tenant shall, upon five (5) Business Days notice from Landlord or any Governmental Authority, immediately discontinue such use of the Premises. No certificate of occupancy shall be deemed to constitute a representation or warranty by Landlord that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner, including that the zoning of the Building and/or the Premises permits Tenant’s intended use of the Premises.

          Section 15.2 Tenant, at Tenant’s sole cost and expense and after notice to

Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, any notice, violation, order or other communication by a Governmental Authority that the Premises is being used in violation of any certificate of occupancy, provided, that (i) Landlord (or any Indemnitee) shall not be subject to prosecution for a crime, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall any certificate of occupancy for the Premises or the Building be suspended or in material risk of suspension by reason of noncompliance or by reason of such contest, (ii) before the commencement of such contest, if Landlord or any Indemnitee may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such noncompliance, or the Estimated Compliance Costs, as reasonably estimated by Landlord, exceed Five Hundred Thousand and 00/100 ($500,000.00) Dollars, then unless Tenant shall have met the Financial Requirements, Tenant shall furnish to Landlord either (x) a bond of a surety company satisfactory to Landlord in its reasonable discretion, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to one hundred fifty percent (150%) of the sum of (A) the cost of such compliance, (B) the civil penalties or fines that may accrue by reason of such noncompliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties ((A), (B) and (C) being referred to herein collectively as “Estimated Compliance Costs”) and shall indemnify Landlord (and any Indemnitee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or noncompliance or (y) if requested by Tenant, other security satisfactory in all respects to Landlord, (iii) such noncompliance or contest shall not constitute or result in Landlord being in default (or being subject to default either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Mortgage or Superior Lease shall condition such noncompliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant, (iv) such noncompliance or contest, in Landlord’s reasonable judgment, shall not otherwise adversely affect the Building or the Premises or the character or reputation of the Building or Landlord, (v) Tenant shall keep Landlord regularly advised as to the status of such proceedings and (vi) such noncompliance or contest shall not result in any notes or notices of violation being issued against the Building or Real Property by the Department of Buildings of the City of New York or any other Governmental Authority.

ARTICLE 16
CONDITIONS OF LIMITATION

          Section 16.1 Each of the following events shall be an “Event of Default” and constitute a condition of limitation hereunder:

          (A) if Tenant shall default in the payment when due of any installment of Fixed Rent, Additional Rent, Escalation Rent or other Rental and such default shall continue for five (5) days after Landlord’s notice of such default is given to Tenant; provided, however, that if Tenant shall default in the timely payment of Fixed Rent, Additional Rent, Escalation Rent or other Rental two (2) or more times in any period of twelve (12) months, then, notwithstanding that such defaults shall have been cured, upon any further default in the timely payment of Fixed Rent, Additional Rent, Escalation Rent or other Rental, Landlord may serve a three (3) days notice of termination of this Lease upon Tenant without affording to Tenant an opportunity to cure such further default; or

          (B) If Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or, if such default is of such a nature that it cannot be cured within thirty (30) days and the continuation of the period required for cure will not subject Landlord to the risk of civil or criminal liability or of default under any Mortgage or Superior Lease, if Tenant shall not (i) within such thirty (30) day period notify Landlord of its intention to cure the default, (ii) commence within such thirty (30) day period to cure such default, and (iii) within an additional sixty (60) day period, diligently prosecute such cure to completion and remedy such default; or

          (C) if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12; or

          (D) if Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                              (i) if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                              (ii) if Tenant shall make a general assignment for the benefit of creditors; or

                              (iii) if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which either (x) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (y) remains undismissed for a period of sixty (60) days; or

                              (iv) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                              (v) if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (ii), (iii), (iv) or (v) above; or

                              (vi) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within twenty (20) days.

          Section 16.2 (A) If an Event of Default (i) described in Section 16.1(D) (or Section 16.1(A) after two (2) or more defaults in any twelve (12) month period as provided herein) shall occur, or (ii) described in Sections 16.1(A), (B), or (C), shall occur and Landlord, at any time thereafter, at Landlord’s option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than three (3) days after the giving of such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) of this Section 16.2(A) occurred or the date specified in the notice given pursuant to clause (ii) of this Section 16.2(A), as the case may be, were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises but Tenant shall remain liable for damages as provided in this Lease. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(D), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at Landlord’s election, to terminate this Lease on five (5) days’ notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

          (B) If this Lease shall be terminated as provided in Section 16.2(A), Landlord, without notice, may reenter and repossess the Premises and may dispossess Tenant by summary proceedings or otherwise.

          Section 16.3 If, at any time, (i) Tenant shall comprise two (2) or more persons,

or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease shall have been assigned, the word “Tenant”, as used in Section 16.1(C), shall be deemed to mean anyone or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any moneys received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(C) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2.

          Section 16.4 (A) If Tenant shall have assigned its interest in this Lease, and this Lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this Lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this Lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent, Escalation Rent and Additional Rent then due and payable to Landlord under this Lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Fixed Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent, Escalation Rent and Additional Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this Lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Fixed Rent, Escalation Rent and Additional Rent which, had this Lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the lessee shall fail or refuse to enter into the new lease within ten (10) days after Landlord’s request to do so, then in addition to all other rights and remedies by reason of such default, under this lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

          (B) If pursuant to the Bankruptcy Code Tenant is permitted to assign this lease in disregard of the restrictions contained in Article 12 (or if this Lease shall be assumed by a trustee), then the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including (i) the source of payment of rent and performance of other obligations under this Lease, for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to at least the sum of six (6) months’ Fixed Rent then reserved hereunder plus an amount equal to all Escalation Rent payable under Article 27 for the six (6) months preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, in an interest bearing account for the benefit of Tenant, for the balance of that term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed, and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least ten (10) times the aggregate of the annual Fixed Rent reserved hereunder plus all Escalation Rent and Additional Rent for the preceding calendar year as aforesaid and (ii) that the use, of the Premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within one hundred twenty (120) days after there has been an order for relief under the Bankruptcy Code, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant to the extent of Landlord’s actual damages and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant’s Property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee to the extent of the sum of (i) Landlord’s actual damages and (ii) the portion of the Assignment Profit Landlord would have received if Landlord had consented to such assignment pursuant to Article 12 hereof.

          (C) If Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. § 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the material terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person’s future performance under this lease, including, without limitation, the assurances referred to in Title 11 U.S.C. § 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession not later than sixty (60) days after receipt by the trustee, Tenant or Tenant as debtor-in possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

ARTICLE 17
REMEDIES AND DAMAGES

          Section 17.1 (A) If there shall occur any Event of Default, and this Lease and the Term shall expire and come to an end as provided in Article 16:

                    (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately re-enter the Premises or any part thereof, either by summary proceedings, or by any other applicable legal action or proceeding, and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                    (2) Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability. Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

Tenant hereby waives the service of any notice of intention to reenter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

          Section 17.2 (A) If this Lease and the Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                    (1) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent and Additional Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                    (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term to the Fixed Expiration Date and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 17.1(A)(2) for any part of such period (first deducting from the gross rents collected under any such reletting all of Landlord’s expenses paid or incurred in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such re-letting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs and any and all other expenses of preparing the Premises for such re-letting or charged against the Premises or the reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent. In no event shall Tenant in any suit pursuant to this Section 17.2(A) for any Deficiency be entitled to any credit from any such net rents from a reletting except to the extent such net rents are actually received by Landlord. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

                    (3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any monthly deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term to the Fixed Expiration Date (assuming Escalation Rent during such period to be the same as in the year immediately preceding the termination or re-entry, increased in each succeeding year by four percent (4%) (on a compounded basis)), exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Discount Rate, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 17.2(A)(2) for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been re-let by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such re-letting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting.

          (B) If the Premises, or any part thereof, shall be re-let together with other space in the Building, the rents collected or reserved under any such re-letting and the expenses of any such re-letting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any re-letting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease.

          Section 17.3 Suit or suits for the recovery of damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or had Landlord not reentered the Premises. Notwithstanding anything herein to the contrary, nothing contained in Article 16 or this Article 17 or any other provision of this Lease shall be deemed to preclude, limit or otherwise abridge the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law or equity, or of any sums or damages or other relief to which Landlord may be entitled in addition to the damages set forth in this Article 17 whether or not such amount be greater than any of the sums referred to in Article 17.

          Section 17.4 In addition, if this Lease is terminated under the provisions of Article 16, or if Landlord shall, reenter the Premises under the provisions of Article 16, Tenant agrees that:

          (A) the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the Fixed Expiration Date;

          (B) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any Alterations or for restoring or rebuilding the Premises or the Building, or any part thereof; and

          (C) for the breach of any covenant of Tenant set forth above in this Section 17.4, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the reasonable cost of performing such covenant (as reasonably estimated by an independent contractor selected by Landlord).

ARTICLE 18
FEES AND EXPENSES

          Section 18.1 If Tenant shall fail to pay any installment of Fixed Rent, Escalation Rent, Additional Rent or any other item of Rental when due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent or other item of

Rental, as the case may be, as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

ARTICLE 19
NO REPRESENTATIONS BY LANDLORD; DELIVERY OF PREMISES

          Section 19.1 Landlord and Landlord’s agents have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant acknowledges that Tenant has inspected the Premises and is fully familiar with the conditions thereof and that Landlord shall deliver and Tenant shall accept possession of the Premises in its “as is” condition on the Commencement Date, subject to Landlord’s obligation to perform Landlord’s Work as provided hereunder. Landlord shall have no obligation of any kind to perform any work in readying the Premises for occupancy or to perform any other work or make any other installations with respect to the Premises or the Building, other than the work set forth on Schedule D (collectively, “Landlord’s Work”).

          Section 19.2 (A) Landlord shall, at its sole cost and expense, perform the Landlord’s Work set forth in Schedule D attached hereto in accordance with Schedule D.

          (B) “Substantial Completion”, as it relates to all or any part of Landlord’s Work shall be deemed to have occurred as soon as Landlord’s Work (or the applicable portion thereof) has been substantially completed, except for (a) non-material items of construction, mechanical adjustment or decoration that remain to be performed (i.e., so-called “punch list” items) the absence of which do not materially affect use or occupancy of the space, or (b) portions of Landlord’s Work that have not been completed because under good construction scheduling practice such work should be done after still incomplete work by Tenant on any Alterations has been completed; provided, however, that in the event of a Tenant Delay, Substantial Completion of any portion of Landlord’s Work shall be deemed to have occurred on the date on which Substantial Completion would have occurred but for such Tenant Delay. In determining when Substantial Completion of any applicable portion of Landlord’s Work would have occurred but for a Tenant Delay, it shall be assumed that Substantial Completion is delayed one Business Day for each Business Day Substantial Completion is delayed due to such Tenant Delay.

          (C) As used in this Lease, “Tenant Delay” means any delay in the performance of Landlord’s Work by reason of: (a) any action or omission of Tenant, its agents, employees, invitees, licenses, contractors or subcontractors; (b) any direction by Tenant that Landlord suspend or slow down the progress of Landlord’s Work or any part thereof; or (c) any displacement (resulting from any of the foregoing) of any portion of Landlord’s Work from its place in the construction schedule and the rescheduling of such Landlord’s Work (due regard being given to the need to minimize disturbance to other tenants and occupants of the Building), to the extent such delay actually prevents or delays Landlord from achieving Substantial Completion of the Landlord’s Work and if the performance of the Landlord’s Work is not, has not or would not have been delayed by any cause other than the items set forth in (a), (b) and (c) above.

          (D) Following Substantial Completion of the Landlord’s Work in the Premises, Tenant shall make a final inspection thereof together with Landlord and Landlord’s contractor, and such parties shall jointly prepare a final “punch list.” Landlord shall thereafter cause its contractor to perform the work necessary to complete such “punch list” in a prompt and diligent manner.

          Section 19.3 If for any reason whatsoever, Landlord shall be unable to deliver possession of the Premises on the Commencement Date, then notwithstanding anything to the contrary hereinbefore contained, the term of this Lease shall commence on, and the Commencement Date shall be, the date on which Landlord is able to so deliver possession of the Premises. Landlord shall not be subject to any liability for failure to give possession on the date on which the Commencement Date is contemplated to occur and the validity of this Lease shall not be impaired under such circumstances, nor the same be construed in any way to extend the term of this Lease. Tenant hereby waives any right to rescind this Lease under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute “an express provision to the contrary” within the meaning of said Section 223(a).

ARTICLE 20
END OF TERM

          Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean and in good order and condition, ordinary wear and tear, repairs and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of its property as may be required pursuant to Article 3. This obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding such day. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20.

ARTICLE 21
QUIET ENJOYMENT

Provided no Event of Default has occurred and is continuing, Tenant shall have peaceful and quiet enjoyment of the Premises without hindrance on the part of Landlord, and Landlord shall warrant and defend Tenant in such peaceful and quiet use and enjoyment of the Premises against claims of all persons claiming by, through or under

Landlord, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE 22
POSSESSION

          Subject to the provisions of Section 19.3, Landlord shall deliver possession of the Premises on the Commencement Date.

ARTICLE 23
NO WAIVER

          Section 23.1 No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

          Section 23.2 (A) The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Escalation Rent, or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.

          (B) The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, shall not prevent a subsequent act, which would not have originally constituted a violation, from having all of the force and effect of an original violation. No provision of this Lease shall be deemed to have been waived by Tenant, unless such waiver shall be in writing signed by Tenant.

ARTICLE 24
AFFIRMATIVE WAIVERS

          Section 24.1 Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all rights and privileges which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or rejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

          Section 24.2 TENANT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST TENANT ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND TENANT’S USE OR OCCUPANCY OF THE PREMISES, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY AND OTHER STATUTORY REMEDY WITH RESPECT THERETO.

          Section 24.3 Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises, unless the failure by Tenant to interpose such counterclaim in any such action or proceeding would preclude Tenant from asserting the subject matter of such counterclaim in a separate action or proceeding, and shall not seek to consolidate any such proceeding with any other action which may have been or will be brought in any other court by Tenant.

ARTICLE 25
INABILITY TO PERFORM

          Except as provided in Article 10 with respect to damage to the Premises arising from fire or other casualties and in Article 11 with respect to condemnation, this Lease and the obligation of Tenant to pay Fixed Rent, Escalation Rent and other Rentals hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes, labor troubles, accidents, governmental preemption in connection with a national emergency, Requirements of Law, Tenant Delays, conditions of supply and demand which have been or are affected by war, other emergency, fire or other casualty, adjustment of insurance claims, acts of God, or any other similar or dissimilar cause beyond Landlord’s reasonable control (collectively, “Unavoidable Delays”). Landlord shall endeavor to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease but failure to do shall in no event impair the operation of the provisions of this Article 25.

ARTICLE 26
BILLS AND NOTICES

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against an affidavit of delivery) or by a nationally recognized overnight courier (against a receipt of delivery) or if sent by registered or certified mail (return receipt requested) addressed:

          if to Tenant, prior to the Rent Commencement Date, at Tenant’s address set forth in the Definitions of this Lease and, after the Rent Commencement Date, at the Premises, in each case Attn: Frank Suozzi and Steven Ford, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attn: Thomas Patrick Dore, Jr., Esq., or

          if to Landlord, at Landlord’s address set forth in the Definitions of this Lease, Attn: Mark Teitelbaum, and to Alan Katz, Esq., Squadron, Ellenoff, Plesent & Sheinfeld LLP, 551 Fifth Avenue, New York, New York 10176,

or to such other address(es) and with such other copies as either Landlord or Tenant may reasonably designate as its new address(es) or additional address(es) for such purposes by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given (a) on the date it shall have been delivered, if delivered by hand or by reputable overnight delivery courier or (b) by the fifth (5th) day after mailing as provided above.

          Section 26.1 Unless Landlord shall render written notice to Tenant to the contrary, the Agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, including, without limitation, the delivery of any and all notices and consents. Tenant shall be entitled to rely upon correspondence received from the Agent, as agent for the Landlord. Tenant acknowledges that Agent is acting solely as agent for Landlord in connection with the foregoing; and Agent and its direct and indirect partners, officers, shareholders, directors and employees shall have no liability to Tenant in connection with the performance of this Lease and Tenant waives any and all claims against any such party arising out of, or in any way connected with, this Lease or the Real Property. Each party may have counsel deliver notices to each other with the same force and effect as if given by the party represented by such counsel.

ARTICLE 27
ESCALATION

          Section 27.1 For the purposes of this Article 27 and this Lease, the following terms shall have the meanings set forth below.

          (A) “Assessed Valuation” shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes for such Tax Year.

          (B) “Base Operating Year” shall mean the Operating Year commencing on January 1, 2000 and ending on December 31, 2000.

          (C) “Base Taxes” shall mean the Taxes, as finally determined, for the calendar year commencing on January 1, 2000 and ending on December 31, 2000.

          (D) “Operating Expenses” shall mean the aggregate of those costs and expenses (and taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors, and whether or not within the contemplation of the parties) in respect of the maintenance, operation, repair, replacement, improvement, policing, insuring, equipping, safety, cleaning and security of the Real Property, including, without limitation:

                    (a) the costs of gas, oil, steam, water, sewer rental, electricity, as indicated by meter, or if there be no meter, as determined by an independent electrical consultant designated by Landlord for common areas; (b) HVAC and other utilities furnished to the Building and utility taxes (excluding HVAC to the extent payable directly by tenants of the Building); (c) elevator and escalator maintenance; (d) metal, elevator cab, lobby, and public area maintenance and cleaning; (e) painting and decoration; (f) window cleaning; (g) rubbish removal; (h) snow and ice removal; (i) sanding and salting; (j) sanitary control; (k) security; (l) maintenance and replacement of lighting fixtures, tubes and bulbs in public areas; (m) depreciation of hand tools and other movable equipment used exclusively for the Building or equitably apportioned if used at other properties; (n) maintenance of conduits in the Building; (o) flood, fire, extended coverage, boiler and machinery, sprinkler apparatus, public liability and property damage, loss of rental, fidelity and plate glass insurance and any other insurance customarily maintained by landlords of first-class, office buildings in the Borough of Manhattan; (p) wages, salaries, bonuses, disability benefits, hospitalization, medical, surgical, dental, optical, psychiatric, legal, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or expense respecting employees of Landlord (or its agents) up to and including the building manager, provided that to the extent that Landlord employs the services of any such persons at the Building and at additional locations other than the Building, then only a pro rata portion (based on an equitable time estimate) of the foregoing expenses incurred on behalf of the Building shall be included in Operating Expenses; (q) uniforms and working clothes for such employees and the cleaning and replacement thereof; (r) expenses imposed on Landlord pursuant to Requirements of Law or to any collective bargaining agreement with respect to such employees; (s) workmen’s compensation insurance, payroll, social security, unemployment and other similar employment taxes with respect to such employees; (t) the cost of, or the cost of the rental of, together with the cost of the installation of, any Building security or other system used in connection with the life or property protection installed after the Base Operating Year (including the cost of, or the cost or value of the rental of, all machinery, electronic systems and other equipment comprising any part thereof), as well as the cost of the operation and repair of any such system in operation during the Base Operating Year; (u) charges of independent contractors; (v) the cost of repairs, replacements and improvements made in connection with the Basic Construction of the Building, Building Systems and facilities and other portions of the Building, window washing equipment and snow removal equipment; (w) whether or not capitalized under generally accepted accounting principles, the cost of alterations, repairs, improvements, equipment or machinery installed after the Commencement Date (i) by reason of Requirements of Law (including without limitation costs to Landlord, if any, as contemplated under Section 13.3) or (ii), for the purpose of (A) reducing energy consumption or reducing other Operating Expenses or (B) improving the safety of the Building, whether structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease; (y) salaries of bookkeepers and accountants, provided that to the extent that Landlord employs the services of any such persons at the Building and at additional locations other than the Building, then only a pro rata allocation (based on an equitable time allocation) of the foregoing expenses incurred on behalf of the Building shall be included in Operating Expenses; (z) professional and consulting fees, including legal and accounting fees and disbursements (exclusive of fees and disbursements to attorneys in applying for reduction of Taxes which shall be included in “Taxes” as provided below); (aa) association fees or dues; (bb) telephone and stationery; (cc) directory; (dd) management fees for the management of the Real Property.

          The following shall be excluded from Operating Expenses:

                    (i) Taxes, and any franchise, inheritance, estate, gift, succession or income taxes (but not sales or use taxes) or other taxes imposed upon the profit or income of Landlord; (ii) interest and amortization on Mortgages and fixed rent on Superior Leases; (iii) leasing commissions, advertising expenses and other expenses incurred in connection with the leasing of space in the Building; (iv) capital improvements except as provided in this Article 27; (v) the cost of electrical energy furnished directly to Tenant and other tenants of the Building for rentable space in the Building; (vi) the cost of tenant installations and decorations incurred in connection with preparing space for an existing or new tenant; (vii) legal fees incurred in connection with the negotiation of any space lease in the Building; (viii) refinancing costs; (ix) depreciation; (x) all costs relating to activities for the enforcement of leases of space in the Building; (xi) all costs and expenses of operating any commercial space in the Building; (xii) costs for which Landlord is reimbursed by any tenant or occupant of the Building (other than as Operating Expenses); (xiii) the cost of any electric current furnished to the Building for purposes other than the operation of Building Systems, Basic Construction of the Building and common areas; (xiv) any increase in insurance premiums to the extent that such increase is directly caused or attributable to the use, occupancy or act of another tenant of the Building; (xv) the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this paragraph; (xvi) amounts paid to Landlord or its affiliates in excess of the amount which would be paid in an arms length transaction; (xvii) expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged directly, but which are provided to other tenants of the Building without separate charge; (xviii) the cost of alterations of space in the Building leased to other tenants; (xvix) ground rent or similar payments to a Lessor; and (xvx) the cost of removal, abatement, or treatment of asbestos or any other hazardous substance or gas.

                    (1) If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant.

                    (2) Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year in which such proceeds are received.

                    (3) In determining the amount of Operating Expenses for any Operating Year, if less than 95% of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had 95% of the rentable areas been occupied throughout such Operating Year.

                    (4) If any repair, replacement, equipment or improvement referred to in Section 27.1(D) must be capitalized under generally accepted accounting principles, the cost of such repair, replacement, equipment or improvement shall be amortized over the lesser of (i) the useful life of such repair, replacement, equipment or improvement as reasonably determined by Landlord, and (ii) fifteen (15) years, and the annual amortization, together with interest thereon at the Base Rate, of such repair, replacement, equipment or improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost is amortized or depreciated, as the case may be; provided, however, with respect to any capital improvement and/or any machines or equipment which is made or becomes operational after the Commencement Date, and which has the effect of reducing the expenses which otherwise would be included in Operating Expenses, the amount included in Operating Expenses in any Operating Year until such improvement and/or machinery or equipment has been fully amortized or depreciated, as the case may be, shall be the lesser of (x) the amortization or depreciation, as the case may be, of such capital improvement and/or machinery or equipment, which would have been included in Operating Expenses pursuant to the foregoing provisions or this Section 27.1(D) or (y) the amount of savings, as estimated by Landlord, resulting from the installation and operation of such improvement and/or machine or equipment.

          (E) “Operating Statement” shall mean a statement setting forth Landlord’s calculation of Tenant’s Operating Payment payable for an Operating Year pursuant to the provisions of this Article 27.

          (F) “Operating Year” shall mean a twelve month period commencing on January 1 and ending on the succeeding December 31 for any part or all of which Escalation Rent shall be payable pursuant to this Article 27 beginning with the January 1, 2001 through December 31, 2001 calendar year.

          (G) “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments actually imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property which are not paid by the occupant or user thereof, (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building) and (iv) business improvement and district taxes and charges; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in lieu of or in addition to any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord’s sole asset were the Real Property (it being acknowledged and agreed that any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax which is unique to Landlord and which is not related to the Real Property shall be excluded from Taxes). With respect to any Tax Year, all expenses, including without limitation attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Except as set forth in the proviso above with respect to changes in taxation, Taxes shall not be deemed to include (w) any taxes on Landlord’s income or profit, (x) excise or franchise taxes, capital levies, (y) gift, succession, transfer, estate or inheritance taxes or (z) late payment interest and/or penalties.

          (H) “Tax Payment Installment” shall mean each installment on account of Tenant’s Tax Payment which is due on the dates required under this Lease, which as of the date hereof shall mean two equal installments payable on December 1st and June 1st of each year, subject to revision in accordance with Section 27.2(B).

          (I) “Tax Statement” shall mean a statement, as the same may be revised from time to time by Landlord, setting forth Landlord’s calculation of the Tax Payment due for a Tax Year pursuant to the provisions of this Article 27 which shall be accompanied by a copy of the relevant tax bill or, if such relevant tax bill not been delivered by the applicable taxing authority, a statement that such tax bill has not yet been received.

          (J) “Tax Year” shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by The City of New York as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

          Section 27.2 (A) Tenant shall pay to Landlord as Additional Rent for each Tax Year or partial Tax Year (occurring on and after January 1, 2001) throughout the Term an amount equal to (i) Tenant’s Tax Share multiplied by (ii) the amount by which the Taxes payable for such Tax Year exceed the Base Taxes (the “Tax Payment”) as shown on the Tax Statements rendered to Tenant from time to time with respect to such Tax

Year as hereinafter provided. Tenant shall not be entitled to any credit against any Tax Payment on account of any discount that Landlord may receive by virtue of any early payment of Taxes or on account of any exemptions or abatements of Taxes to which the Real Property is entitled and shall not be entitled to any benefit of any exemption or abatement earned or paid for by Landlord (such as, for example, a tax credit received in connection with an off-site development), and Taxes shall be calculated without taking into account any such discounts, exemptions or abatements. The Taxes shall be computed initially on the basis of the Assessed Valuation in effect at the time the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section 27.2(D).

          (B) At any time during or after the Term, Landlord may render to Tenant a Tax Statement or Tax Statements showing Landlord’s calculation of the Tax Payment for such Tax Year and/or any prior Tax Year. The Tax Payment for each Tax Year shall be due and payable in full (each a “Tax Payment Installment”) in the same manner that Taxes for such Tax Year are due and payable by Landlord to the City of New York or other applicable Governmental Authority all as determined by Landlord. Tenant’s Tax Payment shall be due and payable in two (2) equal semi-annual Tax Payment Installments in advance on the first day of June and December of each calendar year. The first such Tax Payment Installment shall be due on December 1, 2000. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a Mortgagee or Lessor) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord’s option, upon prior written notice to Tenant, Tenant’s Tax Payments shall be correspondingly accelerated or revised so that said Tenant’s Tax Payment Installments are due at least thirty (30) days prior to the date payments are due to the taxing authorities or the Mortgagee or Lessor, provided, however, that in no event shall Tenant’s obligations under this Section 27.2 in respect of any Tax Year exceed Tenant’s Tax Payment for such Tax Year. If the Tax Year established by The City of New York shall be changed, any Taxes for the Tax Year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. Landlord’s failure to render a Tax Statement during any Tax Year shall not prejudice Landlord’s right to render a Tax Statement with respect to such Tax Year or any subsequent Tax Year, and shall not eliminate or reduce Tenant’s obligation to make Tax Payments pursuant to this Article 27 for such Tax Year or any such subsequent Tax Year.

          (C) The Tax Payment shall be prorated for any partial Tax Year in which the Commencement Date or Expiration Date shall occur to correspond to that portion of such Tax Year occurring from and after or before and ending on such dates, as applicable, within the Term. If the amounts paid by Tenant pursuant to this Section 27.2 on account of any Tax Payment Installment shall be less than the amount of such Tax Payment Installment as shown on the most recent Tax Statement rendered by Landlord, Tenant shall, within twenty (20) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of such Tax Payment Installment and, in the event of an overpayment, Landlord shall credit against subsequent Tax Payments the amount of Tenant’s overpayment. Any amount owing to Tenant subsequent to the Term shall be paid to Tenant within twenty (20) days after a final determination has been made of the amount due to Tenant, which final determination shall be made by Landlord within a reasonable period of time following the Expiration Date.

          (D) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the Assessed Valuation. In the event that after a Tax Statement has been sent to Tenant an Assessed Valuation which had been utilized in computing the Taxes for a Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send by notice to Tenant a Tax Statement adjusting the Taxes for such Tax Year and setting forth Tenant’s Tax Share of such refund and Tenant shall be entitled to receive such Tenant’s Tax Share of such refund by way of a credit against the Tax Payment next becoming due after the sending of such Tax Statement, provided, however, that Tenant’s Tax Share of such refund shall be limited to the portion of the Escalation Rent, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced and shall be reduced by Tenant’s Tax Share of any and all costs and expenses associated with such proceedings.

          Section 27.3 (A) Tenant shall pay as Additional Rent for each Operating Year or partial Operating Year (occurring on and after January 1, 2001) throughout the Term an amount equal to (i) Tenant’s Operating Share multiplied by (ii) the amount by which Operating Expenses for such Operating Year exceed the Operating Expenses for the Base Operating Year (each, a “Tenant’s Operating Payment”) as hereinafter provided.

          (B) At any time during or after the term of this Lease, Landlord may render by notice to Tenant an Operating Statement or Statements showing Landlord’s calculation of Tenant’s Operating Payment for such Operating Year and/or any prior Operating Year, which statements shall set forth the Operating Expenses in reasonable detail. Landlord’s failure to render an Operating Statement during or with respect to any Operating Year in question shall not prejudice Landlord’s right to render an Operating Statement during or with respect to such Operating Year or any other Operating Year, and shall not eliminate or reduce Tenant’s obligation to pay Tenant’s Operating Payment pursuant to this Article 27 for such Operating Year or any other Operating Year.

          (C) (1) As used in this Section 27.3(C), (i) the term “Tentative Monthly Escalation Charge” shall mean a sum equal to 1/12th of Tenant’s Operating Share multiplied by the amount of which Landlord’s Estimate for such Operating Year exceeds the Operating Expenses for the Base Operating Year, (ii) the term “Current Operating Year” shall mean the Operating Year in which a demand is made upon Tenant for payment of a Tentative Monthly Escalation Charge and (iii) “Landlord’s Estimate” shall mean Landlord’s good faith estimate of Operating Expenses for the Current Operating

Year which shall consist of Operating Expenses for the immediately preceding Operating Year increased by (x) actual or known increases in Operating Expense line items for the Current Operating Year and (y) Landlord’s good faith estimate of the increase in Operating Expense line items for the Current Operating Year that are not yet known, not to exceed one hundred and five percent (105%) of the amount of such not yet known line items for the immediately preceding Operating Year.

                    (2) At any time in any Operating Year, Landlord may by notice to Tenant demand and collect from Tenant, as Additional Rent, a sum equal to the Tentative Monthly Escalation Charge multiplied by the number of months in said Operating Year preceding such demand (less any amounts theretofore paid by Tenant on account of the Tenant’s Operating Payment for such Operating Year), and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, the monthly installments of Fixed Rent shall be deemed increased by the Tentative Monthly Escalation Charge. Any amount due to Landlord under this Section 27.3(C) may be included by Landlord in any Operating Statement rendered to Tenant as provided in Section 27.3(B). Nothing herein shall restrict Landlord from issuing a notice at any time and from time to time (but not more than once in any calendar year) revising the Tentative Monthly Escalation Charge to reflect an increase or decrease in the Tentative Monthly Escalation Charge, effective with respect to the next ensuing Tentative Monthly Escalation Charge which is at least thirty (30) days from the date of such notice.

                    (3) After the end of the Current Operating Year and at any time that Landlord renders an Operating Statement or Statements to Tenant as provided in Section 27.3(B), the amounts, if any, collected by Landlord from Tenant under this Section 27.3(C) on account of the Tentative Monthly Escalation Charge shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Operating Statement for the Operating Year, a reconciliation shall be made as follows: Tenant shall be debited with any Tenant’s Operating Payment shown on such Operating Statement and credited with the amounts, if any, paid by Tenant on account in accordance with the provisions of Section 27.3(C)(2) for the Operating Year in question. Tenant shall pay any net debit balance to Landlord within twenty (20) days after rendition by Landlord of an invoice for such net debit balance, and any net credit balance shall be applied against the Tenant’s Operating Payment next becoming due. Any amount owing to Tenant subsequent to the term of the Lease shall be paid to Tenant within twenty (20) days after a final determination has been made of the amount due to Tenant.

          Section 27.4 Any Operating Statement sent to Tenant shall be conclusively binding upon Tenant unless, within sixty (60) days after such Operating Statement is sent, Tenant shall send a notice to Landlord objecting to such Operating Statement and specifying the respects in which such Operating Statement is disputed. Tenant shall not retain any representatives on a contingent fee basis in connection with a review of any Operating Statement. If such dispute is not resolved between Landlord and Tenant within thirty (30) days thereafter, then if such notice is sent, provided Tenant shall pay to (or has paid) Landlord the amount shown to be due to Landlord on the disputed Operating

Statement, then Landlord and Tenant may refer the decision of the issues raised to a reputable independent firm of certified public accountants mutually acceptable to Landlord and Tenant, and the decision of such accountants shall be conclusive and binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the relative degree of success of each party). In the event that Landlord and Tenant shall be unable to agree upon the designation of such firm of certified public accountants within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of such certified public accountants, which notice shall contain the names and addresses of two or more firms of certified public accountants who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon arbiter), then either party shall have the right to request the New York office of the American Arbitration Association to designate a reputable nationally recognized independent firm of certified public accountants whose decision shall be conclusive and binding upon the parties, and the cost of such certified public accountants designated by the American Arbitration Association shall be borne as hereinbefore provided in the case of the firms of certified public accountants designated by Landlord and Tenant. Each firm of certified public accountants shall certify to Landlord and Tenant whether or not, in the previous three (3) years, such firm or any individual certified public accountant in such firm shall have (x) been retained by Landlord or Tenant or a related or affiliated entity of either for the preceding five (5) years and/or (y) been involved in an adversarial arbitration or litigation proceeding with either Landlord or Tenant. Landlord and Tenant reserve the right to reject any firm of certified public accountants for good cause within ten (10) Business Days after receipt of the certification provided above.

          Section 27.5 Anything in this Article 27 to the contrary notwithstanding, under no circumstances shall the Tax Payment for any Tax Year or Tenant’s Operating Payment for any Operating Year be less than zero, nor shall the Rental payable under this Lease be less than the Fixed Rent set forth in this Lease.

          Section 27.6 The obligations of Landlord and Tenant under the provisions of this Article 27 shall survive the expiration or sooner termination of this Lease. In determining the amount of Tenant’s Operating Payment or the Tax Payment for the Operating Year or Tax Year in which the Term shall expire, such payments shall be prorated based on the number of days of the Term which fall within such Operating Year or Tax Year. Any payments due under such Operating Statement shall be payable within twenty (20) days after such statement is sent to Tenant.

ARTICLE 28
SERVICES

          Section 28.1 Landlord shall provide passenger elevator service, servicing the Building on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m.

to 1:00 p.m. and have an elevator for passenger use subject to call at all other times. In addition, Landlord shall provide one freight elevator, upon Tenant’s prior request, on a non-exclusive basis with other tenants at the Building, on all Business Days from 8:00 a.m. to 12:00 noon and 1:00 p.m. to 5:00 p.m. The two (2) freight elevator doorways on the westerly side of the Premises (elevators number 17 and 18) may be enclosed with sheetrock (but not removed) by Tenant, at Tenant’s sole cost and expense, provided such enclosure is performed in compliance with any and all Requirements of Law. Notwithstanding the foregoing, subject to Section 4.3, Landlord shall have the right at any time during the Term to access such elevators and/or elevator shafts by installing an access door at Landlord’s sole cost and expense. The use of all elevators shall be subject to the Rules and Regulations. During Tenant’s initial weekend move-in to the Premises and final weekend move-out upon the expiration of the Term, Landlord shall not charge Tenant for overtime freight elevator charges, but in no event to exceed thirty-two hours of free use in the aggregate.

          Section 28.2 (A) Landlord, through the HVAC system, shall furnish heating, mechanical ventilation, and cooling for the Premises in accordance with the standards set forth in Schedule E attached hereto (the “HVAC Specifications”) on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1 :00 p.m. At other hours, such service shall be provided upon notice as provided below at Landlord’s then customary charges therefor. All electrical energy used in connection with the operation of the HVAC system shall be provided by Landlord at Landlord’s sole cost and expense, provided, that notwithstanding the foregoing, Tenant shall pay the cost of electricity used for compressor cooling from the condenser water system during the heating season as provided in Schedule E. The installation of the meter or meters to measure such electricity shall be performed by Landlord at Landlord’s cost and expense. All such HVAC service shall be provided in accordance with Landlord’s Rules and Regulations in effect from time to time as provided under this Lease. The performance by Landlord of its obligations under this Section 28.2 is subject to Tenant’s compliance with the conditions of occupancy and connected load set forth in Schedule E. Use of the Premises, or any part thereof, in a manner exceeding the heating, ventilating and/or air-conditioning design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the heating, ventilating and/or air-conditioning in the Premises, may require changes in the heating, ventilating and/or air-conditioning systems servicing the Premises, in order to provide comfortable occupancy. Such changes, so occasioned, shall be made by Tenant, at its expense, as Alterations in accordance with the provisions of Article 3 hereof, but only to the extent permitted and upon the conditions set forth in Article 3 hereof. Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the HVAC system is in operation and the position of the sun so requires and shall at all times cooperate fully with Landlord and abide by all of the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system. Notwithstanding the foregoing, Landlord will have no obligation to comply with the foregoing HVAC standards if an energy conservation or any other Requirement of Law shall provide for any reduction in operations below the standards set forth above in which case the HVAC system shall be operated so as to provide reduced service in accordance with such Requirement of Law.

          (B) Tenant may install auxiliary or supplemental air conditioning equipment subject to the terms and conditions herein. In such event, Landlord shall supply up to 62 tons of condenser water to a location to be determined by Landlord in the core of the Building, and shall have the right, at Tenant’s cost, to install a meter or meters to measure Tenant’s use of electricity in the operation of such supplemental system. Tenant shall have the option to increase the amount of condenser water supplied by Landlord to an aggregate amount of up to 75 tons, to be exercised by written notice from Tenant to Landlord on or before December 31, 2000, time being of the essence. Tenant shall pay to Landlord, at Landlord’s then established rates therefor, the cost of such condenser water on a connected basis based upon available capacity and electricity as shown on such meter or meters, which charges to Tenant shall be payable upon demand and shall constitute Additional Rent. Landlord’s current established rate for condenser water is $500 per ton per annum. Landlord’s then established rate for condenser water shall not be increased from the current established rate at a rate exceeding, in the aggregate for all increases from the Commencement Date, the lesser of actual cost increases and the rate of increase in the Consumer Price Index during the period from the date of publication most immediately preceding the Commencement Date through and including the date of such increase. Tenant covenants that its use of any such supplemental air conditioning system at all times shall be in compliance with all applicable Requirements of Law with respect to the days or hours of operation of such system, or the volume or capacity of such system, as may be imposed from time to time by all Governmental Authorities and instrumentalities having jurisdiction over the same. To the extent that Tenant’s supplemental air conditioning system is an air cooled system, Landlord shall, subject to Requirements of Law and provided there shall be no interference with the use and occupancy of other tenants, at Tenant’s sole cost and expense, allow Tenant to install vents out of the easterly wall of the Building at a location to be determined by Landlord in its sole discretion.

          Section 28.3 (A) Except as otherwise specifically provided herein, Landlord shall not be required to furnish any services under this Article 28 during periods (“Overtime Periods”) other than the hours of 8:00 a.m. to 6:00 p.m. on Business Days (except HVAC services which shall be provided pursuant to Section 28.2(A)) unless Landlord has received advance notice from Tenant (which may be given verbally by telephone together with an additional notice by facsimile to the Agent) requesting such services, provided that such notice must be given prior to 2:00 p.m. for services during the evening of the same Business Day and 2:00 p.m. of the preceding Business Day if such Overtime Period is requested for a day other than a Business Day. Landlord shall have no liability of any kind nor shall Tenant be entitled to any abatement of rent nor shall this Lease in any respect be impaired for any failure to deliver any HVAC or other services during Overtime Periods. The Fixed Rent and Escalation Rent do not include or reflect any charge to Tenant for any services during any Overtime Periods (other than HVAC services, 8:00 a.m. to 1:00 p.m. on Saturdays, the cost of which shall be deemed included in Fixed Rent and Escalation Rent). If Landlord provides any of such services during an Overtime Period, Tenant will pay Landlord’s then established customary charges therefor.

          Section 28.4 (A) Landlord shall cause the Premises (excluding any portions thereof used for the storage or preparation, service or consumption of food or beverages) to be cleaned on Business Days (but in no event prior to 6:00 p.m.), in accordance with the standards set forth in Schedule F attached hereto and made a part hereof. Tenant shall pay to Landlord as Additional Rent upon demand, Landlord’s charges for cleaning work in the Premises or the Building required because of (i) misuse or neglect on the part of Tenant or its agents, employees, contractors, licenses or invitees, (ii) use of portions of the Premises for the storage, preparation, or consumption of food or beverages in excess of amounts reasonably created by consumption of food by employees of tenants in similar buildings in the Borough of Manhattan, reproduction, data processing or computer operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than other areas, (iii) interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, (v) increases in frequency or scope in any of the items set forth in Schedule F as shall have been requested by Tenant, (vi) removal from the Premises or the Building of any rubbish or refuse in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord’s standard cleaning times, and (vii) the use of the Premises by Tenant after hours. If any additional cleaning of the Premises is to be done by Tenant, it shall be done at Tenant’s sole cost and expense in a manner reasonably satisfactory to Landlord, and only persons designated or approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall, at its sole cost and expense, arrange for the removal of all of Tenant’s refuse and rubbish in excess of that ordinarily accumulated by a typical commercial occupant from the Premises and the Building by the contractor designated by Landlord. Tenant, at Tenant’s sole cost and expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation Tenant shall employ an exterminator (which exterminator shall comply with all Requirements of Law), first approved by Landlord.

          (B) Landlord, its cleaning contractor and their respective employees shall have access to the Premises after 5:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this Section 28.4.

          Section 28.5 Tenant shall be responsible, at its sole cost and expense, for the installation of a “sprinkler system” in the Premises which complies with all applicable Requirements of Law. If the “sprinkler system” installed in the Building or any of its appurtenances shall be damaged or injured or not be in proper working order by reason of any act or omission of Tenant, or Tenant’s agents, servants, employees, licensees or visitors, Tenant shall restore the same to good working condition, at Tenant’s sole cost and expense; and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any Governmental Authority shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s business, or the location of the partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant’s sole cost and expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. Tenant acknowledges and agrees that Tenant is responsible that its “sprinkler system” conforms with all Requirements of Law. Tenant shall be responsible to maintain its “sprinkler system” as an Independent System pursuant to Section 4.1 in addition to its obligations set forth herein.

          Section 28.6 Landlord shall provide hot and cold water to the Premises for ordinary drinking, cleaning and lavatory purposes. Landlord shall provide sufficient quantities of water for the sprinkler system serving the Premises in accordance with any applicable Requirements of Law, at Landlord’s then established rates therefor. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning and lavatory purposes and for the sprinkler system serving the Premises in excess of amounts customarily required, used or consumed by similar tenants in similar buildings in the Borough of Manhattan, the cost of the water so used (inclusive of Landlord’s administration charges, sewer rents, taxes and other charges) shall be billed to Tenant based upon Landlord’s estimate of the usage which would be shown by the meter. The bill rendered by Landlord for the charges set forth above shall be based on Tenant’s consumption and shall be payable by Tenant as Additional Rent.

          Section 28.7 Landlord reserves the right, on not less than five (5) Business Days notice to Tenant (or such shorter period as may be necessary or practicable), to stop service of any of the Building Systems or other facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements which in Landlord’s sole judgment are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed (which repairs, alterations and improvements shall be performed in accordance with Section 4.3). Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply service of any of the Building Systems or other facilities, when prevented by Unavoidable Delays or by any Requirement of Law or due to the exercise of its right to stop service as provided in this Section 28.7. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Except as expressly provided in this Lease, Landlord shall not be required to furnish any services to the Premises.

ARTICLE 29
PARTNERSHIP TENANT

If Tenant is a partnership (or is comprised of two (2) or more persons, individually or as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually or as co-partners of a partnership) (any such partnership and such persons are referred to in this Article 29 as

“Partnership Tenant”), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the general partners comprising Partnership Tenant shall be joint and several; (b) each of the general partners comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (i) any written instrument which may hereafter be executed by Partnership Tenant or any successor partnership, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (ii) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the general partners comprising Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such general partners shall be binding upon Partnership Tenant and all such general partners; (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed after the date of such admission and for so long as such general partners remain general partners of the Partnership Tenant; and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord in all respects, wherein each such new partner shall assume joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed as provided in clause (d) above (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) above). The technical dissolution of a Partnership Tenant (or of any partnerships constituting Tenant) by reason of the death, retirement, resignation, bankruptcy, or adjudication of incompetency of one or more partners, shall not affect the ongoing liability hereunder of all general partners of such Partnership (including any such dying, retiring, resigning, insolvent or incompetent partners) as provided in this Lease.

ARTICLE 30
VAULT SPACE

          Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

ARTICLE 31
SECURITY DEPOSIT

          Section 31.1 Tenant concurrently with the execution and delivery of this Lease by Landlord and Tenant herewith shall deposit with Landlord the sum of $1,000,000 as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this Lease. Tenant shall be obligated to deposit with Landlord the additional sum of $1,000,000 on or before thirty (30) days after the Commencement Date, time being of the essence, so that the aggregate sum of $2,000,0000 shall be deposited with Landlord as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this Lease. Landlord shall deposit each such sum upon receipt into an interest bearing money market account, in Chase Manhattan Bank (or any successor financial institution selected by Landlord which is a member of the New York Clearing House Association). Provided no Event of Default has occurred and is continuing, the interest earned on such account shall be remitted annually to Tenant.

          Section 31.2 In lieu of the cash security deposit provided for in Section 31.1, Tenant may at any time during the Term deliver to Landlord and shall thereafter, except as otherwise provided herein, maintain in effect at all times during the Term, a clean, stand-by, irrevocable letter of credit, in form and substance satisfactory to Landlord in the amount of the security required pursuant to this Article 31 issued by a banking corporation reasonably satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the City of New York, and, if the issuing bank is not a member of the New York Clearing House Association, confirmed by Citibank, N.A. or another bank reasonably satisfactory to Landlord which is a member of the New York Clearing House Association, which letter of credit may be presented for payment in the City of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given by certified or registered mail, return receipt requested not less than forty-five (45) days prior to the expiration thereof. Except as otherwise provided in this Article 31, Tenant shall, throughout the Term deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit acceptable to Landlord in lieu thereof (each such letter of credit and each such extension or replacement thereof, as the case may be, is hereinafter referred to as a “Security Letter”) no later than forty-five (45) days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one (1) year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacements of a Security Letter within the time limits set forth in this Section 31.2, Landlord may draw down the full amount of the existing Security Letter and retain the same as cash security hereunder.

          Section 31.3 In the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, beyond any applicable grace period, including, but not limited to, the payment of Fixed Rent, Escalation Rent and/or Additional

Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent, Escalation Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purposes, and to the extent provided in this Article 31, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon presentation to the issuing or confirming bank of Landlord’s sight draft drawn on the issuing bank.

          Section 31.4 In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required under the provisions of this Article 31.

          Section 31.5 If Tenant shall fully and faithfully comply with all of Tenant’s covenants and obligations under this Lease, the security or any balance thereof to which Tenant is entitled (and interest earned thereon, if any, not previously remitted to Tenant) shall be returned or paid over to Tenant reasonably promptly after, as applicable, (x) delivery of a Security Letter meeting the requirements of this Article 31 or (y) the date fixed as the end of the Term and after delivery to Landlord of entire possession of the Premises. In the event of any sale, transfer or leasing of Landlord’s interest in the Building whether or not in connection with a sale, transfer or leasing of the Real Property to a vendee, transferee or lessee, Landlord shall have the right to transfer the unapplied part of the security and the interest thereon, if any, to which Tenant is entitled, or any interest it may have in the Security Letter, as the case may be, to the vendee, transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of same. The provisions of the preceding sentence shall apply to every sale, transfer or leasing of the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successor in the Building, whether in whole or in part, pay over any unapplied part of said security or any interest it may have in the Security Letter, as the case may be, to any vendee, transferee or lessee of the Building, and shall thereupon be relieved of any liability with respect thereto. In the event of a sale of the Building, Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new Landlord as beneficiary and, if Tenant shall fail to deliver the same within thirty (30) days after notice, to draw down the existing Security Letter and retain the proceeds as cash security hereunder until a replacement Security Letter is delivered. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, or attempted assignment or encumbrance.

          Section 31.6 Provided that no Event of Default shall have occurred and then be continuing under this Lease, (a) on the third (3rd) anniversary of the Commencement Date, Tenant shall be permitted to reduce the amount of said security to $1,000,000.00 in the event Tenant has a Net Worth equal or greater than $100,000,000 and (b) on the tenth (10th) anniversary of the Commencement Date, the security requirement shall be eliminated and of no further force and effect. If the security then held by Landlord is in cash, each such reduction shall be accomplished by means of a cash payment to Tenant from Landlord. If the security then held by Landlord is in the form of a Security Letter, Landlord will accept a Security Letter in the proper reduced amount in exchange for the existing Security Letter, or will enter into an amendment of the Security Letter, reasonably acceptable to Landlord, reducing the amount thereof to the proper reduced amount or, if applicable, landlord shall return the Security Letter to Tenant.

ARTICLE 32
CAPTIONS

          The captions, table of contents, headings and titles in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

ARTICLE 33
PARTIES BOUND

          Except as otherwise expressly provided in this Lease, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective permitted legal representatives, successors, and assigns; provided, however, that (a) no violation of the provisions of Article 12 hereof shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article 33 shall not be construed as modifying the conditions of limitation contained in Article 16 hereof.

ARTICLE 34
BROKER

          Tenant represents and warrants to Landlord that it has not dealt with any broker or Person in connection with this Lease other than Insignia/ESG (the “Broker”). Landlord represents and warrants to Tenant that it has not dealt with any broker or Person in connection with this Lease other than the Broker. In executing and delivering this Lease, the parties have relied upon the foregoing representations and warranties. Tenant and Landlord shall indemnify and hold each other harmless from and against any and all claims for commissions, fees, reimbursement for expenses, or other compensation by any Person other than the Broker who shall claim to have dealt with the indemnifying party in connection with this Lease and for any and all costs incurred by indemnified party in connection with such claims, including, without limitation, attorneys’ fees and disbursements. Landlord shall compensate the Broker in accordance with a separate agreement or agreements between Landlord and the Broker. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 35
INDEMNITY

          Section 35.1 (A) Tenant shall not do or permit any act or thing to be done upon the Premises which may subject any Indemnitee to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement of Law, but shall exercise such control over the Premises as to fully protect the Indemnitees against any such liability. Tenant shall indemnify and save the Indemnitees and each of them harmless from and against (i) all claims of whatever nature against the Indemnitees arising from the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the Term or any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (ii) all claims against the Indemnitees arising from any accident, injury, damage or other occurrences whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (iii) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury of damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant’s agents, employees, invitees or visitors, and (iv) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include without limitation indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. If any claim, action or proceeding is made or brought against any Indemnitee, which claim, action or proceeding the Tenant shall be obligated to indemnify such Indemnitee against, pursuant to the terms of this Lease, then, upon demand by the Indemnitee, the Tenant, at its sole expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s name, if necessary, by such attorneys as the Indemnitee shall approve. The provisions of this Section 35.1(A) shall survive the expiration or earlier termination of this Lease.

          (B) Landlord shall indemnify and save Tenant harmless from and against any and all claims (other than those for which liability is waived or limited by the express provisions of this Lease) resulting from any accident, injury, or damage in or upon the Real Property to property or persons (i) due to any gross negligence of Landlord, its agents, licensees, employees, invitees or contractors, to the extent of collected insurance proceeds, or (ii) due to any intentional misconduct of Landlord, its agents, employees or contractors, provided in each case that Tenant first obtains a final, nonappealable order of a court of competent jurisdiction confirming that the actions or inactions of Landlord, its agents, employees or contractors constituted gross negligence or intentional misconduct as the case may be. This indemnity and hold harmless agreement shall include without limitation indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim brought thereon, and the defense thereof. The provisions of this Section 35.1(B) shall survive the expiration or earlier termination of this Lease.

ARTICLE 36
ADJACENT EXCAVATION-SHORING

          If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to Landlord or any Governmental Authority causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord or such Governmental Authority shall deem, in its or their sole discretion, necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental provided that Tenant shall continue to have access to the Premises and the Building.

ARTICLE 37
MISCELLANEOUS

          Section 37.1 This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant or impose any rights or obligations upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to each other.

          Section 37.2 The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder; provided, however, that Landlord shall not be released from its obligation to fund the Landlord’s Contribution pursuant to Article 41 unless and until the purchaser, assignee or transferee with respect to such sale, conveyance, assignment or transfer assumes the obligations of Landlord under the Lease. Neither Landlord nor any of the direct or indirect partners, shareholders, directors or officers of Landlord (collectively, the “Parties”) shall be personally liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of the Parties. Prior to any such sale, conveyance, assignment or transfer, the liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations. After any such sale, conveyance, assignment or transfer, to the extent that Landlord has any liability at all, the liability of Landlord for such obligations shall be limited to the proceeds of such transfer received by Landlord.

          Section 37.3 Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, Additional Rent or Rental, shall constitute rent for all purposes of this Lease, for the purpose of any and all remedies that Landlord has available at law or in equity, and for the purposes of Section 502(b)(7) of the Bankruptcy Code.

          Section 37.4 This Lease shall not be recorded. The recordation of this Lease or any memorandum thereof shall constitute a default by Tenant under the provisions of this Lease. The provisions of this Section 37.4 shall survive the expiration or earlier termination of this Lease.

          Section 37.5 Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy in connection therewith shall be an action or proceeding for specific performance, injunction or declaratory judgment. In the event there is a final determination in any such proceeding (after exhaustion of any appeals) that Landlord unreasonably withheld or delayed its consent in violation of any provision in this Lease pursuant to which Landlord has agreed not to unreasonably withhold or delay its consent, the requested consent or approval shall be deemed to have been granted, however, Landlord shall have no liability of any kind to Tenant for its refusal or failure to give such consent or approval except for Landlord’s actual bad faith and provided the following shall occur: (a) Tenant shall give Landlord written notice (the “Damages Notice”) no later than sixty (60) days after Landlord shall have refused to grant its consent, time being of the essence, which notice shall specify (i) the reason that Tenant believes that Landlord’s failure to give such consent is unreasonable, (ii) the grounds, based upon Tenant’s available knowledge, that Tenant believes Landlord’s decision was caused by its bad faith, and (iii) the amount of damages Tenant believes it incurred by reason of Landlord’s decision; failure by Tenant to deliver the Damages Notice within such sixty (60) day time period shall automatically be deemed a waiver of any right to seek any damages against Landlord for the failure or refusal to grant such consent; (b) Tenant shall commence suit against Landlord in a court of competent jurisdiction in the Borough of Manhattan in the City of New York no later than nine (9) months after delivery of the Damages Notice; and (c) there shall be a final determination in such court (after exhaustion of any appeals) that Landlord’s refusal to grant such consent was caused by Landlord’s actual bad faith. Landlord’s liability will be limited to actual compensatory damages (and in no event shall Landlord be liable for consequential damages or punitive damages). Without limitation of the scope of Landlord’s discretion, no decision of Landlord will be deemed to result from bad faith if such decision requires the consent of any Mortgagee or Lessor, and the Mortgagee or

Lessor refuses to give, withholds, delays or conditions such consent. If any action or proceeding for damages against Landlord under this Section 37.5 shall be commenced against Landlord and there shall be a final determination by a court of competent jurisdiction on the merits (after exhaustion of any appeals), then the prevailing party shall be entitled to be reimbursed within twenty (20) days after demand by the other party for reasonable attorneys’ fees and disbursements incurred by such prevailing party in connection with such action or proceeding.

          Section 37.6 All references in this Lease to the consent or approval of Landlord or Agent shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is given in advance and is set forth in a written instrument executed by Landlord or Agent.

          Section 37.7 If Tenant shall fail to deliver vacant possession of the Premises in the manner required hereunder on or prior to the expiration or earlier termination of this Lease, such failure shall not be deemed to extend the Term or renew this Lease and Tenant shall pay to Landlord promptly upon demand therefor, (a) for the first month or any portion thereof during which Tenant shall retain possession of the Premises after such expiration or early termination, an amount equal to One Hundred Twenty-Five percent (125%) of the product obtained by multiplying (i) one-twelfth (1/12) by (ii) the annual Fixed Rent, Escalation Rent and Additional Rent then payable by Tenant pursuant to the terms of this Lease, (b) for each of the second and third months or any portion thereof during which Tenant shall retain possession of the Premises after such expiration or early termination, an amount equal to One Hundred and Fifty percent (150%) of the product obtained by multiplying (i) one-twelfth (1/12) by (ii) the annual Fixed Rent, Escalation Rent and Additional Rent then payable by Tenant pursuant to the terms of this Lease and (c) for each month or any portion thereof thereafter during which Tenant shall retain possession of the Premises after such expiration or early termination, an amount equal to One Hundred Seventy-Five percent (175%) of the product obtained by multiplying (i) one-twelfth (1/12) by (ii) the annual Fixed Rent, Escalation Rent and Additional Rent then payable by Tenant pursuant to the terms of this Lease. The provisions of this Section 37.7 shall not be deemed to limit or constitute a waiver of any other rights or remedies provided herein or at law or in equity. The provisions of this Section 37.7 shall survive the expiration or earlier termination of this Lease.

          Section 37.8 This Lease contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations and agreements are merged herein. No agreement hereafter made shall be effective to change, modify, terminate, discharge or effect an abandonment of this Lease in whole or in part unless such agreement is in writing, refers specifically to the provisions of this Lease and is signed by the party against whom enforcement of the change, modification, termination, discharge or abandonment is sought.

          Section 37.9 The submission of this Lease for examination, review and negotiation does not constitute an offer to lease and this Lease shall be legally binding only upon execution hereof by Landlord and Tenant and delivery of an executed counterpart thereof to each party.

          Section 37.10 Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises, except with the prior written consent of Landlord in each instance, except in the event that there is no Comparable Space available in the Building.

          Section 37.11 Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the Land or Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 37.11 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Building or the Land.

          Section 37.12 In addition to any remedies which Landlord may have under this Lease, and without reducing or adversely affecting any Landlord’s rights and remedies under Article 17 hereof, if there shall be a monetary default hereunder by Tenant which shall not have been cured within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Premises any heat, ventilation or air-conditioning services outside of 8:00 a.m. to 6:00 p.m. on Business Days and from 8:00 a.m. to 1:00 p.m. on Saturdays, or any extra or additional cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant’s covenants and obligations under this Lease. Notwithstanding the foregoing, Landlord shall provide such overtime services if, at the time of requesting such services, Tenant shall prepay to Landlord the estimated costs for such services as reasonably determined by Landlord.

          Section 37.13 Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. Except as expressly provided to the contrary in this Lease, Tenant agrees that all disputes arising out of or relating to this Lease shall be adjudicated in the State Courts for the State of New York in New York County or in the Federal Courts for the South District of New York. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

          Section 37.14 Landlord shall make a reasonable good faith effort to identify, test for and remediate century date change and date handling deficiencies in the Internal Components of Building Systems so that they will be Y2K Compliant, provided, however, that Landlord makes no representations or warranties of any kind or nature whatsoever that such efforts shall be successful. For the purposes of this Section 37.13 “Internal Components” shall mean any component or service (including without limitation the Building Systems) that is located exclusively within the Building and is entirely within Landlord’s control and “Y2K Compliant” shall mean any component or service (including without limitation the Building Systems) that, provided all other systems, components and services used with it shall properly exchange accurate date data with it, (x) is capable of correctly and accurately processing, providing and/or receiving date data from, into and between years 1999 and 2000 and beyond and (y) does not operate abnormally or inaccurately or cease to operate as a result of the inability to correctly and accurately process, provide and/or receive date data from, into and between years 1999 and 2000.

          Section 37.15 Tenant shall have the non-exclusive right (the “Plaque Right”) exercisable upon thirty (30) days’ prior written notice to Landlord (the “Plaque Notice”) to erect one plaque (the “Plaque”) with Tenant’s name on the exterior of the Building in a design, size, and material which, in Landlord’s sole and absolute judgment, shall be consistent with the character and dignity of the Building in the location and otherwise as specified in Schedule I attached hereto. As an express condition precedent to the Plaque Right, at the time Tenant proposes to commence erection of the Plaque and all times thereafter (a) no Event of Default under any of the terms and conditions of this Lease must have occurred and be continuing and (b) the named Tenant in this Lease or any Related Entity thereof must be in actual occupancy of an amount of space in the Building equal to at least 75,000 rentable square feet. The Plaque shall be installed by Landlord, at the sole reasonable expense of Tenant. Upon expiration or sooner termination of this Lease, Tenant shall reimburse Landlord for the reasonable cost of removal of the Plaque, which removal will be performed by Landlord, and for restoration of the site to its condition prior to the installation of such Plaque. If Tenant assigns this Lease other than pursuant to Section 12.4 hereof, this Section 37.15 shall, automatically and without any further act by any party, be of no further force or effect whatsoever.

ARTICLE 38
RENT CONTROL

          If at the commencement of, or at any time or times during the Term, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement of Law, Tenant shall enter into such agreements and take such other steps as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a)

the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

ARTICLE 39
LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

          If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under any of the terms and provisions of this Lease, (i) Landlord may remedy such default for the account of Tenant, immediately thereafter and without notice in case of emergency or if such default shall subject Landlord to the risk of prosecution for a crime or default under any Superior Lease or any Mortgage, or in any other case if Tenant shall fail to remedy such default after Landlord shall have notified Tenant of such default and the applicable grace period for curing such default shall have expired, and (ii) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default, including without limitation, attorneys’ fees or disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Applicable Rate from the date paid or incurred, shall be deemed to be Additional Rent and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor. The provisions of this Article 39 shall survive the expiration or other termination of this Lease.

ARTICLE 40
BUILDING DIRECTORY

          At the request of Tenant, Landlord shall list in the building’s directory the name of Tenant and any trade name under which Tenant has the right to operate. Tenant shall have a number of listings in the building’s directory equal to Tenant’s Operating Share of the total number of listing spaces/slots in the building’s directory.

ARTICLE 41
LANDLORD’S CONTRIBUTION

          Section 41.1 (A) (i) Subject to the terms and conditions set forth below, Landlord shall reimburse Tenant up to a maximum amount of $3,600,000.00 (“Landlord’s Contribution”) for the costs of labor and materials and other related costs paid and incurred by Tenant in connection with the Initial Alterations. In the event that the cost and expense of all such items shall exceed the amount of the Landlord’s Contribution, Tenant shall be entirely responsible for such excess. If Tenant does not use all or any part of the Landlord’s Contribution for or with respect to Initial Alterations or other permitted expenditures under this Article 41, then Tenant may apply the balance against Fixed Rent in accordance with this Section 41.1. If the amount of the Landlord’s Contribution that is applied to Fixed Rent (a) is equal to or less than two (2) months’ Fixed Rent, then such credit shall apply within twelve (12) months after the Abatement Period as designated by Tenant to Landlord in writing and (b) exceeds two (2) months’ Fixed Rent, then (i) the amount equal to two (2) months’ Fixed Rent shall apply within twelve (12) months following the Abatement Period as designated by Tenant to Landlord in writing and (ii) the amount in excess of two months’ Fixed Rent shall apply to any month(s) determined by Landlord in its sole discretion after twelve (12) months after the Abatement Period and prior to the third (3rd) anniversary of the Rent Commencement Date.

                    (ii) Prior to the commencement of the Initial Alterations, as a condition to Landlord’s obligation to provide the Landlord’s Contribution, Tenant shall be required to provide to Landlord a certificate in form reasonably satisfactory to Landlord from an officer of Tenant certifying the total estimated cost of the Initial Alterations and providing a certification of Tenant’s general contractor, setting forth the total cost of the Initial Alterations and including a trade breakdown evidencing the total cost of the Initial Alterations.

          (B) Disbursements of the Landlord’s Contribution shall be made in accordance with this Section 41.1(B). Landlord shall disburse from time to time, but not more often than once in any calendar month, within ten (10) Business Days after receipt of Tenant’s request therefor, that portion of Landlord’s Contribution equal to the amount set forth in Tenant’s requisition (subject to the provisions of this Article 41); provided however, that no advance shall be made if, and for so long as, Tenant shall be in default beyond applicable notice and grace periods under this Lease. No advance shall be made until Landlord has received a request therefor from Tenant and Tenant has submitted the following to Landlord:

                    (i) A certificate signed by Tenant and Tenant’s architect dated not more than ten (10) days prior to such request setting forth (a) an itemized account of the sums paid by Tenant for amounts justly due to all contractors, subcontractors, materialmen, engineers, architects and other persons who have rendered services or furnished materials in connection with the Initial Alterations, (b) that the work described in the certificate has been completed substantially in accordance with the final plans therefor previously approved by Landlord (this statement need not be made by Tenant, only by Tenant’s architect), (c) that Tenant has not received notice of the filing with respect to the Premises or the Building or any part thereof or any improvements thereon, any vendor’s, mechanic’s, laborer’s, materialmen’s or other like liens arising out of Initial Alterations which has not been discharged of record, and (d) that Tenant has complied with all of the conditions set forth in this Lease applicable to Alterations, including without limitation the requirement that Tenant comply with Requirements of Law (statements (c) and (d) need not be made by Tenant’s architect, only by Tenant);

                    (ii) Partial lien waivers, paid receipts or such other proof of payment as Landlord shall reasonably require for all work done and materials supplied with respect to any prior requisitions for which Tenant previously applied for payment; and

                              (iii) a statement from the architect setting forth the total remaining cost of the Initial Alterations to be performed, including without limitation, an itemization of any additional costs not theretofore disclosed to Landlord.

          Section 41.2 Upon completion of the Initial Alterations, Tenant shall deliver to Landlord (i) a certificate signed by Tenant’s architect and an officer of Tenant certifying that the Initial Alterations have been substantially completed in accordance with the approved plans and specifications, (ii) all Building Department sign-offs, inspection certificates and any and all permits required to be issued by any Governmental Authority having jurisdiction thereover and (iii) a general release from all contractors and subcontractors performing Initial Alterations releasing Landlord and Tenant from any and all liability for any work or materials.

          Section 41.3 Notwithstanding anything to the contrary contained in this Article 41, if, at the time any payment by Landlord to Tenant of all or any portion of Landlord’s Contribution is required to be made and an Event of Default has occurred, then Landlord may, provided it gives written notice to Tenant, offset the amount of any arrearages against the payment then due from Landlord hereunder.

          Section 41.4 Landlord shall be permitted to retain from each disbursement under this Article 41 an amount equal to ten percent (10%) of the amount requested to be disbursed by Tenant in the event Tenant’s application does not reflect a ten percent (10%) retainage from contractors and materialmen. The aggregate amount of the retainages held by Landlord (if any) shall be paid by Landlord to Tenant upon completion of the Initial Alterations and upon receipt by Landlord from Tenant of the items set forth in Section 41.2(i), (ii), and (iii).

ARTICLE 42
EXTENSION OF TERM

          Section 42.1 (A) Subject to the provisions of Section 42.4, Tenant, at Tenant’s sole option, shall have one (1) extension option of five (5) years (the “Extension Option”) covering either (x) the entire Premises or (y) portions of the Premises consisting of full floors only and in no event less than one full floor (the “Extension Space”). To the extent applicable, contiguous full floors must be included as part of the Extension Space before non-contiguous full floors can be included as part of the Extension Space. The term of the Extension Option shall commence on the day immediately succeeding the Fixed Expiration Date (the “Extension Term Commencement Date”) and end on the last day of the calendar month immediately preceding the month in which occurs the fifth anniversary of the Extension Term Commencement Date (such additional term being the “Extension Term”) provided that:

                              (i) Not later than the date which is eighteen (18) months prior to the Fixed Expiration Date and not earlier than the date which is two (2) years prior to the Fixed Expiration Date, Tenant shall send to Landlord a written request (the “Extension

Request”) asking Landlord to set forth Landlord’s estimate of the Fixed Rent for the Extension Term on a rentable square foot basis in the event Tenant exercises the Extension Option and indicating the Extension Space that would be covered by the Extension Option. After receipt of the Extension Request, Landlord shall provide its estimate of Fixed Rent for the Extension Term to Tenant by notice (the “Rent Determination Notice”) in writing no later than the date which is fifteen (15) months prior to the Fixed Expiration Date. Tenant must give Landlord written notice (the “Extension Notice”) of its election to exercise the Extension Option and whether or not Tenant disputes Landlord’s determination of the Fixed Rent for the Extension Term by not later than the date which is one year prior to the Fixed Expiration Date. Time is of the essence for all of such dates set forth in this Section 42.1(A)(i). If Tenant does not timely send an Extension Request or Extension Notice pursuant to the provisions of this Section 42.1, this Article 42 shall be null, void and of no force or effect and shall be deemed deleted from this Lease;

                              (ii) Tenant’s Extension Option, at Landlord’s sole option, shall be inapplicable, null, void and of no further force and effect if, either as of the time of the giving of the Extension Request or Extension Notice or as of the Extension Term Commencement Date, any Event of Default under any of the terms and conditions of this Lease shall have occurred and be continuing; and

                              (iii) Tenant (and/or any Related Entity) shall, as of both the giving of the Extension Notice and the Extension Term Commencement Date, (x) be in actual occupancy of at least fifty (50%) percent of the Extension Space and (y) either (1) have met the Financial Requirements or (2) have delivered a Financial Requirements LC to Landlord with respect to the Extension Space. If in any successive year, Tenant’s Net Worth is equal to or greater than $200,000,000, Landlord shall return the Financial Requirements LC delivered in connection with the Extension Space to Tenant.

          (B) The Fixed Rent payable by Tenant to Landlord during the Extension Term shall be increased to an amount equal to the Fair Market Rent (as defined and determined herein), which determination shall be as of nine (9) months prior to the Extension Term Commencement Date.

With respect to the Extension Term, effective as of the Extension Term Commencement Date, (1) the Base Operating Year shall be the Operating Year in which the Extension Term Commencement Date occurs and (2) the Base Taxes shall be the Taxes, as finally determined, for the Tax Year ending immediately prior to the occurrence of the Extension Term Commencement Date.

          Section 42.2 In the event that Tenant shall duly exercise its Extension Option in accordance with this Article 42, and disputes Landlord’s determination of Fixed Rent for the Extension Term and shall be unable to resolve such dispute with Landlord, then Tenant shall initiate the arbitration process provided for herein by designating its arbitrator in a notice (the “Tenant’s Arbitration Notice”) to Landlord (which notice must specify the name, address and telephone number of the person designated to act as an arbitrator on its behalf) given to Landlord no later than thirty (30) days after Tenant shall have delivered the Extension Notice, time being of the essence, and the determination of the Fair Market Rent of the Extension Space shall be made in accordance with the provisions of Section 42.8 hereof, provided, however, that neither Landlord nor Landlord’s arbitrator shall be bound by nor shall any reference be made to the determination of the Fixed Rent which was furnished by Landlord in the Rent Determination Notice, but Landlord’s Submitted Value may not exceed Landlord’s determination of the Fixed Rent for the Extension Term as furnished by Landlord under the Rent Determination Notice. If Tenant fails to deliver the Tenant’s Arbitration Notice as provided above, time being of the essence, then Landlord’s determination of the Fixed Rent during the applicable Extension Term in the Rent Determination Notice shall be final and conclusive.

          Section 42.3 Except as provided in Section 42.1 hereof, and unless the context shall otherwise specifically require, Tenant’s occupancy of the Extension Space during the applicable Extension Term shall be on the same terms and conditions as during the initial Term of this Lease (the “Unextended Term”), provided, however, (a) Tenant shall have no further right to extend the term of this Lease pursuant to this Article 42, (b) Tenant shall not be entitled to any credits or allowances for tenant improvements or similar work to be performed by Tenant or any similar credit or improvement that may be provided pursuant to any other provisions in this Lease, (c) Tenant shall accept the Extension Space during the Extension Term in its then “as is” condition and Landlord shall not be obligated to perform any work or make any improvements of any kind whatsoever except any obligations of Landlord with respect to the repair of Basic Construction of the Building as set forth in Article 4 and Landlord’s obligations with respect to any casualty or condemnation pursuant to Articles 10 and 11 hereof, (d) Tenant shall be obligated, at its sole expense, and subject to the terms and conditions of Article 3, to separately demise the Extension Space, if applicable, and (e)there shall be no rent abatements or concessions of any kind with respect to the Extension Space including without limitation the rent abatement under Section 1.3(B).

          Section 42.4 Time shall be of the essence with respect to the giving of each Extension Notice. The termination of this Lease in full during the Unextended Term or the Extension Term as applicable, shall also automatically, completely and irrevocably without any further act by either party, terminate and render void any option or right on Tenant’s part to extend the term of this Lease pursuant to this Article 42 whether or not such option or right shall have theretofore been exercised. None of Tenant’s options or elections set forth in this Article 42 may be severed from this Lease or separately sold, assigned or transferred.

          Section 42.5 If Tenant exercises its right to extend the Term for an Extension Term pursuant to this Section 42, (i) the phrases “the term of this Lease” or “the term hereof” or “Term” or similar phases as used under the Lease, shall be construed to include the Extension Term, the Expiration Date shall be construed to be the date of the expiration of the Extension Term and the Premises shall be construed to be the Extension Space.

          Section 42.6 If this Lease is renewed for an Extension Term, such exercise shall be self-operative and no further instrument shall be required, however, in confirmation of such extension, Landlord and Tenant may each request that the other execute, acknowledge and deliver, and the parties shall so execute, acknowledge and deliver, an instrument in form reasonably acceptable to each of them confirming the exercise of the applicable Extension Option and the Expiration Date under the applicable Extension Term.

          Section 42.7 The “Fair Market Rent” for the applicable space shall mean the annual fair market rental value for leases of comparable leasable space upon comparable terms in comparable office buildings in midtown Manhattan (including market rents then being charged at the Building for comparable leasable space) based upon the following factors (and the arbitrators to be appointed under Section 42.8 shall be instructed to base their determinations thereon accordingly). For purposes of this Section 42.7, comparable office buildings shall mean properties similar in location, reputation of ownership, amount of space available for lease, tenant roster and financial stability.

          (A) that Landlord and Tenant are typically motivated;

          (B) that Landlord and Tenant are well informed and well advised and each is acting in what it considers its own best interest;

          (C) that a reasonable time under then existing market conditions is allowed for exposure of the applicable space on the open market;

          (D) that in the event the applicable space or any portion thereof have been destroyed or damaged by fire or other casualty, such damage has been fully restored;

          (E) that the applicable space is to be let subject to the provisions of this Lease;

          (F) that the Base Taxes and Base Operating Year are as set forth in this Article 42 or in Article 44, as applicable;

          (G) that Tenant will incur no moving or storage costs;

          (H) that the applicable space will be let in its then “as is” condition, and Landlord will not be paying any work letter or allowance (or providing any free rent period, rent abatement or similar concessions in lieu of a work letter) or performing any work in order to prepare the applicable space for occupancy;

          (I) that the applicable space is to be let by a single user; and

          (J) that the applicable space is on a particular floor in the Building.

          In rendering such determination, the arbitrators shall not modify or assume the modification of the provisions of this Lease except as specifically provided in this Article 42.

          Section 42.8 (A) Within thirty (30) days after Landlord’s receipt of Tenant’s Arbitration Notice, Landlord shall give notice to Tenant specifying the name, address and telephone number of the person designated to act as an arbitrator on Landlord’s behalf (“Landlord’s Arbitration Notice”). If Landlord fails to deliver the Landlord’s Arbitration Notice within such thirty (30) day period, then Landlord’s arbitrator shall be appointed in the same manner as if both arbitrators cannot agree on the appointment of a third arbitrator as set forth in Subsection 42.8(C) below.

          (B) If Landlord designates an arbitrator within the time period specified above, the two arbitrators so chosen shall meet within thirty (30) days after Landlord’s arbitrator is appointed, and shall exchange sealed envelopes each containing such arbitrator’s written determination of the Fair Market Rent. Landlord’s arbitrator shall not be bound by nor shall either arbitrator make any reference to the determination of the Fixed Rent for the space in question which was previously furnished by Landlord to Tenant. The Fair Market Rent specified by Landlord’s arbitrator shall herein be called “Landlord’s Submitted Value” and the Fair Market Rent specified by Tenant’s arbitrator shall herein be called “Tenant’s Submitted Value”. Copies of such written determinations shall promptly be sent to both Landlord and Tenant. Any failure of either such arbitrator to exchange such determinations shall be deemed acceptance of the other party’s arbitrator’s determination as the Fair Market Rent, if, and only if, such failure persists for ten (10) days after notice to the party for whom such arbitrator is acting.

          (C) If the higher determination of Fair Market Rent for the space in question is not more than 105% of the lower determination of such Fair Market Rent, then the Fair Market Rent for such space shall be deemed to be the average of the two determinations. If, however, the higher determination is more than 105% of the lower determination, then within thirty (30) days after the date the arbitrators submitted their respective Fair Market Rent determinations, the two arbitrators shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within thirty (30) days after the submission of the respective arbitrators’ Fair Market Rent determinations to Landlord and Tenant, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment of an arbitrator meeting the requirements under Article 42 by the New York Office of the American Arbitration Association (or any organization successor thereto) in accordance with its rules, practices and procedures; or, if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. Such third arbitrator shall, within thirty (30) days after his or her appointment, choose either the Landlord’s Submitted Value or the Tenant’s

Submitted Value (but no other amount) as the Fair Market Rent of the space in question and send copies of this determination promptly to both Landlord and Tenant and their arbitrators. Whichever of Landlord’s Submitted Value or Tenant’s Submitted Value shall be selected by such third arbitrator shall conclusively be deemed to be the Fair Market Rent.

          (D) Each party shall pay the fees and expenses of the arbitrator appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys’ fees, witness fees and similar expenses of the parties, which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

          (E) Each of the arbitrators selected as herein provided must be a professional employee or principal of an unaffiliated respectable company engaged in the business of real estate brokerage and/or consulting operating in the City of New York with at least ten (10) years’ experience in the leasing and renting, on behalf of either landlords or tenants, of office space in first-class office buildings in Manhattan.

          (F) Each arbitrator shall certify to Landlord and Tenant whether or not, in the previous three (3) years, the arbitrator or his or her company have (x) been retained by Landlord or Tenant or any affiliate of either and/or (y) been involved in an adversarial arbitration or litigation proceeding with either Landlord or Tenant. Landlord and Tenant reserve the right to reject any arbitrator for good cause within ten (10) Business Days after receipt of the certification provided above.

          (G) The arbitration shall be conducted, to the extent consistent with this Article 42, in accordance with the then prevailing rules of the American Arbitration Association (other than the American Arbitration Association rules relating to the appointment of arbitrators), or such other procedures as are agreed to by the arbitrators or the parties hereto. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

          (H) In the event the Tenant elects the aforesaid arbitration process and as of the date on which the Fixed Rent based on the Fair Market Rent was to become effective (the “Applicable Date”) the amount of the Fair Market Rent has not been determined, Tenant shall pay the amount based on the determination by Landlord to be the Fair Market Rent and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the Applicable Date.

ARTICLE 43
RIGHT OF FIRST OFFER

          Section 43.1 If at any time during the Term prior to the date one (1) year before the Fixed Expiration Date (and at any time during the Term and up to one (1) year prior to the expiration date of the Extension Term if Tenant has properly exercised the Extension Option as provided under Article 42), all or any portion of the third (3rd) or sixth (6th) floors has become, or Landlord anticipates will become, available for leasing (all or any portion of such space that becomes available being referred to as the “Offering Space”), and subject to the rights of any Superior Occupant, then Landlord, before offering such space to any other party other than a Superior Occupant, shall offer to Tenant the right (the “ROFO”) to lease such Offering Space on the terms and conditions of this Lease (but exclusive of any rent abatements, tenant allowances or work to be performed by Landlord to prepare the Offering Space for occupancy, except as may specifically be provided in this Article), and such additional terms and conditions as are hereinafter set forth.

          Section 43.2 Any offer pursuant to this Article 43 shall be made by Landlord to Tenant in a written notice (hereinafter called the “Offering Space Notice”) which offer shall set forth, inter alia (a) the Offering Space being offered, (b) the term for which the Offering Space shall be leased (which need not be co-terminus with the Term for the originally demised Premises), (c) Landlord’s calculation of the Fixed Rent for the Offering Space, which shall be comparable to the Fixed Rent at which such space would be offered to third parties (modified to reflect any significant rent abatement, improvement allowance or other concessions Landlord would offer to any such third party unless Landlord elects to give such concessions to Tenant), (d) Landlord’s determination of the number of rentable square feet of and Tenant’s Proportionate Share with respect to the Offering Space being offered, (e) the Base Operating Year, Base Taxes, Tenant’s Operating Share and Tenant’s Tax Share to be applicable to the Offering Space being offered and (f) the date on which Landlord anticipates that the Offering Space will become available for delivery to Tenant in the condition specified in this Section 43.2. Tenant may accept the offer set forth in the Offering Space Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Acceptance Notice”) of such offer within thirty (30) days after delivery by Landlord of the Offering Space Notice to Tenant. Tenant may only accept the offer as to the entire Offering Space described in the Offering Space Notice. Time shall be of the essence with respect to the giving of the Tenant’s Acceptance Notice. Tenant shall accept the Offering Space offered to Tenant vacant, broom clean and “as is” on the Offering Space Inclusion Date, and Tenant agrees that Landlord will not be required to make any improvements therein or have any liability of any kind for any delays in delivery of such space or for failure to deliver same.

          Section 43.3 If Tenant shall duly deliver to Landlord a Tenant’s Acceptance Notice in accordance with this Article, then Tenant shall conclusively and irrevocably be deemed to have accepted Landlord’s offer and this Lease shall automatically and without any further act by either party be deemed to be amended to reflect that Tenant leased all of the Offering Space designated in Tenant’s Acceptance Notice on the terms and conditions set forth in this Article 43 and the Offering Space Notice, and the Offering Space shall be added to and included in the Premises on the later to occur of (i) the date set forth in the Offering Space Notice or (ii) the date that such Offering Space is available for Tenant’s possession in the condition in which such space is required to be delivered in accordance with this Article. Tenant’s exercise of the ROFO shall be self-operative and no further instrument shall be required, provided, however, in confirmation of the exercise of the ROFO, Landlord may request that Tenant execute, acknowledge and deliver, and the Tenant shall so execute, acknowledge and deliver, an instrument in form reasonably acceptable to Landlord confirming the exercise of the ROFO and the terms specific to the Offering Space.

          Section 43.4 If Tenant does not deliver (or fails to timely deliver, time being of the essence) a Tenant’s Acceptance Notice within the thirty (30) day period described in Section 43.2, then Tenant shall have automatically, completely and irrevocably, without any further act by any party, waived its rights under this Article 43 with respect to the leasing of the Offering Space described in the Offering Space Notice and Landlord shall at any and all times thereafter be entitled to lease such Offering Space to others at such rentals and upon such terms and conditions as Landlord in its sole and absolute discretion may desire, whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable, and Landlord shall not be obligated to offer such Offering Space to Tenant if it later becomes available for leasing. Notwithstanding the foregoing, before Landlord may lease such Offering Space set forth in such Offering Space Notice to any proposed tenant for a rental which shall be more than ten (10%) percent less than the rental set forth in the Offering Space Notice with respect to such Offering Space, Landlord shall again offer the Offering Space to Tenant in accordance with the provisions of this Article 43 on the basis of the applicable revised terms.

          Section 43.5 The provisions of this Article 43 shall be effective only if, upon (a) the date the Offering Space becomes available for leasing, (b) the date of the Tenant’s Acceptance Notice and (c) the date the Offering Space becomes available for possession (i) the named Tenant is in actual physical occupancy and possession of an amount of space equal to at least fifty (50%) percent of the Premises previously delivered by Landlord to Tenant, (ii) no Event of Default shall have occurred and be continuing and (iii) Tenant shall (x) have met the Financial Requirements or (y) have delivered a Financial Requirements LC to Landlord with respect to the Offering Space. The rights described in this Article 43 are personal to Coty Inc. and/or any “Related Entity” meeting the criteria specified in Article 12 of this Lease and no person or entity other than the named Tenant or such “Related Entity” shall be entitled to exercise any right granted by this Article 43.

          Section 43.6 “Superior Occupant” shall mean (a) any existing tenant or other occupant of any Offering Space and (b) any tenant or occupant in the Building with respect to which Landlord has prior to the execution of this Lease granted any rights to the Offering Space. No space shall be deemed “available” for leasing if (i) the then tenant of such space or any assignee, subtenant or other occupant holding through or under such tenant, shall enter into any agreement with Landlord extending the lease or other letting agreement affecting such space or (ii) such space is vacant as of the date hereof.

          Section 43.7 The parties hereto acknowledge that the Offering Space is currently and may be in the future occupied by another tenant and/or subtenants and that Landlord shall not deliver to Tenant the Offering Space until such tenant and/or subtenants have vacated and surrendered the Offering Space to Landlord. Landlord represents that, as of the date hereof, the following other tenants in the Building are the only tenants with rights affecting the Offering Space: Advanstar Communications, Inc., Weider Publications Inc., The Segal Company (Eastern States), Inc. and The New York State Office of the Inspector General. Provided that (i) this Lease shall remain in full force and effect, (ii) no Event of Default shall have occurred and be continuing and (iii) Tenant shall not have assigned or sublet any space in the Premises in a manner so as to be unable to fulfill the occupancy requirements of Section 43.5, Landlord will not grant any new rights affecting the Offering Space to any other tenants of the Building until the date one day after one (1) year prior to the Fixed Expiration Date (or one (1) year prior to the expiration date of the Extension Term if Tenant has properly exercised the Extension Option as provided under Article 42), except with respect to Offering Space for which Tenant shall have waived its rights under Section 43.4 or otherwise. If Landlord is unable to give possession of the Offering Space to Tenant because of the holding-over or retention of possession of such tenant and/or subtenants, or any other undertenant or other occupant of the Offering Space, or for any other reason, Landlord shall not be subject to any claims or damages of any kind or nature whatsoever for failure to give possession, and the validity of this Lease shall not be impaired in any manner under such circumstances, Tenant hereby waiving all rights under Section 223-a of the Real Property Law of New York or any successor or similar statute with respect thereto. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts (including, if necessary in Landlord’s sole determination, the commencement of one or more holdover proceedings) to obtain possession of the Offering Space.

ARTICLE 44
OPTION SPACE

          Section 44.1 Provided Tenant shall have given timely notice as hereinafter provided, Tenant shall have the option (the “Space Option”) to lease either 50,000 or 100,000 rentable square feet in the Building, as designated by Landlord (the “Option Space”) upon the terms and subject to the conditions of this Lease (including without limitation the same Term, but exclusive of any rent abatements, tenant allowances, or work to be performed by Landlord to prepare the Option Space for occupancy) and such additional terms and conditions as are hereinafter set forth. Notwithstanding the foregoing, if Tenant exercises the Space Options as provided herein and selects an Option Space of (x) 50,000 rentable square feet, Landlord shall be entitled, based on space availability in the Building as determined by Landlord in its sole discretion, to offer to Tenant (and Tenant shall be obligated to accept) Option Space consisting of between 50,000 and 60,000 rentable square feet, provided that such Option Space consists of full and contiguous floors only, and (y) 100,000 rentable square feet, Landlord shall be entitled, based on space availability in the Building as determined by Landlord in its sole discretion, to offer to Tenant (and Tenant shall be obligated to accept) Option Space consisting of between 90,000 and 110,000 rentable square feet, consisting of full floors only, at least 60,000 rentable square feet of which shall be contiguous. If Tenant selects Option Space of 100,000 rentable square feet, Tenant shall exercise the Space Option by written notice (hereinafter called the “100,000 Space Acceptance Notice”) from Tenant to Landlord given on or before July 1, 2001, time being of the essence. In the event Tenant does not exercise the Space Option for 100,000 rentable square feet on or before July 1, 2001, Tenant shall still be entitled to select Option Space for 50,000 rentable square feet by a written notice (hereinafter called the “50,000 Space Acceptance Notice”) from Tenant to Landlord given on or before October 1, 2001, time being of the essence. In the event Tenant shall deliver either a 50,000 Space Acceptance Notice or a 100,000 Space Acceptance Notice to Landlord within the time period set forth above, Tenant shall be deemed to have irrevocably agreed to lease the applicable Option Space in the Premises effective as of the date (the “Option Space Inclusion Date”) that is the earlier of (i) the later of (A) the date Landlord shall have (x) obtained possession of the Option Space and (y) made the Option Space available for Tenant’s possession free and clear of any and all tenants, subtenants and other occupants and (B) January 1, 2003, and (ii) the date that Tenant or any one claiming under or through Tenant first takes possession of the Option Space, or any part thereof, for the performance of any Alterations or the conduct of business. If Tenant does not deliver a 100,000 Space Acceptance Notice to Landlord on or before July 1, 2001, time being of the essence, then Tenant shall be deemed to have waived and relinquished its right to exercise the Space Option for 100,000 rentable square feet. If Tenant does not deliver a 50,000 Space Acceptance Notice to Landlord on or before October 1, 2001, time being of the essence, then Tenant shall be deemed to have waived and relinquished its right to exercise the Space Option in its entirety and Landlord shall at any and all times thereafter be entitled to lease the Option Space to others at such rentals and upon such terms and conditions as Landlord in its sole discretion may desire. Landlord shall designate the Option Space being offered, in writing, within thirty (30) days after receipt by Landlord of the Space Acceptance Notice.

          Section 44.2 In the event that Tenant shall timely exercise the Space Option in accordance with the provisions of Section 44.1, then in such event effective as of the Option Space Inclusion Date:

          (A) The Fixed Rent for the Premises shall be equal to the Fair Market Rent for the Option Space as determined by Article 42.

          (B) Landlord shall determine and submit the Fixed Rent for the Option Space in a Rent Determination Notice forty-five (45) days after receipt of the Space Acceptance Notice. If Tenant shall dispute Landlord’s determination of the Fair Market Rent for the Option Space and shall be unable to resolve such dispute with Landlord, then Tenant shall initiate the arbitration process by designating its arbitrator in a Tenant’s Arbitration Notice given to Landlord no later than forty-five (45) days after Landlord shall have delivered the Rent Determination Notice, time being of the essence and the determination of the Fair Market Rent shall be made in accordance with the provisions of Section 42.9. If Tenant fails to deliver the Tenant’s Arbitration Notice as provided above, time being of the essence, then Landlord’s determination of the Fixed Rent for the Option Space shall be fixed and conclusive.

          (C) Effective as of the Option Space Inclusion Date, for purposes of calculating the portion of Tenant’s Operating Payment and Tenant’s Tax Payment allocable to the Option Space: (i) the Base Operating Year and the Base Taxes shall be the year in which the Option Space Inclusion Date occurs and (ii) Tenant’s Tax Share attributable to the Option Space shall be and Tenant’s Operating Share attributable to the Option Space shall be appropriately calculated by Landlord.

          Section 44.3 Tenant agrees to accept the Option Space, vacant, broom clean and in its “as is” condition and state of repair existing as of the Option Space Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant’s occupancy thereof.

          Section 44.4 Landlord agrees from time to time upon Tenant’s written request therefor to advise Tenant of the then expected availability of possession of the Option Space for Tenant.

          Section 44.5 Tenant’s exercise of the Space Option shall be self-operative and no further instrument shall be required, provided, however, in confirmation of the exercise of the Space Option, either Landlord or Tenant may require that the parties execute, acknowledge and deliver, and the Tenant shall so exercise, acknowledge and deliver, an instrument in form reasonably acceptable to each of them confirming the exercise of the Space Option.

          Section 44.6 The provisions of this Article 44, at Landlord’s sole option, shall be effective only if, upon both the date of the Option Space Acceptance Notice and the date the Option Space becomes available for possession (x) the named Tenant and/or any Related Entity, meeting the criteria specified in Section 12.4 hereof, is in actual occupancy of at least fifty (50%) percent of all of the rentable space in the Premises, (y) no Event of Default under any of the terms and conditions of this Lease shall have occurred and be continuing and (z) Tenant shall (i) have met the Financial Requirements or (ii) have delivered a Financial Requirements LC with respect to the Option Space. The rights described in this Article are personal to Coty Inc. and/or any “Related Entity” meeting the criteria specified in Article 12 of this Lease and no person or entity other than the named Tenant or such “Related Entity” shall be entitled to exercise any right granted by this Article 44.

          Section 44.7 Landlord shall be obligated to provide Option Space to Tenant on or before January 1, 2003 as provided under this Article 44 free and clear of any and all tenants, subtenants and other occupants. Subject to the foregoing, the parties hereto acknowledge that the Option Space may be or become occupied by another tenant and that Landlord shall not deliver to Tenant the Option Space until such tenant has vacated and surrendered the Option Space to Landlord. If Landlord is unable to give possession of the Option Space to Tenant because of the holding-over or retention of possession of such tenant, or any other undertenant or other occupant of the Option Space, Landlord shall not be subject to any claims or damages of any kind or nature whatsoever for failure to give possession, and the validity of this Lease shall not be impaired in any manner under such circumstances Tenant hereby waiving all rights under Section 223-a of the Real Property Law of New York or any successor or similar statute with respect thereto. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts (including, if necessary in Landlord’s sole determination, the commencement of one or more holdover proceedings) to obtain possession of the Option Space.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

LANDLORD:

ONE PARK AVENUE TENANT LLC

By: ONE PARK AVENUE MANAGER LLC, Manager

By:	/s/ Andrew Penson

Name: Andrew Penson
Title: Authorized Signatory

TENANT:

COTY INC.

By:	/s/ Francis X. Suozzi

Name: Francis X Suozzi
Title: Senior Vice President - Finance

APPENDIX TO LEASE
DEFINITIONS

The following terms shall have the meaning set forth below:

“Abatement Period” shall have the meaning set forth in Section 1.3(B).

“Additional Rent” shall mean any and all sums of any kind or nature whatsoever due, owing or payable to Landlord pursuant to the terms and conditions of this Lease, other than Fixed Rent, but specifically including (without limitation) Escalation Rent.

“Affiliate of any Person” shall mean any person or entity which directly or indirectly, controls or is controlled by or is under the common control (as defined in Section 12.4) of such Person.

“Agent” shall mean the managing agent for the Building which is, as of the date hereof, Insignia/ESG, Inc. 200 Park Avenue, New York, New York 10166.

“Alterations” shall mean any alterations, installations, replacements, improvements, additions and other physical changes in or about the Premises (whether structural, nonstructural or otherwise) and shall include, without limitation, the Initial Alterations.

“Alternate Service Provider” shall have the meaning set forth in Section 13.5.

“Applicable Date” shall have the meaning set forth in Section 42.9(H).

“Applicable Rate” shall mean the lesser of (x) five (5) percentage points per annum above the then current Base Rate and (y) the maximum rate permitted by applicable law.

“Assessed Valuation” shall have the meaning set forth in Section 27.1(A).

“Assignment Profit” shall have the meaning set forth in Section 12.7(A)(1).

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., including any amendments thereto and any successor statute thereto or any statute of similar nature and purpose.

“Base Operating Year” shall have the meaning set forth in Section 27.1(B).

“Base Rate” shall mean the rate of interest publicly announced from time to time by The Wall Street Journal, or its successor, as the prime rate (or such other term as may be used, from time to time, for the rate presently referred to as the prime rate). In the event that the “prime rate” (or other term used for the rate currently called the “prime rate”) shall cease to be published by The Wall Street Journal, then Landlord shall designate another nationally recognized publication that publishes the “prime rate” or, if no such other nationally recognized publication publishes the “prime rate,” Landlord will designate a comparable reference rate hereunder.

- i -

“Base Taxes” shall have the meaning set forth in Section 27.1(C).

“Basic Construction of the Building” shall mean the demising walls, structural slabs constituting the floors and ceilings, structural columns, exterior walls and Building Systems to the extent necessary to be delivered to the Premises, or to such other more remote location where the point of connection of the Independent Systems to the Building Systems is located or is to be located pursuant to the terms hereof (and in all events shall exclude the distribution of any such Building Systems within the Premises).

“Broker” shall have the meaning set forth in Article 34.

“Building” shall mean all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land (and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor), known by the address of One Park Avenue, New York, New York.

“Building Systems” shall mean the mechanical (including without limitation heating, ventilation and air conditioning), electrical, elevator, plumbing, life safety, steam and other service systems of the Building serving space in the Building generally (whether inside or outside the Premises), exclusive of the Independent Systems.

“Business Days” shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York or the Federal Government or by the labor unions servicing the Building as legal holidays.

“Commencement Date” shall mean the date of this Lease.

“Comparable Space” shall mean space in the Building of a size that is no more than 25% smaller, and no more than 25% larger, than the space in the Building to which it is being compared.

“Construction Procedures” shall mean the construction procedures, rules and regulations established by Landlord with respect to work in the Building, and substantially in the form annexed hereto and made a part hereof as Schedule H, which procedures, rules and regulations shall be enforced on a non-discriminatory basis to all tenants in the Building, and such other further procedures, rules and regulations as Landlord or Landlord’s agents may from time to time adopt, effective as to Tenant from and after notice is given to Tenant.

“Contractor List” shall have the meaning set forth in Section 3.1(D)(1).

“Consumer Price Index” shall mean the Consumer Price Index for All Urban Wage Earners, New York, N.Y.-Northeastern New Jersey Areas, All items (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index thereto, appropriately adjusted.

“Current Operating Year” shall have the meaning set forth in Section 27.3(C).

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“Current Service Provider” shall have the meaning set forth in Section 13.5.

“Damages Notice” shall have the meaning set forth in Section 37.5.

“Decorative Alterations” shall mean Alterations solely within the Premises of a decorative nature, such as painting, carpeting and wall papering.

“Discount Rate” shall mean the rate of interest equal to 3.5% below the Base Rate.

“Dwyer Unit” shall mean kitchen facilities for the refrigeration, preparation, cooking and service of food consisting solely of a refrigerator, microwave oven, dishwasher, sink, ice maker and coffee and espresso machine.

“Early Termination Date” shall have the meaning set forth in Section 12.9(A).

“Election Notice” shall have the meaning set forth in Section 12.6(B).

“Escalation Rent” shall mean the Tax Payment and Tenant’s Operating Payment, collectively.

“Estimated Compliance Costs” shall have the meaning set forth in Section 15.2.

“Event of Default” shall have the meaning set forth in Section 16.1.

“Excess Net Sums” shall have the meaning set forth in Section 12.6(G).

“Existing Superior Lease” shall have the meaning set forth in Section 7.1(D)(1).

“Expiration Date” shall mean the Fixed Expiration Date or such earlier or later date on which the Term shall sooner or later end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

“Extension Notice” shall have the meaning set forth in Section 42.1(A).

“Extension Option” shall have the meaning set forth in Section 42.1(A).

“Extension Reguest” shall have the meaning set forth in Section 42.1(A).

“Extension Space” shall have the meaning set forth in Section 42.1(A).

“Extension Term” shall have the meaning set forth in Section 42.1(A).

“Extension Term Commencement Date” shall have the meaning set forth in Section 42.1(A).

“Fair Market Rent” shall have the meaning set forth in Section 42.8.

- iii -

“Financial Requirements” shall mean with respect to a particular entity that such entity has a Net Worth, after giving effect to the applicable transaction, if any, equal to or greater than $150,000,000.

“Financial Requirements LC” shall mean a clean, standby, irrevocable letter of credit in an amount equal to $1,500,000 for every 50,000 rentable square feet, (proportionately adjusted for floors of 30,000 rentable square feet or portions of full floors based upon the actual rentable square feet) of the Extension Space, Offering Space or Option Space, as applicable, and otherwise meeting the requirements for the Security Letter under Section 31.2.

“Fixed Expiration Date” shall mean the last day of the month in which occurs the date which is fifteen (15) years after the Rent Commencement Date.

“Fixed Rent” shall have the meaning set forth in Section 1.2.

“Governmental Authority (Authorities)” shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

“Hazardous Materials” shall mean, collectively, any pollutant, contaminant, flammable, explosive or radioactive material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Requirement of Law or the removal of which is required, or the manufacture, use, maintenance, storage, ownership or handling of which is restricted, prohibited, regulated or penalized by any Requirement of Law, and shall include, without limitation:

          (i) those substances included within the definition of “hazardous substances”, “extremely hazardous”, “hazardous materials”, “hazardous waste”, “toxic substances” or “solid waste” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Sections 11001-11050, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and in the regulations adopted and promulgated pursuant to said laws, and any successor statutes or regulations thereto;

          (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and any amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and any amendments thereto);

- iv -

          (iii) such other substances, materials and wastes which are regulated as to the manner of use, storage or disposal under any Requirement of Law, or which are classified as hazardous or toxic under any Requirement of Law;

          (iv) any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos or lead, and any asbestos or asbestos containing substance; and

          (v) any waste, substance or material that exhibits any of the characteristics enumerated in 40 C.F.R. Section 261.20-261.24, inclusive, or any “extremely hazardous” substance listed under Section 302 of the Superfund Amendment and Reauthorization Act of 1986 (“SARA”), and any successor statutes or regulations thereto, that are present in excess of or equal to threshold planning or reportage quantities defined under SARA.

“HVAC” shall mean heat, ventilation and air conditioning.

“HVAC Specifications” shall have the meaning set forth in Section 28.2(A).

“Indemnitees” shall mean Landlord, Agent, their respective direct and indirect partners, and their respective shareholders, officers, directors, employees, agents and contractors.

“Independent Systems” shall mean the HVAC, mechanical, electrical, plumbing, sanitary, sprinkler, smoke purge and life safety and other service systems (or the applicable portions thereof) specifically servicing the Premises and not other portions of the Building, it being understood that any facilities and systems which exclusively service the Premises and do not service other tenants or space in the Building outside the Premises (even though connected to systems outside the Premises) shall be deemed to constitute “Independent Systems.”

“Initial Alterations” shall mean any initial Alterations to be made by Tenant to prepare the Premises or any part thereof for Tenant’s occupancy.

“Internal Components” shall have the meaning set forth in Section 37.13.

“Landlord”, on the date as of which this Lease is made, shall mean One Park Avenue Tenant LLC., a New York limited liability company, having an office at c/o Argent Ventures LLC, 335 Madison Avenue, New York, New York 10017, but thereafter, “Landlord” shall mean only the then current tenant under the Existing Superior Lease or any replacement thereof or if there is no Superior Lease with respect to the Real Property then the fee owner of the Real Property.

“Landlord’s Arbitration Notice” shall have the meaning set forth in Section 42.9.

“Landlord’s Contribution” shall have the meaning set forth in Section 41.1.

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“Landlord’s Costs” shall mean any and all reasonable and actual costs and expenses paid or incurred to effect the assignment or sublease contemplated under Section 12.8, including, without limitation, legal fees, marketing expenses, advertising expenses, brokerage commissions, free rent and other monetary inducements and new or additional improvements to prepare the space for occupancy (and any work allowance given in lieu of or in addition to performance of any improvements).

“Landlord’s Estimate” shall have the meaning set forth in Section 27.3(C).

“Landlord’s Rate Schedule” shall mean, for any period, the rate schedule for both Kilowatts of demand and Kilowatt Hours of consumption at which Landlord purchases electricity for the Building (or the portion thereoftor which Landlord purchases electricity from time to time) from the utility company serving the Building during such period, including all fuel purchase surcharges, fees, charges, taxes and amounts of every kind which may be included in such schedule.

“Landlord’s Restoration Work” shall have the meaning set forth in Section 10.1.

“Landlord’s Share” shall have the meaning set forth in Section 41.1.

“Landlord’s Submitted Value” shall have the meaning set forth in Section 42.9(B).

“Landlord’s Work” shall have the meaning set forth in Section 19.1.

“Lessor(s)” shall mean a lessor under a Superior Lease.

“Major Subletting” shall mean a subletting meeting all of the requirements of this Lease and (a) for a term of at least ten (10) years, (b) for at least one full floor of the Premises and (c) at a sublease rental rate equal to or greater than the then Fixed Rent under this Lease (increasing as Fixed Rent increases under this Lease) (with a full pass through of Escalations).

“Major Subtenant” shall mean the subtenant with respect to a Major Subletting. Each Major Subtenant shall also be deemed a Substantial Subtenant.

“Minor HVAC Alterations” shall mean those non-structural changes to the HVAC system which (a) do not require a building permit, (b) only impact HVAC ducts and fans located solely within the Premises and (c) do not require relocation or replacement of the individual HVAC units.

“Mortgage(s)” shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

“Mortgagee(s)” shall mean any trustee, mortgagee or holder of a Mortgage.

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“Net Worth” shall mean, with respect to a particular entity, the net worth of such entity determined in accordance with generally accepted accounting principles, consistently applied, including goodwill, based upon 1999 United States GAAP standards, and further based upon audited financial statements of such entity from the end of the fiscal year of the year prior to the date such net worth is being determined.

“Offering Space” shall have the meaning set forth in Section 43.1.

“Offering Space Notice” shall have the meaning set forth in Section 43.2.

“Operating Expenses” shall have the meaning set forth in Section 27.1(D).

“Operating Statement” shall have the meaning set forth in Section 27.1 (E).

“Operating Year” shall have the meaning set forth in Section 27.1 (F).

“Option Space” shall have the meaning set forth in Section 44.1.

“Option Space Inclusion Date” shall have the meaning set forth in Section 44.1.

“Overtime Periods” shall have the meaning set forth in Section 28.3.

“Parties” shall have the meaning set forth in Section 37.2.

“Partnership Tenant” shall have the meaning set forth in Article 29.

“Permitted Materials” shall have the meaning set forth in Section 2.3.

“Person(s) or person(s)” shall mean any natural person or persons, a partnership, a limited liability company, a corporation and any other form of business or legal association or entity.

“Plaque” shall have the meaning set forth in Section 37.15.

“Plaque Notice” shall have the meaning set forth in Section 37.15.

“Plaque Right” shall have the meaning set forth in Section 37.15.

“Premises” shall mean all of the space on the fourth and fifth floors of the Building, all substantially as shown hatched on the floor plan attached hereto as Schedule A and made a part hereof, as the same may be adjusted during the Term pursuant to the terms hereof. The term “Premises” shall exclude any and all portions of the space demised to Tenant constituting the Basic Construction of the Building and/or Building Systems.

“Real Property” shall mean the Building, together with the plot of land upon which it stands.

“Related Entity” shall have the meaning set forth in Section 12.4.

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“Rent Commencement Date” shall have the meaning set forth in Section 1.3(B).

“Rent Determination Notice” shall have the meaning set forth in Section 42.1(A).

“Rental” shall mean and be deemed to include Fixed Rent, Escalation Rent and all Additional Rent.

“Requirements of Law” shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property.

“Restoration Notice” shall have the meaning set forth in Section 10.2(B).

“ROFO” shall have the meaning set forth in Section 43.1.

“Rules and Regulations” shall mean the rules and regulations annexed hereto and made a part hereof as Schedule B, and such other and further rules and regulations as Landlord or Landlord’s agents may from time to time adopt, effective as to Tenant from and after notice is given to Tenant.

“Secured Area” shall mean a portion of the Premises not to exceed 1,000 rentable square feet in the aggregate to be designated as the Secured Area by Tenant from time to time in writing (including with such writing a floor plan indicating the proposed Secured Area), subject to the written consent by Landlord in each instance (such consent not be unreasonably withheld or delayed).

“Security Letter” shall have the meaning set forth in Section 31.2.

“50,000 Space Acceptance Notice” shall have the meaning set forth in Section 44.1.

“100,000 Space Acceptance Notice” shall have the meaning set forth in Section 44.1.

“Space Option” shall have the meaning set forth in Section 44.1.

“Sublease Profit” shall have the meaning set forth in Section 12.7(A)(2).

“Substantial Completion” shall have the meaning set forth in Section 19.2(B).

“Substantial Subtenant” shall mean a subtenant occupying at least twenty-five (25%) percent of the aggregate rentable square feet of its floor in the Building.

“Superior Lease(s)” shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord (or any lessor under a Superior

- viii -

Lease) and all renewals, extensions, supplements, amendments and modifications thereof.

“Superior Occupant” shall have the meaning set forth in Section 43.6.

“Tax Payment” shall have the meaning set forth in Section 27.2(H).

“Tax Payment Installment” shall have the meaning set forth in Section 27.1(I).

“Tax Statement” shall have the meaning set forth in Section 27.1(J).

“Tax Year” shall have the meaning set forth in Section 27.1(K).

“Taxes” shall have the meaning set forth in Section 27.1(G).

“Tenant”, on the date as of which this Lease is made, shall mean Coty Inc., a Delaware corporation, having an office at 1325 Avenue of the Americas, 34th Floor, New York, New York 10019, but thereafter “Tenant” shall mean only the tenant under this Lease at the time in question; provided, however, that the initial tenant and any subsequent tenant hereunder shall not be released from liability hereunder in the event of any assignment or further assignment of this Lease.

“Tenant Delay” shall have the meaning set forth in Section 19.2(C).

“Tenant’s Acceptance Notice” shall have the meaning set forth in Section 43.2.

“Tenant’s Arbitration Notice” shall have the meaning set forth in Section 42.2(B).

“Tenant’s Electricity” shall have the meaning set forth in Section 13.1 (A).

“Tenant’s Fixture Costs” shall mean the then unamortized and undepreciated costs of fixtures and leasehold improvements installed at the Premises to the extent paid for by Tenant (and specifically excluding any (i) personal property, furniture and equipment and (ii) fixtures and leasehold improvements installed at the Premises to the extent paid for by Landlord’s Contribution) determined on a straight line basis over the fifteen (15) year Term and expressed as an annual sum per rentable square foot.

“Tenant’s Operating Payment” shall have the meaning set forth in Section 27.3(A).

“Tenant’s Operating Share” shall mean 12.24% which has been computed on the basis of a fraction, the numerator of which (100,000 rsf) is the rentable square footage of the Premises as deemed to be applicable by Landlord and Tenant solely for the purposes of calculating Tenant’s Operating Share and the denominator of which (817,307) is the rentable square footage of the Building (less any retail space at the Building) as deemed to be applicable by Landlord and Tenant solely for the purposes of calculating Tenant’s Operating Share. The Tenant’s Operating Share may be increased or decreased pursuant to the terms hereof.

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“Tenant’s Property” shall mean Tenant’s movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings, decorations and other items of personal property.

“Tenant’s Restoration Work” shall have the meaning set forth in Section 10.1.

“Tenant’s Submitted Value” shall have the meaning set forth in Section 42.9.

“Tenant’s Tax Share” shall mean 11.73% which has been computed on the basis of a fraction, the numerator of which (100,000 rsf) is the rentable square footage of the Premises as deemed to be applicable by Landlord and Tenant solely for the purposes of calculating Tenant’s Tax Share and the denominator of which (852,301) is the rentable square footage of the Building including the retail leasing space in the Building as deemed to be applicable by Landlord and Tenant solely for the purpose of calculating Tenant’s Tax Share. Tenant’s Tax Share may be increased or decreased pursuant to the terms hereof.

“Tenant’s Work Elevator” shall have the meaning set forth in Section 3.4.

“Tentative Monthly Escalation Charge” shall have the meaning set forth in Section 27.3(C).

“Term” shall mean the term of this Lease which shall commence on the Commencement Date and shall expire on the Expiration Date.

“Term Sheet” shall have the meaning set forth in Section 12.6(B).

“Term Sheet Transaction” shall have the meaning set forth in Section 12.6(G).

“Termination Notice” shall have the meaning set forth in Section 10.2(B).

“Transfer Statement” shall have the meaning set forth in Section 12.6(B).

“Unavoidable Delays” shall have the meaning set forth in Article 25.

“Unextended Term” shall have the meaning set forth in Section 42.3.

“Y2K Compliant” shall have the meaning set forth in Section 37.14.

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SCHEDULE A

PREMISES

A- 1

SCHEDULE A

[Floor Plan]

SCHEDULE A (cont.)

[Floor Plan]

SCHEDULE B

RULES AND REGULATIONS

          1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its sole judgment deems best for the benefit of the tenants generally.

          2. No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, provided, that, Tenant may submit to Landlord a list of shades or screens for pre-approval by Landlord and after such approval Tenant shall not be required to obtain Landlord’s consent to any shade or screen set forth on such approved list unless, prior to Tenant’s purchase of such shades and/or screens, Landlord shall notify Tenant in writing that such shade or screen has been removed from such approved list. Tenant may propose additional shades or screens to be added to such approved list, subject to the reasonable approval of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

          3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of any tenant may appear on the entrance door of the Premises on a sign, the size, color and style of which shall be acceptable to Landlord. In the event of the violation of the foregoing by a tenant, if such tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to such tenant.

          4. The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by any tenant nor shall any bottles, parcels or other articles by placed on the window sills or on the peripheral air conditioning enclosures, if any.

          5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust.

          6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by such tenant. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

          7. Subject to any provisions of the lease of any tenant to the contrary, no tenant shall mark, paint, drill into, or in any way deface any part of its premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

          8. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise.

          9. Tenants shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

          10. Tenants, and the employees, agents, contractors, visitors and licensees of tenants, shall not at any time bring or keep upon the premises of any tenant any inflammable, combustible or explosive fluid, chemical or substance or other hazardous materials, except such as are incidental to usual office occupancy and then only in a safe manner that complies with all Requirements of Law and all applicable leases.

          11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless such tenant promptly provides Landlord with the key or combination thereto. Such tenant must, upon the termination of its tenancy, return to

Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord’s expense, such tenant shall pay to Landlord the cost thereof.

          12. No bicycles, vehicles or animals of any kind except for seeing eye dogs shall be brought into or kept by any tenant in or about the premises of any tenant or the Building.

          13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease. The persons employed to move safes and other heavy objects shall be acceptable to Landlord and, if so required by law, shall hold a Master Rigger’s license. Arrangements must be made between Landlord and each tenant for moving large quantities of furniture and equipment by such tenant into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, shall be paid by such tenant to Landlord, on demand.

          14. No tenant shall occupy or permit any portion of its premises to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or as a barber or manicure shop, or as and employment bureau. No tenants shall engage or pay any employees on its premises, except those actually working for such tenant at its Premises, nor advertise for labor giving an address at the Premises.

          14. Tenants shall not purchase spring water, ice, towels or other like service, or accept barbering or bootblacking services at the Premises, from any company or persons not approved by Landlord, which approval shall not be unreasonably withheld or delayed, and at hours and under regulations other than as reasonably fixed by Landlord.

          16. Landlord shall have the right to prohibit any advertising by tenants which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenants shall refrain from or discontinue such advertising.

          17. Landlord reserves the right to exclude from the Building between the hours or 6 p.m. and 8 a.m. and at all hours on days other than Business Days all persons who do not present a pass to the Building signed or approved by Landlord and Landlord may require any person admitted to or leaving the Building to submit appropriate identification. Each tenant shall be responsible for all persons for whom a pass shall be issued at the request of a tenant and shall be liable to Landlord for all acts and omissions of such persons. Any person whose presence in the Building at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom.

During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this or any other Rule or Regulation.

          18. Tenant shall, at its expense, provide artificial light, power and water for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations to the Premises.

          19. The requirements of any tenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

          20. Canvassing, soliciting and peddling in the Building is prohibited and tenants shall cooperate to prevent the same.

          21. There shall not be used in any space, or in the public halls of the Building, either by tenants or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

          22. Except as specifically provided in the applicable lease of a tenant, tenants shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to their employees or to others, or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from their premises. No tenant shall permit the delivery of any food or beverage to its premises, except by such persons delivering the same as shall be approved by Landlord.

          23. All entrance doors in tenants’ premises shall be left locked and all windows shall be left closed by tenants when the tenants’ premises are not in use. Tenants, before closing and leaving their premises at any time, shall turn out all lights.

          24. Landlord shall have the right to require that all messengers and other Persons delivering packages, papers and other materials to a tenant (i) be directed to deliver such packages, papers and other materials to a Person designated by Landlord who will distribute the same to such tenant or (ii) be escorted by a person designated by Landlord to deliver the same to such tenant.

          25. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon each tenant’s premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of such tenant and in such manner as Landlord shall determine.

          26. No machinery or mechanical equipment other than ordinary business machines may be installed or operated in tenants’ premises without Landlord’s prior written consent, and in no case (even where the same are of a type so excepted or as so consented Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; machines and mechanical equipment which may be permitted to be installed and used in tenants’ premises shall be equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

          27. Nothing shall be done or permitted in any tenant’s Premises, and nothing shall be brought into or kept in the any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, ventilating air conditioning, cleaning or other servicing of the Building or any tenant premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

SCHEDULE C

CONTRACTOR LIST

C- 1

SCHEDULE C

SUBCONTRACTOR’S LIST

DEMOLITION	Avanti Demolition & Carting Corp.
Fortune Interior Diamanting Corp.
Liberty Contracting Corp.
Rite-Way Internal Removal, Inc.

CONCRETE:	Biordi, Inc.
Cirocco Ozzino Contracting, Inc.
RCC Concrete Corp.

STEEL:	Burgess Steel Products Corp.
Koenig Iron Works, Inc.
Kraman Iron Works, Inc.
Northeastern Fabricators, Inc.

MILLWORK:	Bauerschmidt & Sons, Inc.
MTD Furniture Corp.
Nordic Interior, Inc.
H&H Woodworking

ARCHITECTURAL METAL & GLASS	A-Val Architectural Metal Corp.
Coordinated Metals, Inc.
D&P Service & Sales, Inc.
Metralite Industries, Inc.

DRYWALL & CARPENTRY:	Curtis Partition Corp.
Dejil Systems, Inc.
Nastasi White Inc.
Superior Acoustics, Inc.
Sweeney & Harkin Carpentry & Drywall Corp.
Varick Drywall, Inc.

ACOUSTICAL CEILINGS:	Nastasi White, Inc.
Superior Acoustics, Inc.
Varick Drywall, Inc.
National Acoustics, Inc.

STONE WORK:	Amadeus Marble & Granite Corp.
Cathedral Marble & Granite, Inc.
William Erath & Sons, Inc.
Interior Design Flooring Corp.

FLOORING & BASE:	Commercial Flooring Specialist Ltd.
Interior Design Flooring Corp.
Pyramid Floor Covering, Inc.

PAINTING & WALLCOVERING:	Bevmax Painting Corp.
Bond Painting Corp.
New York Painting
State Painting

ACCESS FLOORING:	Computer Floors, Inc.
Raised Computer Floors, Inc.
Raised Floor Installation, Inc.

H.V.A.C.:	B.P. Air Conditioning Corp.
Nelson Air Device Corp.
Penguin Air Conditioning Corp.
P.J. Mechanical Corp.
React Industries, Inc.
Wyant Air Conditioning Corp.
Manhattan Mechanical

PLUMBING:	George Breslaw & Sons, Inc.
Lab Plumbing & Heating Co., Inc.
Par Plumbing Company, Inc.
A.S.A. Plumbing, Inc.

SPRINKLERS:	Abco Peerless Sprinkler Corp.
Grinell Fire Protection Systems
National Sprinkler Corp.
Sirina Fire Protection Corp.
Triangle Fire Production Corp.

ELECTRICAL:	Adco Electrical Corp.
Albros Electric Corp.
Forest Electric
Robert B. Samuels, Inc.
Zwicker Electric Co.
Intek Electric

SCHEDULE D

LANDLORD’S WORK

          The following is the “Landlord’s Work” that Landlord shall Substantially Complete at the Premises prior to the dates set forth below (subject to the terms and conditions of Article 19):

1.	Landlord shall install and/or remove radiators, if necessary, so that they are uniform throughout the Premises (prior to December 31, 1999).

2.	Landlord shall repair an/or replace all windows that have been modified to accept exhaust duct work prior to (December 31, 1999).

3.	Landlord shall provide a sprinkler loop as required by code and remove existing sprinklers (within thirty (30) days of Commencement Date).

D- 1

SCHEDULE E

HVAC SPECIFICATIONS

          The Building’s HVAC System shall be capable of maintaining the following temperature conditions within the Premises during regular business operating hours specified in the Lease: (a) a maximum of 73 degrees Fahrenheit (±2°) dry bulb and 50% relative humidity when outdoor conditions do not exceed 93 degrees Fahrenheit dry bulb, and 73 degrees Fahrenheit wet bulb during the cooling season of May 1 through October 15, and (b) a minimum of 70 degrees Fahrenheit (±2°) dry bulb when outdoor conditions are 0 degrees Fahrenheit dry bulb during the heating season of October 16 through April 30. During the heating season of October 16 through April 30, cooling shall be provided from waterside-economizer cooling at no cost to Tenant, provided, that, notwithstanding the foregoing, to the extent the economizer coil is unable to provide sufficient cooling, compressor cooling from the condenser water system shall be provided at Tenant’s sole cost and expense based upon electricity as shown on the electric meter or meters. Such charges for electricity shall be payable by Tenant upon demand and shall constitute Additional Rent. Landlord shall operate the condenser water system on Business Days from 8:00 a.m. to 6:00 p.m. on a year round basis.

          The above specifications are based upon a maximum population density of one person per 100 square feet of usable area, a maximum electric heat gain of 6 watts per square foot of rentable area and a supply of fresh air as required by the applicable state and local building codes. Landlord shall not be responsible for the proper performance of such HVAC system if the Premises (or any room or area thereof) shall be subjected to a greater population density or a greater heat gain than above specified, or if the windows and the public corridor entrance doors of the Premises shall not be kept closed, or if the blinds shall not be lowered in windows of the Premises, or if the tenant improvements in the Premises are not constructed in a manner so as to maximize the efficiency of the Building’s HVAC system.

E- 1

SCHEDULE F

CLEANING SPECIFICATIONS

SCHEDULE OF CLEANING

          Janitorial and Day services will be provided. Monday through Friday, excluding union and/or legal holidays

A.	MAIN LOBBY

	1.	Keep cigarette urns and ashtrays clean, replace with fresh sand as necessary. Contractor will supply sand.

	2.	Dust and wipe polish all sand urns, if applicable.

	3.	Hose wash all rubber mats as needed, and/or vacuum carpet mats.

	4.	Set our rubber mats and/or carpet mats on rainy or snowy days, day or night.

	5.	Clean and polish mail depository and all related metal and trim.

	6.	Wash stone floors such as marble terrazzo and travertine, of the lobby as needed daily with machine buffing nightly.

	7.	Clean Directory boards.

	8.	Clean all glass entrance doors.

	9.	Remove all foreign matter stuck to floor.

	10.	Wash all marble walls as needed or directed by management.

	11.	Clean elevator doors and saddle tracks.

	12.	Damp wipe elevator cab interiors as needed throughout the day.

B.	STAIRWAYS

	1	Sweep down all public stairways.

	2	Remove all marks from floors, walls and doors weekly.

C.	EXTERIOR

	1.	Sweep and hose sidewalks as necessary, weather permitting; remove snow during regular working hours, as necessary.

D.	ELEVATORS

	1.	Police elevators to be kept clean at all times

	2.	Damp wipe and polish exterior doors and interiors of all cabs.

	3.	Remove fingermarks from all public elevator doors.

	4.	Clean all elevator cab door saddles.

	5.	Clean all lighting fixtures in elevators.

	6.	Wash and wax all cap floor nightly ardor vacuum carpet nightly, as necessary.

E.	FREIGHT ELEVATORS

	1.	Clean and sweep outside entranceway to Service elevator.

	2.	Keep elevator cap in clean and neat condition.

	3.	Clean and polish all elevator door saddles on all floors weekly.

	4.	Clean and polish all elevator cab walls weekly.

	5.	Clean and polish all metal weekly.

	6.	Clean exteriors of elevator doors and inside door bucks on all floors once per month.

F.	TENANT OFFICE AREAS

	1.	Sweep and dust mop all composition floor tile.

	2.	Vacuum all carpeting once per week and carpet sweep the remaining four nights.

	3.	Empty wastepaper baskets and bring materials to a designated area in the building.

	4.	Empty and wipe all ashtrays.

	5.	Dust all furniture fixtures, telephones and window sills, using treated cloths.

	6.	Dust all chairs, rails, trim, etc. within an arm’s length reach weekly.

	7.	Dust all baseboards weekly.

	8.	Wash and clean all water fountains and coolers.

	9.	Keep locker and slop sink rooms in a clean and orderly condition.

G.	HIGH DUSTING OFFICE AREAS

          All high dusting will be done once every three (3) months, which will include the following:

	1.	Dust all pictures, frames, charts, graphs and similar wall hangings not reached during nightly cleaning.

	2.	Dust all vertical surfaces such as walls, partitions, ventilating louvers, fresh air grills, window blinds and others not reached during nightly cleaning.

	3.	Dust all overhead pipes, sprinklers, etc.

	4.	Dust all window frames.

H.	PUBLIC TOILET PERIODIC CLEANING

	1.	Sweep, wet mop and rinse clean all flooring with a germicidal cleaning solution.

	2.	Wash and polish all mirrors, powder shelves, bright work, enameled surfaces, etc., including flushometers, piping and toilet seat hinges.

	3.	Wash and wipe dry both sides of all toilet seats with germicidal cleansing solution.

	4.	Wipe clean all toilet tissue, soap, towel and sanitary napkin dispensers.

	5.	Wash and disinfect all basins, bowls, and urinals.

	6.	Dust all partitions, tile walls, enamel surfaces, dispensers and receptacles.

	7.	Empty and clean paper towel and sanitary napkin disposal receptacles.

	8.	Remove wastepaper and refuse to a designated area.

9.

Fill toilet tissue holders, soap dispensers, towel dispensers, and sanitary napkin dispensers (fill sanitary dispensers during business hours as necessary). All lavatory supplies to be provided by ISS for multi-tenant floors, all lavatory supplies to be provided by ISS and billed to tenant on full tenant floors.

I.	PUBLIC LIGHTING

Provide supplies and materials excluding specialty bulbs for building exterior.

J.	DAY PORTER

	1.	Police entire lobby area and elevator cabs.

	2.	Police men’s public toilets on multi-tenant floors to fill toilet tissue, soap, and towel dispensers.

	3.	Clean basement corridors and utility rooms.

	4.	Police employees’ locker rooms.

	5.	Sweep and hose sidewalks, as necessary, weather permitting; remove snow during regular working hours, as necessary.

	6.	Set out rubber mats or carpet mats on rainy days; keep mats in clean condition.

	7.	Sweep and dust all stairways and fire towers weekly; dust all handrails, spindles, and stair risers weekly wet mop stairs monthly.

	8.	Clean mechanical equipment areas when so directed by OWNER.

	9.	Clean roof setbacks and drains when so requested by OWNER.

	10.	Keep frames on building entrance doors in clean condition.

	11.	Clean standpipes and sprinkler connections as necessary.

	12.	Wipe down exterior metal work; marble etc. of building entrance.

K.	DAY SERVICE-DAY MATRON

Duties of Day Matron Monday through Friday, excluding Union and/or Legal Holidays:

	1.	Police ladies’ room on multi-tenant floors, to keep them in clean condition and to fill toilet tissue, soap and towel dispensers.

	2.	Fill sanitary napkin dispensers.

	3.	Collect-coins from sanitary napkin dispensers and turn proceeds over to duly authorized representative.

L.	WINDOW GLASS AND EXTERIOR CLEANING

	1.	Clean windows inside and outside four times per year.

	2.	Clean lobby glass transoms monthly.

	3.	Clean directory glass and mail chute glass in lobby daily.

Mortgage on the Fee

SUBORDINATION,
NON-DISTURBANCE AND ATTORNMENT AGREEMENT

ONE PARK AVENUE TENANT LLC

Landlord

COTY INC.
Tenant

ONE PARK AVENUE FEE LLC
Superior Lessor

ARE ONE PARK AVENUE, LLC
Lender

Premises:

Fourth and Fifth Floors
One Park Avenue
New York, New York

Record and Return to:

James J. Thomas, Esq.
Windels, Marx, Davis & Ives
156 West 56th Street
New York, New York 10019

SUBORDINATION,
NON-DISTURBANCE AND ATTORNMENT AGREEMENT

          This SBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated this 29th day of October, 1999 among ONE PARK AVENUE TENANT LLC, a New York limited liability company having an office c/o Argent Ventures LLC, 551 Fifth Avenue, 34th Floor, New York, New York 10176 (“Landlord”), COTY INC. a Delaware corporation having an office at 1325 Avenue of the Americas, 34th Floor, New York, New York 10019 (“Tenant”), ONE PARK AVENUE FEE LLC (“Superior Lessor”) and ARE ONE PARK AVENUE, LLC (“Lender”).

WITNESSETH:

          WHEREAS, on November 10, 1998, Lender made a loan to the Superior Lessor (the “Loan”), successor in interest to One Park Fee Associates Limited Partnership secured by a mortgage lien and security interest (the “Mortgage”) encumbering the Superior Lessor’s interest in the real property and improvements known as and located at One Park Avenue, New York, New York as more particularly described on Exhibit A hereto (the “Mortgaged Property”);

          WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement affecting a portion of the Mortgaged Property (such portion, the “Premises”) dated October 29, 1999 (the “Lease”);

          WHEREAS, as security for its obligations in respect of the Loan Landlord has assigned to Lender all of Landlord’s right, title and interest in an to all existing and future leases affecting the Mortgaged Property, including the Lease, and the rents payable thereunder;

          WHEREAS, the Lease is subject and subordinate to the Mortgage, and Tenant’s right, title and interest in, to and under the Lease are subject and subordinate to Lender’s right, title and interest in, to and under the Mortgage;

          WHEREAS, Tenant has requested that Lender give certain assurances that, subject to the terms and conditions of this Agreement, Tenant’s possession of the Premises will not be disturbed by reason of foreclosure of the lien of the Mortgage;

          WHEREAS, Lender is only willing to provide such assurances to Tenant upon and subject to the express terms and conditions of this Agreement; and

          WHEREAS, Superior Lessor and Tenant have agreed to execute and deliver this Agreement to Lender.

          NOW, THEREFORE, in consideration of the mutual premises herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

1.

The Lease is and at all times hereafter shall be subject and subordinate in all respects to the Mortgage and to all renewals, modifications, substitutions, consolidations and extensions thereof, and to all other future mortgages affecting the Mortgaged Property held by Lender. Lender hereby consents to the Lease.

2.

Any provision in the Lease to the contrary notwithstanding, a notice by Tenant to Landlord of a default under the Lease by Landlord, which default is of such a nature as to give Tenant a right to terminate the Lease, to reduce the rent payable under the Lease or to credit or offset against future rents, shall be effective only if: (a) such notice is also given to Lender; and (b) Lender shall not have cured or remedied such default by the later to occur of: (i) 30 days after Lender’s receipt of such notice; or (ii) 30 days after the expiration of any applicable notice or grace period under the Lease; provided, however, that if: (A) such default is not reasonably capable of being cured within the applicable period; and (B) Lender shall diligently proceed with its efforts to cure, Lender shall have a reasonable additional period to cure such default. Lender shall have the right, but not the obligation, to remedy or cure any such default.

3.

So long as Tenant is not in default in the payment of rent, additional rent or other charges, or in the performance of any of the terms, covenants or conditions of the Lease, such default continuing beyond any applicable notice or grace period, Tenant’s occupancy of the Premises during the original or any renewal term of the Lease or any extension thereof shall not be disturbed by Lender by reason of foreclosure of the Mortgage, the acceptance by Lender or its designee of a deed in lieu of foreclosure, or the exercise of any remedy available at law, in equity or under the Mortgage. Lender will not join Tenant as a party defendant in any action or proceeding exercising Lender’s rights and remedies arising upon any default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or exercising such rights and remedies. In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action, and Tenant shall be entitled to occupy the Premises (including, to the extent Tenant has properly exercised its options under the Lease, the Extension Space, Option Space and Offering Space, as such terms are defined under the Lease), and enjoy all of its right and interest under the Lease for the full term thereof, including any extended or renewal term provided therein and properly exercised.

4.

Lender’s receipt of the rents payable by Tenant under the Lease, pursuant to the Mortgage or any assignment of the Lease, shall not obligate Lender to perform Landlord’s obligations under the Lease. Tenant shall make all payments under the Lease to Lender or its designee upon receipt of written notice that such right has accrued, and Tenant agrees not to prepay any sums payable by Tenant under the Lease. Lender’s receipt of such rent shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look solely to Landlord for performance of such obligations.

5.

Upon Lender’s succession to the rights of Landlord under the Lease, whether through possession, termination or cancellation of the Lease, surrender, assignment, judicial action, subletting, foreclosure, delivery of a deed in lieu of foreclosure or otherwise, Tenant will attorn to and recognize Lender as the landlord under the Lease, and Lender will accept such attornment and recognize Tenant’s rights of possession and use of the Premises in accordance with the terms of the Lease with the same force and effect as if the Lease was originally between Lender, as landlord, and Tenant, as tenant, subject to Paragraph 6 of this Agreement, upon the then executory provisions of the Lease as it

2

now exists or may hereafter be amended by an amendment thereof consented to in writing by the Landlord, Lender and Tenant, as the case may be. Without further evidence of such attornment and acceptance, Tenant shall be bound by, and shall comply with, each and every term, provision, covenant and obligation contained in the Lease on Tenant’s part to be performed. Except as specifically provided for in Paragraph 6(g) of this Agreement, nothing contained in this Agreement, or in any other instrument including, without limitation, the Lease, shall impose upon Lender an obligation to complete or renovate the Premises for the benefit of Tenant. Tenant’s agreement to attorn shall not be construed as amending Landlord’s obligations under the Lease.

6.	Lender shall not in any way or to any extent be:

(a)

liable for any act or omission of any prior landlord (including Landlord) in contravention of any provision of the Lease so long as Lender is not a Related Party of One Park Avenue Tenant LLC. For the purposes of this Agreement, “Related Party” shall mean with respect to any Person (as such term is defined in the Lease) any corporation, partnership, limited liability company or other entity which shall, and only for so long as such entity continues to, control, be under the control of or be under common control with such Person (the terms “control” and “controlling” as used with respect to a Related Party shall mean the power to direct or cause the direction of management and policy in an entity, whether through ownership of a majority interest in such entity, voting rights or otherwise;

(b)	subject to any offset, claim or defense which Tenant might have against any prior landlord (including Landlord);

(c)	bound by any rent or additional rent which Tenant might have paid more than 30 days in advance to any prior landlord (including Landlord);

(d)

bound by any agreement, surrender or modification of the Lease or of any Lease guaranty made without Lender’s prior written consent or any termination thereof which is not in accordance with the terms of the Lease;

(e)

in any way responsible for any security or other deposit which was delivered to Landlord, and not forfeited by Tenant, but which was not subsequently delivered to Lender so long as Lender is not a Related Party of One Park Avenue Tenant LLC;

(f)	except as specifically provided for in Paragraph 6(g) of this Agreement, bound by any obligation to make any payment

3

to Tenant which was required to be made to any prior Landlord; or

(g)

bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs, restoration and maintenance to the Premises and/or the Building pursuant to the provisions of Article 4, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to this Lease, but only to the extent that such repairs can be reasonably made from the proceeds of any insurance (net of collection, enforcement and other costs) actually made available to Lender, (iii) repairs to the Premises and/or the Building as a result of a partial condemnation pursuant to Article 11, but only to the extent that such repairs can be reasonably made from the proceeds of any award (net of collection, enforcement and other costs) actually made available to such Lender (iv) Landlord’s Work set forth in Schedule D of the Lease, if Lender is a Related Party of One Park Avenue Tenant LLC, and (v) funding Landlord’s Contribution pursuant to the Lease, if Lender is a Related Party of One Park Avenue Tenant LLC.

Notwithstanding the provisions of Paragraph 6(f) and Paragraph 6(g)(v), if a Lender that is not a Related Party of One Park Avenue Tenant LLC succeeds to the interest of the Landlord under the Lease and has not agreed in writing to fund all or any portion of Landlord’s Contribution pursuant to the Lease within sixty (60) days after receipt of either (x) a notice from Tenant after such Lender succeeds to the interest of the Landlord under the Lease of any prior failure of Landlord to fund Landlord’s Contribution or any portion thereof under Section 41.1 (B) of the Lease (together with copies of all requisitions for such disbursement(s) required under Section 41.1(B) of the Lease which Landlord so failed to fund) or (y) a requisition for disbursement of Landlord’s Contribution under Section 41.1(B) of the Lease after such Lender succeeds to the interest of Landlord under the Lease, as the case may be, and/or thereafter does not promptly so fund, a right of offset against such Lender shall be available with respect to Landlord’s Contribution or portion thereof not funded, provided, that (a) with respect to Landlord’s Contribution or portion thereof not funded due to Landlord’s failure to disburse Landlord’s Contribution prior to such Lender’s succession to the interest of Landlord (i) Tenant shall have sent Landlord any notice required under the Lease related thereto, (ii) Tenant shall have notified Lender of Landlord’s failure to disburse Landlord’s Contribution no later than five (5) days (time being of the essence) after Landlord’s failure to fund Tenant’s requisition for disbursement of Landlord’s Contribution as required under Section 41.1(B) of the Lease and (iii) Tenant is entitled to reimbursement for the amounts set forth in such requisition and is not otherwise in default under the Lease and (b) with respect to Landlord’s Contribution or portion thereof that has not been previously requested of any Landlord prior to such Lender and that such Lender has not agreed to fund and/or has not funded after such Lender’s succession to the interest of Landlord, Tenant is entitled to reimbursement for the amounts set forth in such requisition (it being understood that Tenant shall still be required to submit requisitions as provided under Section 41.1(B) of the Lease) and is not otherwise in default under the Lease.

4

          7. If Lender or its designee acquires title to the Mortgaged Property as a result of foreclosure of the Mortgage, acceptance of a deed in lieu of foreclosure, or by obtaining control of the Premises pursuant to the remedies available to Lender at law, in equity, under the Mortgage, or otherwise, Tenant shall have no recourse to any assets of Lender or such designee for any act or omission of Lender or such designee in contravention of any provision of the Lease except with respect to the Lender’s estate in the Mortgaged Property. Lender’s acquisition of title to or control of the Mortgaged Property, or the performance by Lender of any of the obligations of Landlord under the Lease, shall in no event be construed as an assumption of the Lease by Lender. Upon Lender’s or its designee’s acquisition of title to the Mortgaged Property, the Lease shall be deemed automatically modified to include the provisions contained herein notwithstanding any other provisions of the Lease.

          8. Tenant shall execute such other documents as Lender, in its reasonable discretion, may deem necessary or appropriate to evidence the subordination of the Lease to the Mortgage; provided, however, that such documents neither conflict with the provisions of this Agreement nor materially adversely affect the parties’ rights or obligations under the Lease.

          9. Any notice, demand, statement, request or consent given or made hereunder shall be in writing and shall be deemed given on the next business day if sent by Federal Express or other reputable overnight courier and designated for next business day delivery, or on the third day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, addressed to the addresses as set forth below, of the party to whom such notice is to be given, or to such other address or additional party as Landlord, Tenant or Lender, as the case may be, shall in like manner designate in writing.

Copies of notices to Landlord to:

One Park Avenue Tenant LLC
c/o Argent Ventures LLC
551 Fifth Avenue -34th Floor
New York, NY 10176

With a copy to:

Squadron, Ellenoff, Plesent & Sheinfeld, LLP
551 Fifth Avenue
New York, New York 10176
Attention: Alan Katz, Esq.

Copies of notice to Tenant to:

Coty Inc.
1325 Avenue of the Americas -34th Floor
New York, New York 10019
Attention:	Mr. Steven Ford
Mr. Frank Suozzi

5

With a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: Thomas Patrick Dore, Jr., Esq.

Copies of notice to Superior Lessor to:

One Park Avenue Fee LLC
c/o Property Asset Management Inc.
3 World Financial Center -12th Floor
New York, New York 10285
Attention: Marguerite M. Brogan

With a copy to:
Windels, Marx, Davis & Ives
156 West 56th Street
New York, New York 10019
Attention: James J. Thomas, Esq.

With an Additional Copy to:

Hatfield Philips Inc.
285 Peachtree Center Avenue
Marquis Two Tower, Suite 2300
Atlanta, Georgia 30303
Attention: Mr. Robert Hyla

Copies of notice to Lender to:

ARE One Park Avenue, LLC
c/o Property Asset Management Inc.
3 World Financial Center -12th Floor
New York, New York 10285
Attention: Marguerite M. Brogan

With a copy to:

Windels, Marx, Davis & Ives
156 West 56th Street
New York, New York 10019
Attention: James J. Thomas, Esq.

With an additional copy to:

Hatfield Philips Inc.
285 Peachtree Center Avenue
Marquis Two Tower, Suite 2300

6

Atlanta, Georgia 30303
Attention: Mr. Robert Hyla

10.

This Agreement shall be binding upon and shall inure to the parties, their respective heirs, successors and assigns (including without limitation, any successor owner of the interest of the Superior Lessor, Lender or Landlord in the Mortgaged Property by reason of foreclosure of the Mortgage or any designee of Lender under any deed in lieu of foreclosure)

11.

This Agreement shall be governed by, and construed in accordance with the laws of the State in which the Mortgaged Property is located, without giving effect to conflict of laws, principles or otherwise.

12.	This Agreement may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

13.	This Agreement may not be changed, amended or modified in any manner other than by an agreement in writing specifically referring to this Agreement and executed by the parties hereto.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

7

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:	ARE ONE PARK AVENUE, LLC

By:

Name:
Title

LANDLORD:	ONE PARK AVENUE TENANT LLC,
a New York limited liability company

	By:	/s/Andrew Penson

Name: Andrew Penson
Title: Authorized Signatory

SUPERIOR	ONE PARK AVENUE FEE LLC
LESSOR:

By:

Name:
Title

TENANT:	COTY INC., a Delaware corporation

	By:	/s/ Francis X. Suozzi

Name: Francis X. Suozzi
Title: Senior Vice President - Finance

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:	ARE ONE PARK AVENUE, LLC

	By:	/s/ Marguerite M. Brogan

Name: Marguerite M. Brogan
Title: Authorized Signatory

LANDLORD:	ONE PARK AVENUE TENANT LLC,
a New York limited liability company

By:

Name:
Title

SUPERIOR	ONE PARK AVENUE FEE LLC
LESSOR:

	By:	/s/ Marguerite M. Brogan

Name: Marguerite M. Brogan
Title: Authorized Signatory

TENANT:	COTY INC., a Delaware corporation

By:

Name:
Title

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the 29th day of October in the year 1999 before me, the under signed, personally appeared Francis X Suozzi; personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Tanika Federico
TANIKA FEDERICO
Notary Public, State of New York
No. 41-4990703
Qualified in Queens County
Commission Expires January 13, 2000

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the 29th day of October in the year 1999 before me, the under signed, personally appeared Andrew Penson, personally known to me on the basis of satisfactory evidence to be the individual(s) whose name is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Dianna L. Oppegard
DIANNA L. OPPEGARD
Notary Public, State of New York
No. 24-4748622
Qualified in Kings County
Commission Expires August 31, 2001

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the ________ day of ___________ in the year _________________ before me, the under signed, personally appeared ____________, personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK )

          On the 29th day of October in the year 1999 before me, the under signed, personally appeared Marguerite M. Brogan; personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ ILLEGIBLE

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK )

          On the ________ day of ____________ in the year _________________ before me, the under signed, personally appeared ____________, personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK )

          On the 29th day of October in the year 1999 before me, the under signed, personally appeared Marguerite M. Brogan, personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ ILLEGIBLE

EXHIBIT A

Legal Description

Exhibit A

Premises

ALL that certain plot, piece or parcel of land, situate, lying, and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of 32nd Street and the easterly side of Park Avenue;

THENCE easterly along the northerly side of 32nd Street, 230 feet;

THENCE northerly parallel with Lexington Avenue, 197 feet 6 inches to the southerly side of 33rd Street;

THENCE westerly along the southerly side of 33rd Street 230 feet to its intersection with the easterly side of Park Avenue; and

THENCE southerly along the easterly side of Park Avenue, 197 feet 6 inches to the point or place of BEGINNING.

Mortgage on the Leasehold

SUBORDINATION,
NON-DISTURBANCE AND ATTORNMENT AGREEMENT

ONE PARK AVENUE TENANT LLC
Landlord

COTY INC.
Tenant

ARE ONE PARK AVENUE LLC
Lender

Premises:

Fourth and Fifth Floors
One Park Avenue
New York, New York

Record and Return to:

James J. Thomas, Esq.
Windels, Marx, Davis & Ives
156 West 56th Street
New York, New York 10019

SUBORDINATION,
NON-DISTURBANCE AND ATTORNMENT AGREEMENT

          This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated this _____ of October, 1999 among ONE PARK AVENUE TENANT LLC, a New York limited liability company having an office c/o Argent Ventures LLC, 551 Fifth Avenue, 34th Floor, New York, New York 10176 (“Landlord”), COTY INC. a Delaware corporation having an office at 1325 Avenue of the Americas, 34th Floor, New York, New York 10019 (“Tenant”) and ARE ONE PARK AVENUE, LLC (“Lender”).

WITNESSETH:

          WHEREAS, on November 10, 1998, Lender made a loan to the Landlord (the “Loan”), successor in interest to One Park Fee Associates Limited Partnership, secured by a mortgage lien and security interest (the “Mortgage”) encumbering the Landlord’s interest in the property and improvements known as and located at One Park Avenue, New York, New York as more particularly described on Exhibit A hereto (the “Mortgaged Property”);

          WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement affecting a portion of the Mortgaged Property (such portion, the “Premises”) dated October 29th, 1999 (the “Lease”);

          WHEREAS, as security for its obligations in respect of the Loan Landlord has assigned to Lender all of Landlord’s right, title and interest in an to all existing and future leases affecting the Mortgaged Property, including the Lease, and the rents payable thereunder;

          WHEREAS, the Lease is subject and subordinate to the Mortgage, and Tenant’s right, title and interest in, to and under the Lease are subject and subordinate to Lender’s right, title and interest in, to and under the Mortgage;

          WHEREAS, Tenant has requested that Lender give certain assurances that, subject to the terms and conditions of this Agreement, Tenant’s possession of the Premises will not be disturbed by reason of foreclosure of the lien of the Mortgage;

          WHEREAS, Lender is only willing to provide such assurances to Tenant upon and subject to the express terms and conditions of this Agreement; and

          WHEREAS, Landlord and Tenant have agreed to execute and deliver this Agreement to Lender.

          NOW, THEREFORE, in consideration of the mutual premises herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

1.

The Lease is and at all times hereafter shall be subject and subordinate in all respects to the Mortgage and to all renewals, modifications, substitutions, consolidations and extensions thereof, and to all other future mortgages affecting the Mortgaged Property held by Lender. Lender hereby consents to the Lease.

2.

Any provision in the Lease to the contrary notwithstanding, a notice by Tenant to Landlord of a default under the Lease by Landlord, which default is of such a nature as to give Tenant a right to terminate the Lease, to reduce the rent payable under the Lease or to credit or offset against future rents, shall be effective only if: (a) such notice is also given to Lender; and (b) Lender shall not have cured or remedied such default by the later to occur of: (i) 30 days after Lender’s receipt of such notice; or (ii) 30 days after the expiration of any applicable notice or grace period under the Lease; provided, however, that if: (A) such default is not reasonably capable of being cured within the applicable period; and (B) Lender shall diligently proceed with its efforts to cure, Lender shall have a reasonable additional period to cure such default. Lender shall have the right, but not the obligation, to remedy or cure any such default.

3.

So long as Tenant is not in default in the payment of rent, additional rent or other charges, or in the performance of any of the terms, covenants or conditions of the Lease, such default continuing beyond any applicable notice or grace period, Tenant’s occupancy of the Premises during the original or any renewal term of the Lease or any extension thereof shall not be disturbed by Lender by reason of foreclosure of the Mortgage, the acceptance by Lender or its designee of a deed in lieu of foreclosure, or the exercise of any remedy available at law, in equity or under the Mortgage. Lender will not join Tenant as a party defendant in any action or proceeding exercising Lender’s rights and remedies arising upon any default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or exercising such rights and remedies. In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action, and Tenant shall be entitled to occupy the Premises (including, to the extent Tenant has properly exercised its options under the Lease, the Extension Space, Option Space and Offering Space, as such terms are defined under the Lease), and enjoy all of its right and interest under the Lease for the full term thereof, including any extended or renewal term provided therein and properly exercised.

4.

Lender’s receipt of the rents payable by Tenant under the Lease, pursuant to the Mortgage or any assignment of the Lease, shall not obligate Lender to perform Landlord’s obligations under the Lease. Tenant shall make all payments under the Lease to Lender or its designee upon receipt of written notice that such right has accrued, and Tenant agrees not to prepay any sums payable by Tenant under the Lease. Lender’s receipt of such rent shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look solely to Landlord for performance of such obligations.

5.

Upon Lender’s succession to the rights of Landlord under the Lease, whether through possession, termination or cancellation of the Lease, surrender, assignment, judicial action, subletting, foreclosure, delivery of a deed in lieu of foreclosure or otherwise, Tenant will attorn to and recognize Lender as the landlord under the Lease, and Lender will accept such attornment and recognize Tenant’s rights of possession and use of the Premises in accordance with the terms of the Lease with the same force and effect as if the Lease was originally between Lender, as landlord, and Tenant, as tenant, subject to Paragraph 6 of this Agreement, upon the then executory provisions of the Lease as it now exists or may hereafter be amended by an amendment thereof consented to in writing by the Landlord, Lender and Tenant, as the case may be. Without further evidence of such attornment and acceptance, Tenant shall be bound by, and shall comply with, each and every term, provision, covenant and obligation contained in the Lease on Tenant’s part to be performed.

2

Except as specifically provided for in Paragraph 6(g) of this Agreement, nothing contained in this Agreement, or in any other instrument including, without limitation, the Lease, shall impose upon Lender an obligation to complete or renovate the Premises for the benefit of Tenant. Tenant’s agreement to attorn shall not be construed as amending Landlord’s obligations under the Lease.

6.	Lender shall not in any way or to any extent be:

(a)

liable for any act or omission of any prior landlord (including Landlord) in contravention of any provision of the Lease so long as Lender is not a Related Party of One Park Avenue Tenant LLC. For the purposes of this Agreement, “Related Party” shall mean with respect to any Person (as such term is defined in the Lease) any corporation, partnership, limited liability company or other entity which shall, and only for so long as such entity continues to, control, be under the control of or be under common control with such Person (the terms “control” and “controlling” as used with respect to a Related Party shall mean the power to direct or cause the direction of management and policy in an entity, whether through ownership of a majority interest in such entity, voting rights or otherwise;

(b)	subject to any offset, claim or defense which Tenant might have against any prior landlord (including Landlord);

(c)	bound by any rent or additional rent which Tenant might have paid more than 30 days in advance to any prior landlord (including Landlord);

(d)

bound by any agreement, surrender or modification of the Lease or of any Lease guaranty made without Lender’s prior written consent or any termination thereof which is not in accordance with the terms of the Lease;

(e)

in any way responsible for any security or other deposit which was delivered to Landlord, and not forfeited by Tenant, but which was not subsequently delivered to Lender so long as Lender is not a Related Party of One Park Avenue Tenant LLC;

(f)	except as specifically provided for in Paragraph 6(g) of this Agreement, bound by any obligation to make any payment to Tenant which was required to be made to any prior Landlord;

(g)

bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs, restoration and maintenance to the Premises and/or the Building pursuant to the provisions of Article 4, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to this Lease, but only to the extent that such repairs can be reasonably made from the proceeds of any insurance (net of

3

collection, enforcement and other costs) actually made available to Lender, (iii) repairs to the Premises and/or the Building as a result of a partial condemnation pursuant to Article 11, but only to the extent that such repairs can be reasonably made from the proceeds of any award (net of collection, enforcement and other costs) actually made available to such Lender (iv) Landlord’s Work set forth in Schedule D of the Lease, if Lender is a Related Party of One Park Avenue Tenant LLC, and (v) funding Landlord’s Contribution pursuant to the Lease, if Lender is a Related Party of One Park Avenue Tenant LLC.

Notwithstanding the provisions of Paragraph 6(f) and Paragraph 6(g)(v), if a Lender that is not a Related Party of One Park Avenue Tenant LLC succeeds to the interest of the Landlord under the Lease and has not agreed in writing to fund all or any portion of Landlord’s Contribution pursuant to the Lease within sixty (60) days after receipt of either (x) a notice from Tenant after such Lender succeeds to the interest of the Landlord under the Lease of any prior failure of Landlord to fund Landlord’s Contribution or any portion thereof under Section 41.1(B) of the Lease (together with copies of all requisitions for such disbursement(s) required under Section 41.1(B) of the Lease which Landlord so failed to fund) or (y) a requisition for disbursement of Landlord’s Contribution under Section 41.1(B) of the Lease after such Lender succeeds to the interest of Landlord under the Lease, as the case may be, and/or thereafter does not promptly so fund, a right of offset against such Lender shall be available with respect to Landlord’s Contribution or portion thereof not funded, provided, that (a) with respect to Landlord’s Contribution or portion thereof not funded due to Landlord’s failure to disburse Landlord’s Contribution prior to such Lender’s succession to the interest of Landlord (i) Tenant shall have sent Landlord any notice required under the Lease related thereto, (ii) Tenant shall have notified Lender of Landlord’s failure to disburse Landlord’s Contribution no later than five (5) days (time being of the essence) after Landlord’s failure to fund Tenant’s requisition for disbursement of Landlord’s Contribution as required under Section 41.1(B) of the Lease and (iii) Tenant is entitled to reimbursement for the amounts set forth in such requisition and is not otherwise in default under the Lease and (b) with respect to Landlord’s Contribution or portion thereof that has not been previously requested of any Landlord prior to such Lender and that such Lender has not agreed to fund and/or has not funded after such Lender’s succession to the interest of Landlord, Tenant is entitled to reimbursement for the amounts set forth in such requisition (it being understood that Tenant shall still be required to submit requisitions as provided under Section 41.1(B) of the Lease) and is not otherwise in default under the Lease.

7.

If Lender or its designee acquires title to the Mortgaged Property as a result of foreclosure of the Mortgage, acceptance of a deed in lieu of foreclosure, or by obtaining control of the Premises pursuant to the remedies available to Lender at law, in equity, under the Mortgage, or otherwise, Tenant shall have no recourse to any assets of Lender or such designee for any act or omission of Lender or such designee in contravention of any provision of the Lease except with respect to the Lender’s estate in the Mortgaged Property. Lender’s acquisition of title to or control of the Mortgaged Property, or the performance by Lender of any of the obligations of Landlord under the Lease, shall in no event be construed as an assumption of the Lease by Lender. Upon Lender’s or its designee’s acquisition of title to the Mortgaged Property, the Lease shall be deemed automatically modified to include the provisions contained herein notwithstanding any other provisions of the Lease.

4

8.

Tenant shall execute such other documents as Lender, in its reasonable discretion, may deem necessary or appropriate to evidence the subordination of the Lease to the Mortgage; provided, however, that such documents neither conflict with the provisions of this Agreement nor materially adversely affect the parties’ rights or obligations under the Lease.

9.

Any notice, demand, statement, request or consent given or made hereunder shall be in writing and shall be deemed given on the next business day if sent by Federal Express or other reputable overnight courier and designated for next business day delivery, or on the third day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, addressed to the addresses as set forth below, of the party to whom such notice is to be given, or to such other address or additional party as Landlord, Tenant or Lender, as the case may be, shall in like manner designate in writing.

Copies of notices to Landlord to:

One Park Avenue Tenant LLC
c/o Argent Ventures LLC
551 Fifth Avenue - 34th Floor
New York, NY 10176

With a copy to:

Squadron, Ellenoff, Plesent & Sheinfeld, LLP
551 Fifth Avenue
New York, New York 10176
Attention: Alan Katz, Esq.
Copies of notice to Tenant to:

Coty Inc.
1325 Avenue of the Americas
34th Floor
New York, New York 10019
Attention: Mr. Steven Ford

Mr. Frank Suozzi

With a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: Thomas Patrick Dore, Jr., Esq.

Copies of notice to Lender to:

ARE One Park Avenue, LLC
c/o Property Asset Management Inc.
3 World Financial Center -12th Floor
New York, New York 10285
Attention: Marguerite M. Brogan

5

With a copy to:

Windels, Marx, Davis & Ives
156 West 56th Street
New York, New York 10019
Attention: James J. Thomas, Esq.

With an Additional Copy to:

Hatfield Philips Inc.
285 Peachtree Center Avenue
Marquis Two Tower, Suite 2300
Atlanta, Georgia 30303
Attention: Mr. Robert Hyla

10.

This Agreement shall be binding upon and shall inure to the parties, their respective heirs, successors and assigns (including without limitation, any successor owner of the Landlord’s interest in the Mortgaged Property by reason of foreclosure of the Mortgage or any designee of Lender under any deed in lieu of foreclosure).

11.

This Agreement shall be governed by, and construed in accordance with the laws of the State in which the Mortgaged Property is located, without giving effect to conflict of laws, principles or otherwise.

12.	This Agreement may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

13.	This Agreement may not be changed, amended or modified in any manner other than by an agreement in writing specifically referring to this Agreement and executed by the parties hereto.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

6

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:	ARE ONE PARK AVENUE LLC,
a New York limited liability company

	By:	/s/ ILLEGIBLE

Name:
Title:

LANDLORD:	ONE PARK AVENUE TENANT LLC,
a New York limited liability company

	By:	/s/ Andrew Penson

Name: Andrew Penson
Title: Authorized Signatory

TENANT:	COTY INC., a Delaware corporation

	By:	/s/ Francis X. Suozzi

Name: Francis X. Suozzi
Title: Senior Vice President - Finance

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:	ARE ONE PARK AVENUE, LLC

	By:	/s/ Marguerite M. Brogan

Name: Marguerite M. Brogan
Title: Authorized Signatory

LANDLORD:	ONE PARK AVENUE TENANT LLC,M
a New York limited liability company

By:

Name:
Title:

TENANT:	COTY INC., a Delaware corporation

By:

Name:
Title:

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the 29th day of October in the year 1999 before me, the under signed, personally appeared Francis X. Suozzi personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Tanika Federico
TANIKA FEDERICO
Notary Public, State of New York
No. 41-4990703
Qualified in Queens County
Commission Expires January 13, 2000

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the 29th day of October in the year 1999 before me, the under signed, personally appeared Andrew Penson personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Dianna L. Oppegard
DIANNA L. OPPEGARD
Notary Public, State of New York
No. 24-4748622
Qualified in Kings County
Commission Expires August 31, 2001

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the 29th day of October in the year 1999 before me, the under signed, personally appeared ____________ personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the 29th day of October in the year 1999 before me, the under signed, personally appeared Marguerite M. Brogan; personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ ILLEGIBLE

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the ________ day of ________ in the year __________________ before me, the under signed, personally appeared ____________; personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the ________ day of ________ in the year __________________ before me, the under signed, personally appeared ____________; personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

EXHIBIT A

Legal Description

Exhibit A

Premises

ALL that certain plot, piece or parcel of land, situate, lying, and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of 32nd Street and the easterly side of Park Avenue;

THENCE easterly along the northerly side of 32nd Street, 230 feet;

THENCE northerly parallel with Lexington Avenue, 197 feet 6 inches to the southerly side of 33rd Street;

THENCE westerly along the southerly side of 33rd Street 230 feet to its intersection with the easterly side of Park Avenue; and

THENCE southerly along the easterly side of Park Avenue, 197 feet 6 inches to the point or place of BEGINNING.

Ground Lease

SUBORDINATION,
NON-DISTURBANCE AND ADORNMENT AGREEMENT

ONE PARK AVENUE TENANT LLC

Landlord

COTY INC.
Tenant

ONE PARK AVENUE FEE LLC
Superior Lessor

Premises:

Fourth and Fifth Floors
One Park Avenue
New York, New York

Record and Return to:

James J. Thomas, Esq.
Windels, Marx, Davis & Ives
156 West 56th Street
New York, New York 10019

SUBORDINATION,
NON-DISTURBANCE AND ATTORNMENT AGREEMENT

          This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated this 29th day of October, 1999 among ONE PARK AVENUE TENANT LLC, a New York limited liability company having an office c/o Argent Ventures LLC, 551 Fifth Avenue, 34th Floor, New York, New York 10176 (“Landlord”), COTY INC. a Delaware corporation with an address at 1325 Avenue of the Americas, 34th Floor, New York, New York 10019, (“Tenant”) and ONE PARK AVENUE FEE LLC (“Superior Lessor”).

WITNESSETH:

          WHEREAS, as of February 1, 1949, Metropolitan Life Insurance Company, as landlord, and 7878 Corporation, as tenant, entered into a lease as heretofore amended from time to time, including, without limitation, that certain Amendment of Lease dated November 10, 1998 between Superior Lessor and Landlord (the “Superior Lease”)for the real property and improvements known as and located at One Park Avenue, New York, New York as more particularly described on Exhibit A hereto (the “Leased Property”);

          WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement affecting a portion of the Leased Property (such portion, the “Premises”) dated October 29, 1999 (the “Lease”);

          WHEREAS, as security for its obligations in respect of the Loan Landlord has assigned to Lender all of Landlord’s right, title and interest in an to all existing and future leases affecting the Mortgaged Property, including the Lease, and the rents payable thereunder;

          WHEREAS, the Lease is subject and subordinate to the Superior Lease, and Tenant’s right, title and interest in, to and under the Lease are subject and subordinate to Superior Lessor’s right, title and interest in, to and under the Superior Lease;

          WHEREAS, Tenant has requested that Superior Lessor give certain assurances that, subject to the terms and conditions of this Agreement, Tenant’s possession of the Premises will not be disturbed by reason of default under the Superior Lease;

          WHEREAS, Superior Lessor is only willing to provide such assurances to Tenant upon and subject to the express terms and conditions of this Agreement; and

          WHEREAS, Superior Lessor and Landlord have agreed to execute and deliver this Agreement to Tenant.

          NOW, THEREFORE, in consideration of the mutual premises herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

1.

The Lease is and at all times hereafter shall be subject and subordinate in all respects to the Superior Lease and to all renewals, modifications, substitutions, consolidations and extensions thereof, and to all other future leases affecting the Leased Property held by Superior Lessor. The Superior Lessor hereby consents to the Lease.

2.

Any provision in the Lease to the contrary notwithstanding, a notice by Tenant to Landlord of a default under the Lease by Landlord, which default is of such a nature as to give Tenant a right to terminate the Lease, to reduce the rent payable under the Lease or to credit or offset against future rents, shall be effective only if: (a) such notice is also given to Superior Lessor; and (b) Superior Lessor shall not have cured or remedied such default by the later to occur of: (i) 30 days after Superior Lessor’s receipt of such notice; or (ii) 30 days after the expiration of any applicable notice or grace period under the Lease; provided, however, that if: (A) such default is not reasonably capable of being cured within the applicable period; and (B) Superior Lessor shall diligently proceed with its efforts to cure, Superior Lessor shall have a reasonable additional period to cure such default. Superior Lessor shall have the right, but not the obligation, to remedy or cure any such default.

3.

So long as Tenant is not in default in the payment of rent, additional rent or other charges, or in the performance of any of the terms, covenants or conditions of the Lease, such default continuing beyond any applicable notice or grace period, Tenant’s occupancy of the Premises during the original or any renewal term of the Lease or any extension thereof shall not be disturbed by Superior Lessor by reason of default of the Superior Lease, or the exercise of any remedy available at law, in equity or under the Superior Lease. Superior Lessor will not join Tenant as a party defendant in any action or proceeding exercising Superior Lessor’s rights and remedies arising upon any default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or exercising such rights and remedies. In the latter case, Superior Lessor may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action, and Tenant shall be entitled to occupy the Premises (including, to the extent Tenant has properly exercised its options under the Lease, the Extension Space, Option Space and Offering Space, as such terms are defined under the Lease), and enjoy all of its right and interest under the Lease for the full term thereof, including any extended or renewal term provided therein and properly exercised.

4.

Superior Lessor’s receipt of the rents payable by Tenant under the Lease, pursuant to the Superior Lease or any assignment of the Lease, shall not obligate Superior Lessor to perform Landlord’s obligations under the Lease. Tenant shall make all payments under the Lease to Superior Lessor or its designee upon receipt of written notice that such right has accrued, and Tenant agrees not to prepay any sums payable by Tenant under the Lease. Superior Lessor’s receipt of such rent shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look solely to Landlord for performance of such obligations.

5.

Upon Superior Lessor’s succession to the rights of Landlord under the Lease, whether through possession, termination or cancellation of the Lease, surrender, assignment, judicial action, subletting, foreclosure, delivery of a deed in lieu of foreclosure or otherwise, Tenant will attorn to and recognize Superior Lessor as the landlord under the Lease, and Superior Lessor will accept such attornment and recognize Tenant’s rights of possession and use of the Premises in accordance with the terms of the Lease with the same force and effect as if the Lease was originally between Superior Lessor, as

2

landlord, and Tenant, as tenant, subject to Paragraph 6 of this Agreement, upon the then executory provisions of the Lease as it now exists or may hereafter be amended by an amendment thereof consented to in writing by the Landlord, Superior Lessor and Tenant, as the case may be. Without further evidence of such attornment and acceptance, Tenant shall be bound by, and shall comply with, each and every term, provision, covenant and obligation contained in the Lease on Tenant’s part to be performed. Except as specifically provided for in Paragraph 6(g) of this Agreement, nothing contained in this Agreement, or in any other instrument including, without limitation, the Lease, shall impose upon Superior Lessor an obligation to complete or renovate the Premises for the benefit of Tenant. Tenant’s agreement to attorn shall not be construed as amending Landlord’s obligations under the Lease.

6.	Superior Lessor shall not in any way or to any extent be:

(a)

liable for any act or omission of any prior landlord (including Landlord) in contravention of any provision of the Lease so long as Superior Lessor is not a Related Party of One Park Avenue Tenant LLC. For the purposes of this Agreement, “Related Party” shall mean with respect to any Person (as such term is defined in the Lease) any corporation, partnership, limited liability company or other entity which shall, and only for so long as such entity continues to, control, be under the control of or be under common control with such Person (the terms “control” and “controlling” as used with respect to a Related Party shall mean the power to direct or cause the direction of management and policy in an entity, whether through ownership of a majority interest in such entity, voting rights or otherwise;

	(b)	subject to any offset, claim or defense which Tenant might have against any prior landlord (including Landlord);

	(c)	bound by any rent or additional rent which Tenant might have paid more than 30 days in advance to any prior landlord (including Landlord);

(d)

bound by any agreement, surrender or modification of the Lease or of any Lease guaranty made without Superior Lessor’s prior written consent or any termination thereof which is not in accordance with the terms of the Lease;

(e)

in any way responsible for any security or other deposit which was delivered to Landlord, and not forfeited by Tenant, but which was not subsequently delivered to Superior Lessor so long as Superior Lessor is not a Related Party of One Park AvenueTenant LLC;

	(f)	except as specifically provided for in Paragraph 6(g) of this Agreement, bound by any obligation to make any payment to Tenant which was required to be made to any prior Landlord;

	(g)	bound by any obligation to perform any work or to make

3

improvements to the Premises except for (i) repairs, restoration and maintenance to the Premises and/or the Building pursuant to the provisions of Article 4, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to this Lease, but only to the extent that such repairs can be reasonably made from the proceeds of any insurance (net of collection, enforcement and other costs) actually made available to Superior Lessor and (iii) repairs to the Premises and/or the Building as a result of a partial condemnation pursuant to Article 11, but only to the extent that such repairs can be reasonably made from the proceeds of any award (net of collection, enforcement and other costs) actually made available to such Superior Lessor; (iv) Landlord’s Work set forth in Schedule D of the Lease, if Superior Lessor is a Related Party of One Park Avenue Tenant LLC, and (v) funding Landlord’s Contribution pursuant to the Lease, if Lender is a Related Party of One Park Avenue Tenant LLC.

Notwithstanding the provisions of Paragraph 6(f) and Paragraph 6(g)(v), if a Lender that is not a Related Party of One Park Avenue Tenant LLC succeeds to the interest of the Landlord under the Lease and has not agreed in writing to fund all or any portion of Landlord’s Contribution pursuant to the Lease within sixty (60) days after receipt of either (x) a notice from Tenant after such Lender succeeds to the interest of the Landlord under the Lease of any prior failure of Landlord to fund Landlord’s Contribution or any portion thereof under Section 41.1(B) of the Lease (together with copies of all requisitions for such disbursement(s) required under Section 41.1(B) of the Lease which Landlord so failed to fund) or (y) a requisition for disbursement of Landlord’s Contribution under Section 41.1(B) of the Lease after such Lender succeeds to the interest of Landlord under the Lease, as the case may be, and/or thereafter does not promptly so fund, a right of offset against such Lender shall be available with respect to Landlord’s Contribution or portion thereof not funded, provided, that (a) with respect to Landlord’s Contribution or portion thereof not funded due to Landlord’s failure to disburse Landlord’s Contribution prior to such Lender’s succession to the interest of Landlord (i) Tenant shall have sent Landlord any notice required under the Lease related thereto, (ii) Tenant shall have notified Lender of Landlord’s failure to disburse Landlord’s Contribution no later than five (5) days (time being of the essence) after Landlord’s failure to fund Tenant’s requisition for disbursement of Landlord’s Contribution as required under Section 41.1(B) of the Lease and (iii) Tenant is entitled to reimbursement for the amounts set forth in such requisition and is not otherwise in default under the Lease and (b) with respect to Landlord’s Contribution or portion thereof that has not been previously requested of any Landlord prior to such Lender and that such Lender has not agreed to fund and/or has not funded after such Lender’s succession to the interest of Landlord, Tenant is entitled to reimbursement for the amounts set forth in such requisition (it being understood that Tenant shall still be required to submit requisitions as provided under Section 41.1(B) of the Lease) and is not otherwise in default under the Lease.

7.

If Superior Lessor or its designee acquires title to the Leased Property as a result of default of the Superior Lease, or by obtaining control of the Premises pursuant to the remedies available to Superior Lessor at law, in equity, under the Superior Lease, or otherwise, Tenant shall have no recourse to any assets of Superior Lessor or such designee for any act or omission of Superior Lessor or such designee in contravention of any provision of the Lease except with respect to the Superior Lessor’s interest in the

4

Leased Property. Superior Lessor’s acquisition of title to or control of the Leased Property, or the performance by Superior Lessor of any of the obligations of Landlord under the Lease, shall in no event be construed as an assumption of the Lease by Superior Lessor. Upon Superior Lessor’s or its designee’s acquisition of title to the Leased Property, the Lease shall be deemed automatically modified to include the provisions contained herein notwithstanding any other provisions of the Lease.

8.

Tenant shall execute such other documents as Superior Lessor, in its reasonable discretion, may deem necessary or appropriate to evidence the subordination of the Lease to the Superior Lease; provided, however, that such documents neither conflict with the provisions of this Agreement nor materially adversely affect the parties’ rights or obligations under the Lease.

9.

Any notice, demand, statement, request or consent given or made hereunder shall be in writing and shall be deemed given on the next business day if sent by Federal Express or other reputable overnight courier and designated for next business day delivery, or on the third day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, addressed to the addresses as set forth below, of the party to whom such notice is to be given, or to such other address or additional party as Landlord, Tenant or Superior Lessor, as the case may be, shall in like manner designate in writing.

Copies of notices to Landlord to:
One Park Avenue Tenant LLC
c/o Argent Ventures LLC
551 Fifth Avenue - 34th Floor
New York, NY 10176

With a copy to:
Squadron, Ellenoff, Plesent & Sheinfeld, LLP
551 Fifth Avenue
New York, New York 10176
Attention: Alan Katz, Esq.

Copies of notice to Tenant to:
Coty Inc.
1325 Avenue of the Americas
34th Floor
New York, New York 10019
Attention:	Mr. Steven Ford
Mr. Frank Suozzi

With a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: Thomas Patrick Dore, Jr., Esq.

5

Copies of notice to Superior Lessor to:
One Park Avenue Fee LLC
c/o Property Asset Management Inc.
3 World Financial Center - 12th Floor
New York, New York 10285
Attention: Marguerite M. Brogan

With a copy to:
Windels, Marx, Davis & Ives
156 West 56th Street
New York, New York
10019 Attention: James J. Thomas, Esq.

With an Additional Copy to:
Hatfield Philips Inc.
285 Peachtree Center Avenue
Marquis Two Tower, Suite 2300
Atlanta, Georgia 30303
Attention: Mr. Robert Hyla

10.

This Agreement shall be binding upon and shall inure to the parties, their respective heirs, successors and assigns (including without limitation, any successor owner of the Superior Lessor’s interest in the Superior Lease).

11.	This Agreement shall be governed by, and construed in accordance with the laws of the State in which the Leased Property is located, without giving effect to conflict of laws, principles or otherwise.

12.	This Agreement may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

13.	This Agreement may not be changed, amended or modified in any manner other than by an agreement in writing specifically referring to this Agreement and executed by the parties hereto.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

6

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:	ONE PARK AVENUE TENANT LLC,
a New York limited liability company

	By:	/s/Andrew Penson

Name: Andrew Penson
Title: Authorized Signatory

SUPERIOR	ONE PARK AVENUE FEE LLC
LESSOR:

By:

Name:
Title:

TENANT:	COTY INC., a Delaware corporation

	By:	/s/ Francis X. Suozzi

Name:Francis X Suozzi
Title: Senior Vice President: Finance

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:	ONE PARK AVENUE TENANT LLC,
a New York limited liability company

By:

Name:
Title:

SUPERIOR	ONE PARK AVENUE FEE LLC
LESSOR:

	By:	/s/ Marguerite M. Brogan

Name: Marguerite M Brogan
Title: Authorized Signatory

TENANT:	COTY INC., a Delaware corporation

By:

Name:
Title:

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the 29th day of October in the year 1999 before me, the under signed, personally appeared Andrew Penson personally known to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Dianna L. Oppegard
DIANNA L. OPPEGARD
Notary Public, State of New York
No. 24-4748622
Qualified in Kings County
Commission Expires August 31, 2001

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK)

          On the 29th day of October in the year 1999 before me, the under signed, personally appeared Francis X. Suozzi personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK)
On the _______ day of __________ in the year _____________ before me, the under signed, personally appeared ____________ personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Tanika Federico
TANIKA FEDERICO
Notary Public, State of New York
No. 41-4990703
Qualified in Queens County
Commission Expires January 13, 2000

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

          On the _______ day of __________ in the year _____________ before me, the under signed, personally appeared ____________ personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK)

          On the _29th day of October in the year 1999 before me, the under signed, personally appeared Marguerite M. Brogan personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ ILLEGIBLE

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK)
On the _______ day of __________ in the year _____________ before me, the under signed, personally appeared ____________ personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument..

EXHIBIT A

Legal Description

Exhibit A

Premises

ALL that certain plot, piece or parcel of land, situate, lying, and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of 32nd Street and the easterly side of Park Avenue;

THENCE easterly along the northerly side of 32nd Street, 230 feet;

THENCE northerly parallel with Lexington Avenue, 197 feet 6 inches to the southerly side of 33rd Street;

THENCE westerly along the southerly side of 33rd Street 230 feet to its intersection with the easterly side of Park Avenue; and

THENCE southerly along the easterly side of Park Avenue, 197 feet 6 inches to the point or place of BEGINNING.

SCHEDULE G-2

SUBORDINATION. NON-DISTURBANCE AND ATTORNMENT AGREEMENT
(CDC MORTGAGE CAPITAL INC.)

G-2

SCHEDULE G-2

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

          THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is entered into as of October __, 1999 the (“Effective Date”) by and between CDC MORTGAGE CAPITAL INC., a New York corporation (the ‘‘Mortgagee”) and COTY INC., a Delaware corporation (hereinafter, the “Tenant”), with reference to the following facts:

          A. ONE PARK AVENUE TENANT LLC, a New York limited liability company, whose address is c/o Argent Ventures LLC, 551 Fifth Avenue, 34th Floor, New York, New York 10176 (the “Landlord”) owns fee simple title or a leasehold interest in the real property described in Exhibit “A” attached hereto (the “Property”).

          B. Mortgagee intends to make a loan to Landlord in the original principal amount of ONE HUNDRED AND TWENTY FIVE MILLION DOLLARS ($125,000,000) (the “Loan”).

          C. To secure the Loan, Landlord intends to encumber the Property by entering into that certain Amended and Restated Mortgage, Assignment of Leases and Rents, and Security Agreement to be dated _____________, 1999 in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) to be recorded in the Recorder’s Office in and for the County of New York, State of New York.

          D. Pursuant to the Lease effective ____________________, 1999 (the “Lease”), Landlord demised to Tenant a portion of the Property consisting of the following (the “Leased Premises”): The entire Fourth and Fifth Floors.

          E. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

          NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1. Definitions. The following terms shall have the following meanings for purposes of this Agreement.

          a. Foreclosure Event. A “Foreclosure Event” means: (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee or its successor, designee or nominee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.

          b. Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

          c. Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

          d. Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

          e. Successor Landlord. A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.

          f. Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

          g. Other Capitalized Terms. If the initial letter of any other term used in this Agreement is capitalized and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

2. Subordination. The Lease shall be, and shall at all times remain, subject and subordinate to the terms of the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage. Mortgagee hereby consents to the Lease.

3. Nondisturbance, Recognition and Attornment.

          a. No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under the Lease beyond any applicable grace or cure periods (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

          b. Nondisturbance and Attornment. If an Event of Default by Tenant is not then continuing, then, when Successor Landlord takes title to the Property: (i) Successor Landlord shall not terminate or disturb Tenant’s possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (ii) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease with the same force and effect as if the

2

          Lease was originally between Successor Landlord, as landlord, and Tenant, as tenant, upon the then-executory provisions of the Lease as it now exists or may hereafter be amended by an amendment consented to by Successor Landlord (except as provided in this Agreement, including, subject to Paragraph 4 hereinbelow); (iii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; (iv) Successor Landlord shall recognize and accept the Tenant as its direct tenant and shall recognize and accept the rights of the Tenant under the Lease; (v) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant; and (vi) subject to the provisions hereof, Tenant shall be entitled to occupy the Leased Premises, including any Extension Space, Option Space or Offering Space (as such terms are defined in the Lease) as provided in the Lease. Tenant acknowledges notice of the Mortgage and assignment of rents, leases and profits from the Landlord to the Mortgagee. Tenant agrees to continue making payments of rents and other amounts owed by Tenant under the Lease to the Landlord and to otherwise recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee (as provided in the Mortgage), and after receipt of such notice the Tenant agrees thereafter to make all such payments to the Mortgagee, without any further inquiry on the part of the Tenant, and Landlord consents to the foregoing.

          c. Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) days of such request.

4. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

          a. Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment, except with respect to any amounts due Tenant pursuant to Article 41 of the Lease.

          b. Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

          c. Payment; Security Deposit. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been delivered to Mortgagee by way of an assumption of escrow accounts or otherwise excepting any obligation to fund any remaining portion of Landlord’s Contribution pursuant to Article 41 of the Lease; (ii) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee; or (iii) to reconstruct or repair improvements following a fire, casualty or condemnation.

3

          d. Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee’s written consent.

          e. Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

5. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Leased Premises from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord’s interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6. Mortgagee’s Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right:

          a. Notice to Mortgagee. Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

          b. Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Property, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within fifteen (15) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee’s cure period shall continue for such additional time (the “Extended Cure Period”) as Mortgagee may reasonably require to either: (i) obtain possession and control of the Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

4

7. Miscellaneous.

          a. Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail. postpaid, registered or certified mail. and addressed to the party to be notified, with return receipt requested or by telefax transmission. with the original machine-generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day. in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall. until changed as herein provided, be as follows:

i.		If to the Mortgagee, at:

CDC Mortgage Capital Inc.
9 West 57th Street
New York, New York 10019
Attn: Gary DiGiuseppe

Telecopy No.: (212) 891-5777

With a copy to:

Kaye, Scholer, Fierman, Hays & Handler. LLP
425 Park Avenue
New York. New York 10022
Attn: Stephen Gliatta, Esq.

Telecopy No.: (212) 836-7156

ii.		If to the Tenant, at:

Coty Inc.
1325 Avenue of the Americas
34th Floor
New York, New York 10019
	Attention:	Mr. Steven Ford
Mr. Frank Suozzi

Telecopy No.: (212) 479-4383

5

With a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attn: Thomas Patrick Dore, Jr., Esq.

Telecopy No.: (212) 450-5738

          b. Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate. If Tenant consists of more than one person or entity, the representations, warranties, covenants and obligations of such persons and entities hereunder shall be joint and several. A separate action may be brought or prosecuted against any such person or entity comprising Tenant, regardless of whether the action is brought or prosecuted against the other persons or entities comprising Tenant, or whether such persons or entities are joined in the action. Mortgagee may compromise or settle with anyone or more of the persons or entities comprising Tenant for such sums, if any, as it may see fit and may in its discretion release anyone or more of such persons or entities from any further liability to Mortgagee without impairing, affecting or releasing the right of Mortgagee to proceed against any one or more of the persons or entities not so released.

          c. Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

          d. Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes. and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

          e. Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs between Successor Landlord and Tenant pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

          f. Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State’s principles of conflict of laws.

6

          g. Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

          h. Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

          i. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[THIS SPACE INTENTIONALLY LEFT BLANK]

7

IN WITNESS WHEREOF, the Mortgagee and Tenant have caused this Agreement to be executed as of the date first above written.

MORTGAGEE:

CDC Mortgage Capital Inc.
a New York corporation

By:

Name:
Title:

TENANT:

COTY INC., a Delaware corporation

By:

Name:
Title:

8

LANDLORD’S CONSENT

          Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD:

ONE PARK AVENUE TENANT LLC,
a New York limited liability company

By:

Name:
Title:

Dated: __________________, 1999

9

MORTGAGEE’S ACKNOWLEDGEMENT

STATE OF NEW YORK	)
:ss.
COUNTY OF NEW YORK	)

          On the ____ day of __________________, in the year _____________, before me, the undersigned, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
(NOTARIAL SEAL)
My Commission Expires:

10

TENANT’S ACKNOWLEDGMENT

STATE OF NEW YORK	)
:ss.
COUNTY OF NEW YORK	)

          On the ____ day of ________________, in the year _________________, before me, the undersigned, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
(NOTARIAL SEAL)
My Commission Expires:

11

LIST OF EXHIBITS

          If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

          Exhibit “A” - Legal Description of the Land

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SCHEDULE H

CONSTRUCTION STANDARDS

H-1

SCHEDULE H

MINIMUM CONSTRUCTION STANDARDS

1.	Vertical Window Blinds or Solar Shades

a)	Window blinds shall be Graber 0-85 Dura-Vue Track, PVC vertical vanes, 3½” wide, white.

b)

All windows must have Building Standard blinds or Solar Shades next to the glass. Tenant supplied drapes and curtains must be placed on the Tenant side of the blinds or Solar Shades and shall not interfere with the operation of the peripheral heating system.

c)	No nail or screw holes are permitted in the window mullion system.

2.	Doors and Hardware

a)

All corridor doors shall be 1 3/4” thick solid core wood full height with hardwood cherry face veneers and shall be DPC-l “Timberland Core” by Weyerhaeuser, or equal with transparent finish matching Halcon Wood finish #CHIIS4, Light Cherry; sample is available from the Owner’s Representative. All interior doors shall be 13/4” thick solid core wood full height.

b)

Door frames in corridors shall be painted 16 gauge welded hollow metal. Use of knockdown door frames is not permitted in the corridors. but may be used within Tenant’s space if no fire-rating is required.

c)	Corridor doors and frames shall be fire rated and furnished with BSA labels.

d)	Locks shall be keyed and master-keyed to conform to Building Management’s requirements.

3.	Ceilings

a)	Acoustical tile for suspended ceilings shall be light colored; dark hues are not permitted. Minimum ceiling height shall be 8’6” high from top of slab.

b)

Ceiling suspension system shall be exposed tee suspension system equal to Armstrong Silhouette 9/16” Bolt-Slot system, intermediate duty. All system supporting components shall conform to New York City Code requirements. Ceiling tiles shall be 2’x2’ grid size.

4.	Drywall

a)

Stud size shall be either 2 1/2” or 3 5/8” installed on 16” centers or of size and/or spacing as code requirements dictate. Studs shall run from floor to slab above. All demising partitions shall conform to NYC code requirement and have sound attenuation blankets.

MINIMUM CONSTRUCTION STANDARDS (continued)

b)

Wallboard shall be 5/8” thick throughout (Fireside type where required) and installed vertically without horizontal joints. Long edges shall be tapered on the face side. Wallboard shall extend 4” minimum above finished ceilings if it does not extend to the slab above. Provide two diagonal braces to slab above at corridor door openings and on long runs (in excess of 20”-0”) of straight corridor partitions.

c)

Provide double studs at both jambs of corridor door frames with a header runner at top of door frames. Studs at corridor doorjambs and on tops of door frames must be screwed to runners at tops and bottoms, both sides. Wallboard at corridor jambs shall be screwed to each stud of the double stud arrangements.

d)	Walls abutting mullions shall have wallboard terminate in metal trim fastened to terminal stud only, not to window glazing beads.

e)	For slab to slab corridor partitions, apply tape and at least one coat of compound to joints above the ceiling line on both sides of wall.

5.	Heating Ventilating and Air Conditioning

a)	All automatic temperature controls will be Delta Direct Digital Controls (DDC) compatible with the base Building system installed by the Building’s BMS contractor.

b)	All interior zone air distribution will be Variable Air Volume (VAV). Equipped with Building standard Delta DDC Controls.

c)	Provide test taps/points at all VAV boxes.

d)

All connections to the condenser water system for supplemental cooling must be provided with temperature and pressure gauges at the supply and return connections. When connecting supplemental system to the Building condenser water risers, wet taps are required.

e)

Supplemental condenser water lines: In order to maximize the life of your supplemental piping, if installed, it is required to be properly flushed and passivated with chemicals prior to placing the system on line. To do this, the piping configuration must include all the required hose connections and bypass piping to permit the system to be flushed without having to have the unit on line. The building’s water treatment vendor will perform the flushing and passivation of the piping. The cost for this shall be the direct responsibility of the tenant.

f)	All supplemental cooling units must be connected to the building’s Building Management System (BMS) for status reporting.

MINIMUM CONSTRUCTION STANDARDS (continued)

g)	All horizontal runouts from chilled water and condenser water risers shall be in copper pipe. All connections of copper pipe to steel risers will utilize a di-electric fitting for corrosion control.

h)

Local booster circulating pumps on connections to supplemental equipment must be provided with a control package which ensures maintenance of a minimum pressure differential of 5 psi between the supply and return risers when the building circulating pumps are in operation.

i)	Perimeter radiator panels shall remain accessible at all times. Twenty-four (24) inches clear space shall be maintained in front of all enclosures.

j)

Air Balancing: A Building Engineer must be present with the air balancer while they are performing this work. Advanced written notice of at least three business days must be provided to the Building Management Office. As a minimum, the following areas must be provided to the Building Management Office. As a minimum, the following areas must be recorded: Supply air at the shaft connection, connection to your space (only necessary if multi-tenanted floor). It is understood that each diffuser will be measured and recorded. In addition to the aforementioned items, the return air leading from you space (only necessary if a multi-tenanted floor) and the return air connection are to be measured and recorded.

k)

Space temperature design: Your design engineer is to include design criteria on the mechanical drawings that will document the conditions under which the space or renovation is being designed for. Information such as , but not limited to the following shall be included: Number of watts per square foot, number of people per square foot, total CFM for space, supply air temperature at diffuser, average space temperature, outside air temperature, and outside relative humidity.

6.	Electrical

a)	Utilize a minimum wire size of #10 gauge for all home runs over 100 feet.

b)	Neutrals shall be a minimum wire size of #10 gauge.

c)	Maintain the integrity of any constant circuits for night lights, exit lights, etc.

d)	Maintain the continuity of the Building fire alarm system at all times.

e)	Where the installation utilizes portions of a previously installed system all abandoned/unused branch circuits must be fully removed back to their source.

7.	Plumbing

a)	Provide insulation on all water piping.

b)	Provide individual electric hot water heaters for all private pantries and toilets.

MINIMUM CONSTRUCTION STANDARDS (continued)

c)	Galvanized steel pipe for domestic hot and cold water piping is not permitted.

d)	Provide branch control valves on all runouts to fixtures or fixture groups.

8.	Class “E”

a)

All life safety devices to be used, must be approved by the Building’s Class “E” vendor. No substitution of devices may be used unless written permission is provided by the Owner or authorized representative.

b)

A combination heat/smoke detector shall be installed, at the tenant’s sole cost, in any room/area regardless of square footage, that is not protected by a sprinkler head. This requirement is not intended to substitute a detector for a sprinkler.

c)

Any testing of new devices and automatic functions must commence and be completed outside the normal building hours of 8:00 A.M. to 6:00 P.M., Monday through Friday, excluding Building Holidays. Advance arrangements of a minimum of five working days must be provided to the Building Management Office.

As a minimum the following must be on site during the test: Building Fire Safety Director, the Electrician who performed the installation and the appropriate number of technicians from the Building’s Class ‘“E” Vendor. All costs pertaining to this testing shall be the sole responsibility of the tenant. Note: Prior to the commencement of the testing of any new device, three revised copies of the Class “E” documentation, including but not limited to the zone list shall be on site the day before for review by the Fire Safety Director.

9.	General

a)

All mechanical equipment, piping, switches, panels, conduits, etc. are to be painted in accordance with the approved building color coding system. All floor and walls in the mechanical/electrical rooms also are to be painted in accordance with the same guidelines.

a)	Any work to be performed by Tenant or multi-tenant floors is subject to Owner’s approval.

SCHEDULE I

PLAQUE SPECIFICATIONS

          The Plaque shall be 15¼ inches in height and 44¼ inches in width, and shall be located on the southerly side of the front entrance of the Building. The Plaque shall be constructed of the same material and contain the same type of lettering as the CHF plaque located on the north side of the front entrance of the Building. The Plaque shall in all other respects be subject to the approval of Landlord in its sole discretion.

I-1

MICHAEL B. ESTABROOKS
VICE PRESIDENT AND TREASURER

September 20, 1999

One Park Avenue Tenant LLC
c/o Argent Ventures LLC
551 Fifth Avenue, 34 Floor
New York, New York 10017

Dear Sir:

CONFIDENTIALITY AGREEMENT

In connection with the evaluation by One Park Avenue Tenant LLC (“you”) of Coty Inc., a Delaware corporation (“the Company”), in connection with a possible lease of space at One Park Avenue, New York City to the Company (hereafter, the “Transaction”), you will obtain certain proprietary business information, whether written, oral, in computer-format or otherwise, whether gathered by inspection or observation, and disclosed after the date of this Agreement, which information shall be referred to as “Confidential Material.”

The term “Confidential Material” includes all information which is proprietary to the Company or proprietary to others and entrusted to the Company, whether or not trade secrets. Confidential Material includes but is not limited to information relating to business plans and to business as conducted or anticipated to be conducted and relating to past, current or anticipated products or services. Confidential Material also includes but is not limited to financial statements; operating and strategic plans; projections or forecasts of financial results; technical notebook records; patent applications; machine, equipment, process and product designs including any drawings and descriptions thereof; unwritten knowledge and “know-how”; operating instructions; training manuals; Company computer programs and print-outs; production and development processes and costs thereof; raw material costs; selling costs; delivery costs; production schedules; customer lists; customer buying and other customer-related records; names and addresses of suppliers and vendors; tax information; mailing lists; product sales records; territory listings; market surveys; marketing plans; long-range plans; salary information; contracts; and correspondence.

The term “you” includes any and all of your directors, officers, employees or agents.

COTY INC.
1325 AVENUE OF THE AMERICAS NEW YORK, N.Y. 10019 TEL (212) 479 4300 FAX (212) 479 4399

Confidentiality

You agree that:

1.	You shall not disclose Confidential Material to any third party except as specifically provided herein;

2.	You will strictly limit the number of copies you make of Confidential Material, and number and maintain a log of such copies as to the recipients thereof;

3.

You will disclose information contained in the Confidential Material and copies of the Confidential Material to only those of your directors, partners, lenders, prospective purchasers, officers, employees, agents, attorneys, accountants, and advisors (hereafter, the “Representatives”) who have a need to know, and then only if those Representatives agree in writing to be individually bound by this Agreement;

4.	You and your Representatives shall use the Confidential Material solely for the purpose of the Transaction;

5.	You are responsible for any breach of this Agreement by you or your Representatives;

6.

If the Transaction does not occur, within five (5) days after being requested by the Company, you and your Representatives shall promptly return or deliver to the Company all material (in whatever medium) containing or reflecting any information in the Confidential Material (whether prepared by the Company or otherwise) and all copies thereof. The portion of the Confidential Material consisting of all documents, including memoranda, notes and other writings whatsoever prepared by you or your Representatives based on the information in the Confidential Material shall be destroyed, and upon request such destruction shall be confirmed in writing to the Company by an authorized officer supervising such destruction; and

7.	Notwithstanding your compliance with item 6 above, you and your Representatives will continue to be bound by all the provisions of this Agreement.

The foregoing confidentiality provisions will not apply to any Confidential Material which (i) was in your possession (other than as a result of your wrongful act) prior to any disclosure thereof to you by or on behalf of the Company and is provable by written records; (ii) is or becomes public information other than through your breach of this Agreement; (iii) is obtained on a non-confidential basis from a source other than the Company, which source has a lawful right to disclose such Confidential Material; or (iv) is required to be disclosed by applicable law, court order or other legal process; provided, however, in the event of a demand for a disclosure pursuant to this clause (iv), you agree to promptly notify the Company, in order to give the

2

Company the opportunity to seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, you agree to furnish only that portion of the Confidential Material which you are advised by opinion of counsel is legally required and to exercise your commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Material.

Waiver

You understand and acknowledge that the Confidential Material (other than the Company’s audited Financial Statements) is being provided without any representation or warranty by the Company as to its accuracy or completeness. You agree that the Company and its directors, officers, employees and agents shall not have any liability to you or your Representatives from the use of the Confidential Material.

Equitable Relief

You agree and acknowledge that the Confidential Material has competitive value and significant damage could result if it were disclosed or used in violation of this Agreement. You acknowledge that, in the event of any breach of this Agreement, the Company may be irreparably harmed and may not be made whole by monetary damages. For this reason, you agree that the Company, in addition to any other remedy to which it may be entitled in law or in equity, will be entitled to an injunction to prevent a breach of this Agreement and/or to compel specific performance of this Agreement. You agree not to oppose the granting of equitable relief on the grounds that money damages are adequate, and you agree to waive, and to cause your Representatives to waive, any requirements for the securing or posting of any bond in connection with such remedy.

General

You agree that no failure or delay by the Company in enforcing any provision of this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. Any waiver, to be effective, must be in writing and signed by the party to be charged with the waiver.

This Agreement shall be governed by and construed under the laws of the State of New York (excluding its choice of law provisions) and shall be for the benefit of the Company and its respective successors and assigns. This Agreement is not assignable by you or your Representatives to any person or entity whatsoever without the prior written consent of Company, which consent may be withheld in the Company’s sole discretion. Any attempted assignment without such written consent shall be null and void.

3

Each person signing this Agreement represents that he or she has full authority to execute this Agreement on behalf of the respective signatory party.

The provisions of this Agreement are severable, and if any provision is determined to be void or unenforceable, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding and enforceable.

This Agreement expresses the entire agreement of the parties with respect to the subject matter hereof and all prior or contemporaneous agreements or negotiations are hereby superseded. This Agreement may be modified or amended only in writing signed by all parties hereto.

Please sign both copies of this Agreement and return one to me. Your execution of this letter will indicate your intention to be legally bound hereby.

Very truly yours,

/s/ Michael B. Estabrooks

Coty Inc.
Michael B. Estabrooks
Vice President and Treasurer

Accepted and Agreed to:
One Park Avenue Tenant LLC

By:	/s/ ILLEGIBLE

Title:	Authorized Signatory

Dated:	9/23/99

4

COTY INC.
1325 Avenue of the Americas - 34th Floor
New York, New York 10019

October 29, 1999

One Park Avenue Tenant LLC
c/o Argent Ventures LLC
551 Fifth Avenue - 34th Floor
New York, New York 10176

Re:	Lease (the “Lease”) between One Park Avenue Tenant LLC
(“Landlord”) and Coty Inc. (“Tenant”) for the Fourth and Fifth floors
(the “Premises”) at One Park Avenue (the “Building”)

Dear Sir:

This letter confirms that Coty Inc. will deliver the security deposit to One Park Avenue Tenant LLC as required under Article 31 of the Lease on or before the close of business on Monday, November 1, 1999. Failure by Coty Inc. to so deliver such security shall be deemed an Event of Default under the Lease.

Very truly yours,

Coty Inc.
Name:	/s/ ILLEGIBLE

Title:	SVP - Finance

Agreed and Accepted:
One Park Avenue Tenant LLC

Name:	/s/ ILLEGIBLE

Title:	Authorized Signatory

ONLY TYPEWRITTEN	DEPARTMENT OF ENVIRONMENTAL PROTECTION		Page 1 of _______
APPLICATIONS WILL
BE ACCEPTED			FOR OFFICE PURPOSES ONLY
	NOT AN ASBESTOS	1.	________________________________
	PROJECT
NOTE:

THIS FORM IS NOT COMPLETED IF THERE IS NO FRIABLE ASBESTOS CONTAINING MATERIAL PRESENT OR IF THE TOTAL AMOUNT OF FRIABLE CONTAINING MATERIAL IS 10 SQUARE FEET OR LESS, OR IS 25 FEET LINEAR OR LESS, OR IS NORMALLY NONFRIABLE ACM (AS PER 10 CFR PART 81.141) IS PRESENT IN ANY AMOUNT

			NYC ______

			ACP5 Fee $
			NYC Dept. of Environmental Protection

ZIP
2.	FACILITY ADDRESS One Park Avenue BORO Manhattan CODE 10016

AKA N/A 3. BLOCK # 4. LOT # 1

5.	BUILDING OWNER One Park Avenue Tenant LLC TEL. #(212) 532 - 3757

ZIP
6.	ADDRESS 335 Madison Avenue STATE NY CODE 10017

7.	CONTACT PERSON Michael Havlurls 8. TEL. #(212) 532 - 3757

9.	DESCRIPTION OF ENTIRE SCOPE OF WORK General Construction, Mechanical, Plumbing, Fire Alarm

and Sprinkler as per drawings dated 4/5 & 14/99 by Horowitz/Herman Architects, P.C.

10.	ESTIMATED START DATE 9/22/99 ESTIMATED COMPLETED DATE 9/26/00 OF THE ENTIRE SCOPE OF WORK.

11.

I,      Larry Jones    , HAVE CONDUCTED AN ASBESTOS INVESTIGATION ON     9/9/99    IN ACCORDANCE WITH THE PROCEDURES REQUIRED BY THE NYC DEP ASBESTOS CONTROL PROGRAM REGULATIONS AND DECLARE THAT AT SAID FACILITY ADDRESS, THE

☐ a.	premises to be demolished are yea of any asbestos containing material (ACM)
☐ b.

premise to be demolished contain 10 square feet or less or 26 linear feet or less of friable ACM or of normally nonmarble ACM that demolition forces may make friable – all ACM shall be removed according to the NYC DOI ICR GO or the NYC DEP Asbestos Regulations

☑ c.

cumulative surfaces of relevant structure(s) affected by an alteration or plumbing repair are free of any friable ACM and free of normally nonfriable ACM that alteration or plumbing repair increase may make friable

☐ d.

cumulative surfaces of relevant structure(s) abatement by an alteration or plumbing repair contain 10 square feet or less or 2b linear feet or less of friable ACM or of normally nonfriable ACM that alteration or plumbing repair forces may make friable removal as in b.

☐ e.	normally nonfriable ACM shall be disturbed/removed in accordance with the NYC DOL ICR b8 or the NYC DEP Asbestos Regulations: Sq Ft ______________________
☐ f.

friable ACM and/or normally nonfriable ACM will NOT be disturbed during alteration/plumbing repair/ modification/renovation. Friable ACM Sq Ft ____________________ Lin Ft ___________________: Nonfriable ACM Sq Ft _______________________

COMPLETE AND THOROUGH ASBESTOS INVESTIGATION PERFORMED OF
STORY (include cellar and basement)	DESCRIBE SECTION OF FLOOR (e.g. entire east wing, _______ boiler room, lobby, ____)	ALL FRIABLE SURFACING MATERIALS INCLUDING FRIABLE ACM AND NORMALLY NONFRIABLE ACM	NUMBER OF SAMPLES ANALYZED	ASBESTOS PRESENT
				YES	NO
3, 4 & 5
	Entire	Wall & Ceiling Plaster	9

13.	NAME OF LABORATORY THAT ANALYZED SAMPLES Ambient Labs, Inc.
14.	FLAP # 10865 NVLAP # 101618-D
NYC DEPT. OF NAME IDENTIFICATION U.S. DEPT. OF NON_____ _____
15.	DATE(S) SAMPLES ANALYZED 9/21/99

AND THAT THE INFORMATION PROVIDED HEREIN IS TRUE AND COMPLETE	SEAL OF THE NYC DEP CERTIFIED ASBESTOS INVESTIGATOR
SIGNED FOR AMBIENT LABS, INC. PROJECT ______________
16.	____ /s/ ILLEGIBLE 9/21/99
SIGNATURE OF NYC DEPT _______________ DATE

17.	__________________________________________________________
NYC DEPT ASBESTOS INVESTIGATION CERTIFICATE NUMBER

NOTE: STORAGE, TRANSPORTATION AND DISPOSAL OF ASBESTOS CONTAMINATED WASTES ARE REGULATED BY THE NYC DEPARTMENT OF SANITATION (LLTD/11)

THE PIECEMEAL CARRYING OUT OF AN OPERATION TO AVOID COVERAGE BY A STANDARD THAT APPLIES ONLY TO OPERATIONS LARGER THAN A SPECIFIED SIZE IS A VIOLATION.

ACM – Asbestos Containing Material = Material Containing Greater Than 1% Asbestos

ANY MODIFICATION OR VARIANCE FROM INFORMATION PROVIDED ON THIS FORM MUST BE REPORTED IMMEDIATELY IN WRITING DIRECTLY TO THE NYC DEPARTMENT OF ENVIRONMENTAL PROTECTION ASBESTOS CONTROL PROGRAM/NYC DEPT. OF ENVIRONMENTAL PROTECTION, 59-17 JUNCTION BLVD. – 8TH FLOOR, ELMHURST, NEW YORK 11575-5107

ACP FILE COPY